                                                                     EXHIBIT 2.1

                          GENERATION EXCHANGE AGREEMENT

                                 by and between

                  DUQUESNE LIGHT COMPANY, on the one hand, and

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                               OHIO EDISON COMPANY
                                       and

                           PENNSYLVANIA POWER COMPANY
                                  on the other





                           Dated as of March 25, 1999
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                          GENERATION EXCHANGE AGREEMENT

         GENERATION EXCHANGE AGREEMENT, dated as of March 25, 1999 (this "Agreement"), by and between Duquesne Light Company, a Pennsylvania corporation ("DLC"), on the one hand, and Ohio Edison Company, an Ohio corporation ("OEC"), Pennsylvania Power Company, a Pennsylvania corporation ("PPC"), and The Cleveland Electric Illuminating Company, an Ohio corporation ("CEIC"), on the other. Each of CEIC, OEC and PPC is a subsidiary (direct or indirect) of FirstEnergy Corp., an Ohio corporation ("FE"), (each such subsidiary, an "FE Subsidiary" and collectively, the "FE Subsidiaries"). DLC, on the one hand, and the FE Subsidiaries, on the other, are referred to individually as a "Party," and collectively, as the "Parties."

                               W I T N E S S E T H

          WHEREAS, DLC and FE, acting on behalf of the FE Subsidiaries and TEC (as defined herein), have entered into an agreement in principle dated October 14, 1998 (the "Agreement in Principle"), regarding the exchange of interests in certain electric generation facilities; and

          WHEREAS, in order to implement the Agreement in Principle with respect to certain fossil fuel power plants the Parties desire to set forth in this Agreement the definitive terms and conditions pursuant to which DLC will convey to the FE Subsidiaries its undivided interests in certain electric generation plants operated by the FE Subsidiaries (Sammis, Mansfield and Eastlake, each as defined herein), and the FE Subsidiaries will convey to DLC their interests in certain electric generation plants (Avon Lake, New Castle and Niles, each as defined herein); and

          WHEREAS, in order to implement the Agreement in Principle with respect to DLC's nuclear generating assets, which are subject to the jurisdiction of the Nuclear Regulatory Commission, simultaneously with the execution of this Agreement, DLC and certain of the other Parties will enter into the Nuclear Generation Conveyance Agreement (the "Nuclear Conveyance Agreement") dated as of the date hereof, substantially in the form of Exhibit A attached hereto, pursuant to which, subject to the terms and conditions thereof, DLC will agree to convey to certain of the FE Subsidiaries all of its rights, title and undivided interest in, and such FE Subsidiaries will agree to assume those obligations of DLC relating to, the assets specified therein (collectively, "DLC Nuclear Assets").

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:
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                                    ARTICLE I

                                   DEFINITIONS

          1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

               (1)  "Accrued FE Liabilities" has the meaning set forth in
          Section 4.3

               (2) "Accrued Liabilities" means, with respect to a Party, the aggregate amount of the liabilities of such Party that are fixed or determinable as of the Exchange Closing Date and that arise out of any of the following obligations incurred by such Party prior to the Exchange Closing Date, except to the extent that any such obligation is allocable to the right of such Party to receive property, services or other benefit after the Exchange Closing Date: (1) any obligation to repay money advanced to or for the benefit of such Party; (2) any obligation to make an expenditure that is includible in the basis of any asset of such Party for income tax purposes as of the Exchange Closing Date; (3) any obligation to make an expenditure that is deductible by such Party and is not includible in such basis; and (4) any obligation to make any expenditure that is not described in clauses (2) or (3).

               (3) "Acquiring Party" means, with respect to the DLC Assets and Assumed DLC Liabilities, the applicable FE Subsidiaries, and with respect to the FE Assets and Assumed FE Liabilities, DLC as to the Accrued FE Liabilities and otherwise as to the ownership of the FE Assets, DLC and the applicable Winning Bidder.

               (4) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

               (5) "Agreement" means this Generation Exchange Agreement, together with the Exhibits and Schedules attached hereto, as the same may be from time to time amended.

               (6) "Agreement in Principle" has the meaning set forth in the Recitals.

               (7) "Ancillary Agreements" means the Auction Agreements, the CAPCO Settlement Agreement, the FE Assignment and Assumption Agreements, the FE (Accrued Liability) Assignment and Assumption Agreements, the DLC Assignment and Assumption Agreements, the Electrical Facilities Agreement, the FE Easement and Attachment Agreements, the FE Connection Agreements, the FE Must-Run Agreements, the Warranty Deeds, the Bill of Sale, the FIRPTA Affidavits, and the Settlement Agreement, in each case as the same may be from time to time amended.

               (8) "Assigned Agreements" means, with respect to DLC, the DLC Agreements, and with respect to the applicable FE Subsidiary, the FE Agreements.

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               (9)  "Assumed DLC Liabilities" has the meaning set forth in
          Section 3.3.

               (10) "Assumed FE Liabilities" has the meaning set forth in
          Section 4.3.

               (11) "Assumed Liabilities" means the Assumed FE Liabilities (including the Accrued FE Liabilities) or the Assumed DLC Liabilities, as applicable.

               (12) "Auction" means the transfer and sale by auction to be undertaken by DLC of the its generating plants (other than the DLC Assets and the DLC Nuclear Assets) and the FE Assets conveyed to DLC under this Agreement.

               (13) "Auction Agreements" means one or more Asset Purchase Agreements, substantially in the form of Exhibit B attached hereto, to be entered into between DLC, the applicable FE Subsidiaries (for the purpose of each such FE Subsidiary making certain representations, warranties, covenants, indemnifications, assignments and deliveries under such Asset Purchase Agreement) and the corresponding Winning Bidders in the Auction, and the ancillary agreements related thereto.

               (14) "Auction Closings" means the closings of the transactions contemplated by the Auction Agreements.

               (15) "Auction Closing Date" means the date on which the Auction Closings occur.

               (16) "Auction Participants" means the Persons qualified by DLC to submit binding bids in the Auction.

               (17) "Auction Plan" means the Generation Auction Plan of DLC filed August 27, 1998, before the PaPUC and approved by the Opinion and Order of the PaPUC No. R-00974104, dated December 18, 1998, as amended from time to time.

               (18) "Avon Lake" means all generating units and related assets located at the generating station known as Avon Lake, as more fully identified on Schedule 4.1(Avon Lake), attached hereto.

               (19) "Benefit Plans" means with respect to each Party, each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in

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          each case, that is sponsored, maintained or contributed to or required to be contributed to by such Party or by any ERISA Affiliate.

               (20) "Bills of Sale" means the Bills of Sale, each substantially in the form of Exhibit C attached hereto, to be delivered by each Conveying Party at the respective Exchange Closing with respect to DLC Tangible Personal Property or FE Tangible Personal Property, as the case may be, included in the Exchange Assets transferred to the respective Acquiring Party.

               (21) "Bond Counsel" has the meaning set forth in Section 8.16(b).

               (22) "Business Day" means any day other than Saturday, Sunday and any day which is a day on which banking institutions in the Commonwealth of Pennsylvania or the State of Ohio are authorized by law or other governmental action to close.

               (23) "CAPCO" means the Central Area Power Coordination Group.

               (24) "CAPCO Agreements" means all contractual arrangements associated with CAPCO related to the Exchange Assets, including those listed on Schedule 1.1(24).

               (25) "CAPCO Settlement Agreement" means that certain CAPCO Settlement Agreement executed by DLC and each applicable Subsidiary of FE, substantially in the form of Exhibit O attached hereto.

               (26) "CEIC" means The Cleveland Electric Illuminating Company, a subsidiary of FE and an Ohio corporation.

               (27) "Capital Spare Parts " means any major equipment items of significant cost that are essential to the operation of an Exchange Asset of a Conveying Party. Such equipment is generally a long lead-time item and, consistent with past practice, has been assigned to the capital base of the Exchange Asset upon delivery and prior to its placement in service. In the case of DLC, its Capital Spare Parts are set forth in Schedule 1.1 (27-DLC) and in the case of the FE Subsidiary's, each FE Subsidiary's Capital Spare Parts are set forth in Schedule 1.1 (27-FE).

               (28) "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

               (29) "Closing Payment" means the DLC Closing Payments or the FE Closing Payments, as appropriate.

               (30) "Closing Payment Balance" means the remaining amount payable after the aggregation or offset of Closing Payments, as provided in
          Section 5.3.

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               (31) "COBRA" means the Consolidated Omnibus Budget Reconciliation
          Act of 1984.

               (32) "COBRA Continuation Coverage" means the requirements of
          Section 4980B(f) of the Code.

               (33) "Code" means the Internal Revenue Code of 1986, as amended.

               (34) "Commercially Reasonable Efforts" means efforts by a Party which are reasonably within the contemplation of the Parties at the time of executing this Agreement and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

               (35) "Computer Systems" means hardware, software, and firmware product (including embedded microcontrollers in non-computer equipment).

               (36) "Continuation Period" has the meaning set forth in Section 8.11(e)(ii).

               (37) "Conveying Party" means, with respect to the DLC Assets, DLC, and with respect to the FE Assets, the applicable FE Subsidiaries.

               (38) "Direct Claim" means any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim.

               (39) "DLC" means Duquesne Light Company, a Pennsylvania corporation.

               (40) "DLC Agreements" means the CAPCO Agreements and any contracts, agreements, licenses and personal property leases entered into by DLC or one of its Affiliates with respect to the ownership, operation or maintenance of the DLC Assets, whether or not disclosed on Schedule 6.9(a), but excluding the DLC Real Property Leases.

               (41) "DLC Assets" has the meaning set forth in Section 3.1.

               (42) "DLC Assignment and Assumption Agreements" means the Assignment and Assumption Agreements between DLC and each applicable FE Subsidiary, substantially in the form of Exhibit D attached hereto.

               (43) "DLC Capital Expenditures" means capital additions to or replacements of property, plants and equipment included in the DLC Assets and other expenditures or repairs on property, plants and equipment included in the DLC Assets that would be capitalized by DLC in accordance with its normal accounting policies.

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               (44) "DLC Closing Payments" has the meaning set forth in Section
          5.2(b).

               (45) "DLC Emission Reduction Credits" means the Emission Reduction Credits related to DLC's ownership share of the DLC Plants.

               (46) "DLC Environmental Permits" means the permits, registrations, certificates, certifications, licenses and authorizations, consents and approvals of Governmental Authorities required under Environmental Laws and held by DLC with respect to the DLC Assets.

               (47) "DLC Estimated Closing Payment" has the meaning set forth in
          Section 5.2(d).

               (48) "DLC Estimated Closing Statement" has the meaning set forth in Section 5.2(d).

               (49) "DLC Indemnifiable Loss" has the meaning set forth in
          Section 10.1(a).

               (50) "DLC Indemnitee" has the meaning set forth in Section
          10.1(a).

               (51) "DLC Inventories" means materials, spare parts, consumable supplies and chemical inventories relating to the operation of any DLC Plant, provided that "DLC Inventories" shall not include Capital Spare Parts, Fuel Supplies, DLC SO2 Emission Allowances or DLC NOx Emission Allowances, and provided further that reference to "DLC Inventories" shall be limited to the extent of DLC's proportionate ownership interest therein.

               (52) "DLC Intellectual Property" has the meaning set forth in
          Section 3.1(l).

               (53) "DLC Material Adverse Effect" means any change in, or effect on, any DLC Plant, from or after the date hereof that is materially adverse to the operations or condition (financial or otherwise) of such DLC Plant, other than: (a) any change affecting the international, national, regional or local electric industry as a whole and not specific and exclusive to such DLC Plant; (b) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electric power; (c) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used in connection with such DLC Plant; (d) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems or operations thereof; (e) any materially adverse change in or effect on such DLC Plant which is cured (including by the payment of money) by DLC before the Termination Date; and (f) any order of any court or Governmental Authority applicable to the providers of generation, transmission or distribution of electricity generally that imposes restrictions, regulations or other requirements

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          thereon, including any order with respect to an independent system operator or retail access in Pennsylvania or Ohio.

               (54) "DLC Nuclear Assets" has the meaning set forth in the Recitals.

               (55) "DLC NOx Emission Allowances" means NOx Emission Allowances related to DLC's ownership share of any of the DLC Plants.

               (56) "DLC Permits" means any permits, licenses, registrations, franchises and other authorizations, consents and approvals of Governmental Authorities (but in each case excluding DLC Environmental Permits) held by DLC with respect to the DLC Assets.

               (57) "DLC Plants" means Sammis, Mansfield, and Eastlake.

               (58) "DLC Real Property" has the meaning set forth in Section 3.1(a). Any reference to the DLC Real Property includes, by definition, DLC's right, title and interest in and to the surface and subsurface elements, including the soils and groundwater present at the DLC Real Property, and any reference to items "at the DLC Real Property" includes all items "at, on, in, upon, over, across, under and within" the DLC Real Property.

               (59) "DLC Real Property Leases" has the meaning set forth in
          Section 6.5.

               (60) "DLC Required Regulatory Approvals" means the Required Regulatory Approvals listed in Schedule 6.3(b).

               (61) "DLC Representatives" means DLC's authorized representatives, including without limitation, its professional and financial advisors and, to the extent expressly designated by DLC, any Auction Participant and/or the Winning Bidder and their respective professional and financial advisors.

               (62) "DLC SO2 Emission Allowances" means SO2 Emission Allowances related to DLC's ownership share of any of the DLC Plants.

               (63) "DLC Tangible Personal Property" has the meaning set forth in Section 3.1(c).

               (64) "DLC Transferable Permits" means those DLC Permits and DLC Environmental Permits with respect to the DLC Assets which may be transferred to an FE Subsidiary without a filing with, notice to, consent of or approval of any Governmental Authority, as set forth in
          Schedule 1.1(64).

               (65) "DLC Transmission Assets" means all Transmission Assets of DLC or any of its Affiliates located on or forming a part of DLC Real

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          Property, but excluding any transmission assets that are to be transferred pursuant to the Electrical Facilities Agreement.

               (66) "DQE" means DQE, Inc., a Pennsylvania corporation and the parent company of DLC.

               (67) "Easements" means the easements and access rights to be granted by an applicable Winning Bidder to the corresponding FE Subsidiary pursuant to an FE Easement and Attachment Agreement, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities with respect to the applicable FE Assets, as further described in such FE Easement and Attachment Agreement.

               (68) "Eastlake" means the electrical generation plant known as Eastlake Unit No. 5.

               (69) "Eastlake Litigation" has the meaning set forth in Section 5.9.

               (70) "Electrical Facilities Agreement" means that certain Electrical Facilities Agreement executed by DLC and the applicable FE Subsidiaries, substantially in the form of Exhibit J attached hereto.

               (71) "Emission Reduction Credits" means credits, in units that are established by the Governmental Authority with jurisdiction over the relevant Plant that has obtained the credits, resulting from reductions in the emissions of air pollutants from an emitting source or facility (including, without limitation, and to the extent allowable under applicable law, reductions resulting from shutdowns or control of emissions beyond that required by applicable law) that: (a) have been identified by the PaDEP as complying with applicable Pennsylvania law governing the establishment of such credits (including, without limitation, that such emissions reductions are enforceable, permanent, quantifiable and surplus) and listed in the Emissions Reduction Credit Registry maintained by the PaDEP or with respect to which such identification and listing are pending; or (b) have been certified by any other applicable Governmental Authority as complying with the law and regulations governing the establishment of such credits (including, without limitation, certification that such emissions reductions are enforceable, permanent, quantifiable and surplus). The term includes Emission Reduction Credits that have been approved by the PaDEP and are awaiting USEPA approval. The term also includes certified air emissions reductions, as described above, regardless as to whether the Governmental Authority certifying such reductions designates such certified air emissions reductions by a name other than "emission reduction credits."

               (72) "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, encumbrances and charges of any kind.

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               (73) "Environmental Claim" means any and all pending and/or threatened administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law or pursuant to a common law theory, by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting or claiming any actual or potential (a) violation of, or liability under, any Environmental Law, (b) violation of any Environmental Permit, or
          (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to any Environmental Condition or any Release or threatened Release into the environment of any Regulated Substances at any location related to the Exchange Assets, including, but not limited to, any Off-Site Location to which Regulated Substances, or materials containing Regulated Substances, were sent for handling, storage, treatment, or disposal.

               (74) "Environmental Condition" means the presence or Release of a Regulated Substance (other than a naturally-occurring substance) on or in environmental media, or structures on Real Property, at an Off-Site Location or other property (including the presence in surface water, groundwater, soils or subsurface strata, or air), including the subsequent migration of any such Regulated Substance, regardless of when such presence or Release occurred or is discovered.

               (75) "Environmental Laws" means all federal, state, local, provincial, foreign and international civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Regulated Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Regulated Substances. "Environmental Laws" include: (a) with respect to federal law, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. sections 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sections 1251 et seq.), the Clean Air Act (42 U.S.C. sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. sections 2601 et seq.), the Oil Pollution Act (33 U.S.C. sections 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. sections 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. sections 651 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.), the Surface Mine Conservation and Reclamation Act (30 U.S.C. sections 1251-1279), and regulations adopted pursuant thereto,

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          and counterpart state and local laws, and regulations adopted pursuant thereto; (b) with respect to Pennsylvania law, the Pennsylvania Clean Streams Law (35 P.S. section 691.1 et seq.), the Pennsylvania Air Pollution Control Act (35 P.S. section 4001 et seq.), the Pennsylvania Solid Waste Management Act (35 P.S. section 6018.101 et seq.), the Pennsylvania Storage Tank and Spill Prevention Act (35 P.S. section 6021.101 et seq.), the Pennsylvania Safe Drinking Water Act (35 P.S.
          section 721.1 et seq.), the Pennsylvania Sewage Facilities Act (35
          P.S. section 750.1 et seq.), the Pennsylvania Hazardous Sites Cleanup Act (35 P.S. section 6020.101 et seq.), the Pennsylvania Land
          Recycling and Environmental Remediation Standards Act (35 P.S. section 6026.101 et seq.), the Pennsylvania Surface Mining Conservation and Reclamation Act (52 P.S. section 1396.1 et seq.), the Coal Refuse Disposal Control Act (52 P.S. section 30.51 et seq.), the Non-Coal Surface Mining and Reclamation Act, (52 P.S. section3301 et seq.), the Pennsylvania Worker and Community Right-to-Know Act, 35 P.S. section 7301 et seq.), the Pennsylvania Hazardous Material Emergency Planning and Response Act, 35 P.S. section 6022.101 et seq.), and regulations adopted pursuant thereto; and (c) with respect to Ohio law, the Ohio Rev. Code Ann. section 1501.30 et seq. (Diversion of Waters), Ohio
          Rev. Code Ann.section 1506.01 et seq. (Coastal Management); Ohio Rev. Code Ann. section 1509.01 et seq. (Oil and Gas), Ohio Rev. Code Ann.
          section 1513.01 et seq. (Coal Surface Mining), Ohio Rev. Code Ann.
          section 1520.01 et seq. (Canal Lands); Ohio Rev. Code Ann. section 3704.01 et seq. (Air Pollution Control), Ohio Rev. Code Ann. section 3710.01 et seq. (Asbestos Abatement), Ohio Rev. Code Ann. section 3714.01 et seq. (Construction and Demolition Debris), Ohio Rev. Code Ann. section 3734.01 et seq. (Solid and Hazardous Wastes), Ohio Rev. Code Ann. section 3737.87 et seq. (Petroleum Underground Storage Tanks), Ohio Rev. Code Ann. section 3742.01 et seq. (Lead Abatement and Testing), Ohio Rev. Code Ann. section 3746.01 et seq. (Voluntary Cleanup of Contamination Property), Ohio Rev. Code Ann. section
          3747.01 et seq. (Low-Level Radioactive Waste), Ohio Rev. Code Ann.
          section 3748.01 et seq. (Radiation Control), Ohio Rev. Code Ann.
          section 3750.01 et seq. (Emergency Planning), Ohio Rev. Code Ann.
          section 3751.01 et seq. (Hazardous Substances), Ohio Rev. Code Ann.
          section 3752.01 et seq. (Cessation of Chemical Handling Operations), Ohio Rev. Code Ann. section 3767.01 et seq. (Nuisances), Ohio Rev.
          Code Ann. section 4913.01 et seq. (Public Utilities Commission-Acid Rain Control), Ohio Rev. Code Ann. section 6109.01 et seq. (Safe Drinking Water), Ohio Rev. Code Ann. section 6111.01 et seq. (Water Pollution Control), and regulations adopted pursuant thereto.

               (76) "Environmental Permits" means the DLC Environmental Permits and the FE Environmental Permits.

               (77) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (78) "ERISA Affiliate" means a trade or business, whether or not incorporated, that together with a Party would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

               (79) "Estimated Closing Payment" means the DLC Estimated Closing Payment or the FE Estimated Closing Payment, as appropriate.

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               (80) "Estimated Closing Statement" means the DLC Estimated
          Closing Statement or the FE Estimated Closing Statement, as appropriate.

               (81) "Exchange Agreements" means this Agreement and the Nuclear Conveyance Agreement.

               (82) "Exchange Assets" means the DLC Assets and the FE Assets.

               (83) "Exchange Closing" has the meaning set forth in Section 5.1.

               (84) "Exchange Closing Date" means the date on which the Exchange Closing occurs.

               (85) "Excluded DLC Assets" has the meaning set forth in Section 3.2.

               (86) "Excluded DLC Liabilities" has the meaning set forth in
          Section 3.4.

               (87) "Excluded FE Assets" has the meaning set forth in Section
          4.2.

               (88) "Excluded FE Liabilities" has the meaning set forth in
          Section 4.4.

               (89) "Excluded Liabilities" means the Excluded DLC Liabilities and the Excluded FE Liabilities.

               (90) "Exempt Facilities" means those DLC facilities listed in
          Schedule 1.1 (90) and those FE Subsidiaries facilities listed in
          Schedule 1.1 (90), as the case may be.

               (91) "Facilities Act" has the meaning set forth in Section 12.13.

               (92) "FE" means FirstEnergy Corp., an Ohio corporation and the parent company of the FE Subsidiaries.

               (93) "FE (Accrued Liability) Assignment and Assumption Agreements" means the FE (Accrued Liability) Assignment and Assumption Agreements between DLC and the applicable FE Subsidiary, substantially in the form of Exhibit F attached hereto.

               (94) "FE Agreements" means any contracts, agreements, licenses and personal property leases entered into by an FE Subsidiary or an Affiliate thereof with respect to the ownership, operation or maintenance of the FE Assets, whether or not disclosed on Schedule 7.11(a), including, without limitation, the Local 140 CBA (to the extent applicable to FE Transferred Union Employees as provided in
          Section 8.11 hereof) and the Local 270 CBA (to the extent applicable

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          to Local 270 Employees as provided in Section 8.11 hereof), but excluding the FE Real Property Leases and FE Intellectual Property.

               (95) "FE Assets" has the meaning set forth in Section 4.1.

               (96) "FE Assignment and Assumption Agreements" means the Assignment and Assumption Agreements between the applicable FE Subsidiary and DLC or, if DLC so directs, the corresponding Winning Bidder, substantially in the form of Exhibit G attached hereto.

               (97) "FE Capital Expenditures" means capital additions to or replacements of property, plants and equipment included in the FE Assets and other expenditures or repairs on property, plants and equipment included in the FE Assets that would be capitalized by the FE Subsidiary making such expenditure in accordance with its normal accounting policies.

               (98) "FE Closing Payments" has the meaning set forth in Section 5.2(c).

               (99) "FE Connection Agreements" means the FE Connection Agreements to be entered into by each FE Subsidiary and DLC or, if DLC so directs, the corresponding Winning Bidder, with respect to Avon Lake, Niles or New Castle, as the case may be, substantially in the form of Exhibit E attached hereto.

               (100) "FE Easement and Attachment Agreements" means the Easement, License and Attachment Agreements to be entered into by the applicable FE Subsidiary and DLC or, if DLC so directs, the corresponding Winning Bidder, with respect to the FE Assets to be acquired by DLC or such Winning Bidder, as the case may be, substantially in the form of Exhibit H attached hereto.

               (101) "FE Emission Reduction Credits" means the Emission Reduction Credits relating to any of the FE Plants.

               (102) "FE Environmental Permits" means the permits, registrations, certificates, certifications, licenses and authorizations, consents and approvals of Governmental Authorities required under Environmental Laws held by each FE Subsidiary with respect to its FE Assets.

               (103) "FE Environmental Reports" has the meaning set forth in
          Section 7.6.

               (104) "FE Estimated Closing Payment" has the meaning set forth in
          Section 5.2(d).

               (105) "FE Estimated Closing Statement" has the meaning set forth in Section 5.2(d).

               (106) "FE Indemnifiable Losses" has the meaning set forth in
          Section 10.2.

               (107) "FE Indemnitee" means FE Subsidiaries, their officers, directors, employees, shareholders, Affiliates and agents.

               (108) "FE Intellectual Property" has the meaning set forth in
          Section 4.1(k).

               (109) "FE Inventories" means materials, spare parts, consumable supplies and chemical inventories relating to the operation of any FE Plant, provided that "FE Inventories" shall not include Capital Spare Parts, Fuel Supplies, FE SO2 Emission Allowances or FE NOx Emission Allowances.

               (110) "FE Material Adverse Effect" means any change in, or effect on any FE Plant, from or after the date hereof, that is materially adverse to the operations or condition (financial or otherwise) of such FE Plant, taken as a whole, other than: (a) any change affecting the international, national, regional or local electric industry as a whole and not specific and exclusive to such FE Plant; (b) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electric power; (c) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used in connection with such FE Plant; (d) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems or operations thereof; (e) any materially adverse change in or effect on such FE Plant which is cured (including by the payment of money) by the FE Subsidiaries before the Termination Date; and (f) any order of any court or Governmental Authority applicable to providers of generation, transmission or distribution of electricity generally that imposes restrictions, regulations or other requirements thereon, including any order with respect to an independent system operator or retail access in Pennsylvania or Ohio.

               (111) "FE Must-Run Agreements" means the FE Must-Run Agreements to be entered into by each FE Subsidiary and DLC or, if DLC so directs, the corresponding Winning Bidder, with respect to Avon Lake, Niles or New Castle, as the case may be, substantially in the form of Exhibit R attached hereto.

               (112) "FE NOx Emission Allowances" means NOx Emission Allowances related to any of the FE Plants.

               (113) "FE Permits" means any permits, licenses, registrations, franchises and other authorizations, consents and approvals of Governmental Authorities (but in each case excluding FE Environmental Permits) held by the FE Subsidiaries with respect to the FE Assets.

               (114) "FE Plans" means any Benefit Plan of any FE Subsidiary or any ERISA Affiliate thereof or to which any FE Subsidiary or any ERISA Affiliate thereof contributed thereunder, including any multi-employer plan.

               (115) "FE Plants" means Avon Lake, New Castle and Niles.

               (116) "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

               (117) "FE Real Property" has the meaning set forth in Section 4.1(a). Any reference to the FE Real Property includes, by definition, the right, title and interest of the applicable FE Subsidiary in and to the surface and subsurface elements, including the soils and groundwater present at the FE Real Property, and any reference to items "at the FE Real Property" includes all items "at, on, in, upon, over, across, under and within" the FE Real Property.

               (118) "FE Real Property Leases" has the meaning set forth in
          Section 7.5.

               (119) "FE Required Regulatory Approvals" means the Required Regulatory Approvals listed in Schedule 7.3(b).

               (120) "FE Representatives" means an FE Subsidiary's authorized representatives, including without limitation, their professional and financial advisors.

               (121) "FE Savings Plans" means any defined contribution pension plan maintained by an FE Subsidiary or any ERISA Affiliate thereof for the benefit of the FE Transferred Employees.

               (122) "FE SO2 Emission Allowances" means SO2 Emission Allowances related to any of the FE Plants.

               (123) "FE Subsidiaries" has the meaning set forth in the Recitals.

               (124) "FE Subsidiaries SEC Reports" has the meaning set forth in
          Section 7.20.

               (125) "FE Tangible Personal Property" has the meaning set forth in Section 4.1(c).

               (126) "FE Transferable Permits" means those FE Permits and FE Environmental Permits with respect to the FE Assets which may be transferred to DLC or a Winning Bidder without a filing with, notice to, consent of or approval of any Governmental Authority, as set forth in Schedule 1.1(126).

               (127) "FE Transferred Employee Records" means records related to an FE Subsidiary's employees who become employees of the applicable Winning Bidder but only to the extent such records pertain to (a) skill and development training and biographies, (b) seniority histories, (c) salary and benefit information, (d) Occupational, Safety and Health Administration reports, or (e) active medical restriction forms.

               (128) "FE Transferred Employees" means FE Transferred Non-Union Employees and FE Transferred Union Employees.

               (129) "FE Transferred Non-Union Employees" has the meaning set forth in Section 8.11(c).

               (130) "FE Transferred Union Employees" has the meaning set forth in Section 8.11(b).

               (131) "FE Transmission Assets" means the Transmission Assets of each FE Subsidiary or any of their Affiliates located on or forming a part of the FE Real Property.

               (132) "Final Adjustment" has the meaning set forth in Section 5.2(f).

               (133) "Final Order" means an action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended and/or with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired.

               (134) "FIRPTA Affidavit" means the Foreign Investment in Real Property Tax Act Certification and Affidavit to be executed by the applicable FE Subsidiary and DLC, substantially in the form of Exhibit I hereto.

               (135) "Fuel Supplies" means the supplies of coal, fuel oil, natural gas or alternative fuels related to the operation of any Plant and located at or in transit to such Plant.

               (136) "GAAP" means U.S. generally accepted accounting principles.

               (137) "Generation Exchange" has the meaning set forth in Section 2.1.

               (138) "Good Utility Practices" mean any practices, methods, standards, guides or acts, as applicable, that are:

                    (a) required by any Governmental Authority, regional or national reliability council, or national trade organization, including NERC, ECAR, Edison Electric Institute, or American Society of Mechanical Engineers, or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof;

                    (b) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period which in the exercise of reasonable judgment in light of the facts known or that should have been known at the time a decision was made, could have been expected to accomplish the desired result in a manner consistent with law, regulation, good business practices, generation, transmission, and distribution reliability, safety, environmental protection, economy, and expediency. Good Utility

          Practice is intended to be acceptable practices, methods, or acts generally accepted in the region, and is not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others; and

                    (c) reasonably necessary to maintain the reliability of the Plants.

               (139) "Governmental Authority" means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority.

               (140) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               (141) "Income Tax" means any federal, state, local or foreign Tax
          (a) based upon, measured by or calculated with respect to gross or net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

               (142) "Indemnifiable Loss" means any claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including, without limitation, the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith).

               (143) "Indemnifying Party" means a Party obligated to provide indemnification under this Agreement.

               (144) "Indemnitee" means a Person entitled to receive indemnification under this Agreement.

               (145) "Independent Accounting Firm" means such independent accounting firm of national reputation as is mutually appointed by the applicable FE Subsidiaries and DLC.

               (146) "Information Memorandum" means the memorandum prepared by DLC and its advisors to be distributed to potential Auction Participants.

               (147) "Inspection" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by an Acquiring Party or its authorized representatives, including without limitation, its professional and financial advisors, with respect to the Exchange Assets prior to the Exchange Closing.

               (148) "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, inventions, copyrights and copyright rights, and all pending applications for registrations of patents, trademarks, and copyrights, necessary for the operation and maintenance of the applicable Exchange Assets, as set forth as part of
          Schedule 3.1(1) or 4.1(k), as the case may be.

               (149) "Inventories" means the DLC Inventories and the FE Inventories.

               (150) "Knowledge" means the actual knowledge of the corporate officers or Plant managers of the specified Person charged with responsibility for the particular function as of the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

               (151) "Local 140 CBA" has the meaning set forth in Section
          8.11(b).

               (152) "Local 270 CBA" has the meaning set forth in Section
          8.11(m).

               (153) "Local 270 Employees" has the meaning set forth in Section 8.11(m).

               (154) "Mansfield" means the electrical generation plants known as Bruce Mansfield Units Nos. 1, 2 & 3.

               (155) "Material Adverse Effect" means an FE Material Adverse Effect or a DLC Material Adverse Effect, as applicable.

               (156) "New Castle" means all generating units and related assets located at the generating station known as New Castle as more fully identified on Schedule 4.1(New Castle), attached hereto.

               (157) "Niles" means all generating units and related assets located at the generating station known as Niles as more fully identified on Schedule 4.1(Niles), attached hereto.

               (158) "Non-Qualifying Offer" means an offer to FE Transferred Non-Union Employees that is either less than 100% of such employee's current total annual cash compensation at the time the offer was made (consisting of base salary and target incentive bonus) or requires, as a condition of acceptance, a relocation of residence as described in
          Section 8.11(f)(iii).

               (159) "Non-Union Employees" has the meaning set forth in Section 8.11(c).

               (160) "NOx Budget Program" means Nitrous Oxides Budget Program, which is a statutory or regulatory program promulgated by the United

          States or a state pursuant to which the United States or state provides for a limit on the nitrous oxides that can be emitted by all sources covered by the program and establishes allowances or authorizations, which in total are equal to the amount of nitrous oxides allowed by the limit, where each allowance or authorization represents a "right" to emit a unit of nitrous oxides, as the means for ensuring compliance with the limit.

               (161) "NOx Emission Allowance" means (a) an authorization by the PaDEP under its NOx Budget Program authorizing the emission of one ton of nitrous oxides during the ozone season, as such season is defined by the PaDEP; (b) an authorization by the OEPA under any future NOx Budget Program authorizing the emission of one ton of nitrous oxides during the ozone season, as such season is defined by the OEPA; or (c) an authorization by USEPA under any future NOx Budget program promulgated by the USEPA, including, but not limited to, any future program implemented in lieu of a state NOx Budget Program, authorizing the emission of one ton of nitrous oxides during the ozone season, as such season is defined by the USEPA.

               (162) "Nuclear Conveyance Agreement" has the meaning set forth in the Recitals.

               (163) "OEPA" means the Ohio Environmental Protection Agency and any successor agency thereto.

               (164) "OEC" means Ohio Edison Company, a subsidiary of FE and an Ohio corporation.

               (165) "Off-Site Location" means any real property other than the Real Property.

               (166) "PaDEP" means the Pennsylvania Department of Environmental Protection and any successor agency thereto.

               (167) "PaPUC" means the Pennsylvania Public Utility Commission and any successor agency thereto.

               (168) "Party" has the meaning set forth in the Recitals.

               (169) "Permits" means with respect to the Exchange Assets, any permits, licenses, registrations, franchises and other authorizations, consents and approvals of Governmental Authorities (but in each case excluding Environmental Permits) held by DLC or any FE Subsidiary, as applicable.

               (170) "Permitted Encumbrances (DLC Assets)" means the permitted liens and encumbrances as set forth in Schedule 1.1(170).

               (171) "Permitted Encumbrances (FE Assets)" means with respect to the FE Assets: (a) the Easements; (b) those exceptions to title listed in Schedule 7.9; (c) statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings provided that the aggregate amount being so contested does not exceed $100,000; (d) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the applicable FE Subsidiary or the validity of which are being contested in good faith, and which do not, individually or in the aggregate, exceed $100,000; (e) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities; and (f) other liens, imperfections in or failure of title, charges, easements, restrictions and Encumbrances which do not materially, individually or in the aggregate, detract from the value of the FE Assets as currently used or materially interfere with the present use of the FE Assets and neither secure indebtedness, nor individually or in the aggregate create an FE Material Adverse Effect.

               (172) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or governmental entity or any department or agency thereof.

               (173) "Plant" means, with respect to the DLC Assets, any of the DLC Plants, and with respect to the FE Assets, any of the FE Plants.

               (174) "PPC" means Pennsylvania Power Company, a subsidiary of OEC and a Pennsylvania corporation.

               (175) "Proposed DLC Final Adjustment" has the meaning set forth in Section 5.2(e).

               (176) "Proposed FE Final Adjustment" has the meaning set forth in
          Section 5.2(e).

               (177) "Proposed Final Adjustment" means the Proposed DLC Final Adjustment or the Proposed FE Final Adjustment, as appropriate.

               (178) "Proprietary Information" of a Party means all information about the Party or its Affiliates, including their respective properties or operations, furnished to the other Party or its Representatives by the Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished and all analyses, reports, tests or other information created or prepared by, or on behalf of, a Party during the performance of "Phase I" or "Phase II" environmental site assessments. Proprietary Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other Party or its Representatives; (b) was available to the other Party on a nonconfidential basis prior to its disclosure by the Party or its Representatives; (c) becomes available to the other Party on a nonconfidential basis from a person, other than the Party or its Representatives, who is not otherwise bound by a confidentiality agreement with the Party or its Representatives, or is not otherwise under any obligation to the Party or any of its

          Representatives not to transmit the information to the other Party or its Representatives; or (d) is independently developed by the other Party.

               (179) "PUCO" means the Public Utilities Commission of the State of Ohio and any successor agency thereto.

               (180) "Qualifying Offer" means an offer to an FE Transferred Non-Union Employee of the same or similar job that is at least 100% of such employee's current total annual cash compensation at the time the offer was made (consisting of base salary and target incentive bonus) and does not require, as a condition of acceptance, a relocation of residence as described in Section 8.11(f)(iii).

               (181) "Real Property" means the DLC Real Property or the FE Real Property, as applicable.

               (182) "Real Property Leases" means DLC Real Property Leases and FE Real Property Leases, as applicable.

               (183) "Regulated Substances" means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and dielectric fluid containing polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which or whose discharge, emission, disposal or Release is prohibited, limited or regulated by any applicable Environmental Law.

               (184) "Regulatory Material Adverse Effect" shall occur where a Final Order with respect to Required Regulatory Approvals contains terms and conditions that are materially adverse to the financial condition, prospects, properties, operations or results of operations of the affected Party, taken as a whole including all Subsidiaries and Affiliates, to which the terms and conditions of such Final Order apply; provided that, in addition to the foregoing, any such Final Order shall be deemed to constitute a Regulatory Material Adverse Effect (a) as to FE Subsidiaries or their Affiliates, if it prohibits such FE Subsidiaries or Affiliates from transferring their transmission assets to American Transmission Systems, Inc. (or its successor and assigns), is inconsistent with the FERC's determination in Ohio Edison Co. et al., 81 FERC P. 61,110 (1997) that "we expect FirstEnergy to participate in the Midwest ISO or another appropriate ISO," or requires the FE Subsidiaries or their Affiliates to divest generating plants other than Avon Lake, Newcastle or Niles, and (b) as to DLC, if it disallows from recovery in rates a material portion of the expenses related to the Generation Exchange.

               (185) "Release" means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

               (186) "Remediation" means any action taken in the investigation, removal, confinement, cleanup, treatment, or monitoring of an Environmental Condition on Real Property or Off-Site Location, including, without limitation, (a) obtaining any Permits or Environmental Permits required for such remedial activities, and (b) implementation of any engineering controls and institutional controls. The term "Remediation" includes, without limitation, any action which constitutes "removal action" or "remedial action" as defined by
          Section 101 of CERCLA, 42 U.S.C. section 6901(23) and (24); any action which constitutes a "response" as defined by Section 102 of the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. section 6020.103; or any action which constitutes a "remedy" or "remedial activities" as defined by Ohio Rev. Code Ann. section 3746.01(N).

               (187) "Representatives" means the DLC Representatives and the FE Representatives, as applicable.

               (188) "Required Regulatory Approvals" means with respect to a Party, any consent or approval of, filing with, or notice to, any Governmental Authority that is necessary for the execution and delivery of this Agreement by such Party or the consummation of the transactions contemplated hereby, other than such consents, approvals, filings or notices which are not required in the ordinary course to be obtained prior to the Exchange Closing and the transfer of the Exchange Assets or which, if not obtained or made, will not prevent such Party from performing its material obligations hereunder.

               (189) "Revenue Bonds" has the meaning set forth in Section
          8.16(a).

               (190) "Sammis" means the electrical generation plant known as W.H. Sammis Unit No. 7.

               (191) "SEC" means the Securities and Exchange Commission and any successor agency thereto.

               (192) "Settlement Agreement" means the settlement agreement pertaining to the East Lake Litigation substantially in the form of Exhibit K attached hereto.

               (193) "SO2 Emission Allowance" means an authorization by the Administrator of the USEPA under the Clean Air Act, 42 U.S.C. section 7401, et seq., to emit one ton of sulfur dioxide during or after a specified calendar year.

               (194) "Subsidiary" when used in reference to any Person means any entity of which outstanding securities, having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity are owned directly or indirectly by such Person.

               (195) "Support Agreement" means that certain Support Agreement to be executed by FE and DLC providing, among other things, that FE will provide a financial commitment to ensure that the net proceeds of the Auction will be sufficient, at a minimum, to maintain or reduce the level of stranded cost recovery approved by the PaPUC in its May 29, 1998 restructuring order.

               (196) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

               (197) "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes including amendments thereto.

               (198) "TEC" means The Toledo Edison Company, a subsidiary of FE and an Ohio corporation.

               (199) "Termination Benefits" has the meaning set forth in Section 8.11(g).

               (200) "Termination Date" has the meaning set forth in Section 11.1(b).

               (201) "Third Party Claim" means any claim, action, or proceeding made or brought by any Person who is not (a) a Party to this Agreement, (b) an Affiliate of a Party to this Agreement, or (c) a Winning Bidder or one of its Affiliates.

               (202) "Transfer Taxes" means any real property transfer or gains tax, sales tax, conveyance fee, use tax, stamp tax, stock transfer tax or other similar tax, including any related penalties, interest and additions to tax.

               (203) "Transferable Permit" means a DLC Transferable Permit or an FE Transferable Permit, as the case may be.

               (204) "Transmission Assets" means with respect to a Plant, the electrical transmission and distribution facilities (as opposed to generation facilities) located on Real Property or forming part of such Plant (whether or not regarded as a "transmission" or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, step-up transformers, substation facilities and support equipment, as well as all permits, contracts and warranties, to the extent they relate to such transmission and distribution assets.

               (205) "Union Employees" has the meaning set forth in Section 8.11(b).

               (206) "USEPA" means the United States Environmental Protection Agency and any successor agency thereto.

               (207) "UWUA" means Utility Workers Union of America.

               (208) "WARN Act" means the Federal Worker Adjustment Retraining and Notification Act of 1988, as amended.

               (209) "Warranty Deed" means a special warranty deed or limited warranty deed, as applicable, substantially in the form of Exhibit L attached hereto (with respect to FE Real Property) or Exhibit M attached hereto (with respect to DLC Real Property).

               (210) "Winning Bidder" means the party or parties that enter into an Auction Agreement. If there is more than one Winning Bidder, the rights and obligations of each Winning Bidder described herein shall relate to the FE Plant(s) to be acquired by that Winning Bidder and each such Winning Bidder shall enter into an Auction Agreement with the corresponding FE Subsidiary (for the purpose of such FE Subsidiary making certain representations, warranties, covenants, indemnifications, assignments and deliveries under such Auction Agreement). For any provision which refers to or requires action by the Winning Bidder, DLC may elect to perform as if it were the Winning Bidder. If there shall be no Winning Bidder for any portion of the FE Assets then, for the purposes of this Agreement, DLC shall be the Winning Bidder with respect to such portion of the FE Assets.

               (211) "Winning Bidder Indemnitee" has the meaning set forth in
          Section 10.1(f).

               (212) "Year 2000 Compliant" means with respect to any Party, that the Computer Systems of such Party will correctly differentiate between years, in different centuries, that end in the same two (2) digits, and will accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. "Year 2000 Compliance" has a meaning correlative to the foregoing.

          1.2 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." In addition, (i) references to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement; (ii) reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made; (iii) references to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and (iv) references to laws, rules and regulations shall include such laws, rules and regulations as they may from time to time be amended, modified or supplemented.

          1.3 CAPCO Agreements to Govern. The Parties agree that, unless this Agreement expressly provides otherwise, the Parties' ownership, operation and maintenance of each Plant shall be governed by the CAPCO Agreements up to the Exchange Closing Date in respect of such Plant. Unless otherwise restricted under this Agreement, the CAPCO Agreements will govern and control the Parties' ownership, operation and maintenance of each Plant prior to the Exchange Closing Date in respect of such Plant.

          1.4 DLC's Interest in Assets. The Parties acknowledge that DLC has a thirty-one and two-tenths percent (31.2%) undivided interest in Sammis and the DLC Assets related thereto, a thirty-one and two tenths percent (31.2%) undivided interest in Eastlake and the DLC Assets related thereto, a twenty-nine and three-tenths percent (29.3%) undivided interest in Mansfield Unit No. 1 and the DLC Assets related thereto, a twenty-eight and sixth-tenths percent (28.6%) undivided interest in Mansfield Unit No. 2 and the DLC Assets related thereto, and a thirteen and seventy-four hundredths percent (13.74%) undivided interest in Mansfield Unit No. 3 and the DLC Assets related thereto. All references in this Agreement to DLC's right, title and interest in such Plants and assets, and rights, liabilities and obligations in connection therewith, shall be construed in this context.


                                   ARTICLE II

                               EXCHANGE OF ASSETS

          2.1  Transfer of FE Assets and Assumed FE Liabilities.

               (a) The Parties agree that DLC is to acquire beneficial ownership of the FE Assets from the FE Subsidiaries as provided in Section 3.1 at the Exchange Closing, and that DLC will include the FE Assets in the Auction and intends to convey such beneficial ownership to the Winning Bidders in the Auction pursuant to the Auction Agreements. The FE Subsidiaries agree to cooperate with DLC with respect to the disposition by DLC of its beneficial ownership of the FE Assets in the Auction on the terms and conditions contained in this Agreement, and to transfer title in and to deliver the FE Assets directly to the Winning Bidders and to assign to the Winning Bidders the FE Assumed Liabilities associated with the FE Assets (other than Accrued Liabilities), each at the direction of DLC as provided in clause (b) of this
Section 2.1.

               (b) In the event that the Exchange Closing and the Auction Closing are scheduled to occur on the same day, DLC may, at its option, by notice in writing to the applicable FE Subsidiaries, as designated in Schedule 3.1, not less than fifteen (15) days before the Exchange Closing, direct each applicable FE Subsidiary, at the Auction Closing, acting on DLC's behalf (as the new owner of the FE Assets pursuant to this Agreement):

                    (i) to execute and deliver Bill(s) of Sale with respect to the transfer of the FE Tangible Personal Property with respect to the FE Assets of such FE Subsidiary and the Warranty Deed(s) with respect to the FE Real Property relating to the FE Assets of such FE Subsidiary and, to the extent applicable, to record title to such FE Real Property in the name of the applicable Winning Bidder,

                    (ii) to execute and deliver the FE Assignment and Assumption Agreement pursuant to which the applicable Winning Bidder, shall assume the Assumed FE Liabilities directly from such FE Subsidiary, provided that any Assumed FE Liabilities that are Accrued FE Liabilities (as defined below) shall not be assigned to the applicable Winning Bidder, but shall instead be assigned to DLC pursuant to an FE (Accrued Liability) Assignment and Assumption Agreement, as specified by Section 4.3, and

                    (iii) to provide directly to the applicable Winning Bidder, all other affidavits, instruments, documents, certificates, consents and agreements, as specified by Section 5.6(a);

provided, however, that in the event that the Exchange Closing and the Auction Closing do not occur on the same day, notwithstanding any direction by DLC to the contrary pursuant to this Section 2.1(b) or otherwise, the applicable FE Subsidiaries shall make the foregoing deliveries directly to DLC rather than to the applicable Winning Bidder as may otherwise be contemplated herein.

          2.2  Auction Agreement.

               (a) Each of the FE Subsidiaries agrees that certain representations, warranties, covenants, indemnifications, assignments and deliveries they are making to DLC in this Agreement in respect of its FE Assets shall run to the benefit of the Winning Bidders that will acquire such FE Assets from DLC in the Auction, but only to the extent such representations, warranties, covenants, indemnifications, assignments and deliveries relate to such FE Assets, and each of the FE Subsidiaries agrees to be a party to the Auction Agreement with each Winning Bidder that is acquiring FE Assets of such FE Subsidiary solely for the purpose of making such representations, warranties, covenants, indemnifications, assignments and deliveries to such Winning Bidder insofar as they relate to the FE Assets being acquired by such Winning Bidder.

               (b) No FE Subsidiary shall have any rights with respect to any consideration paid to DLC by the Winning Bidder for the FE Assets under any Auction Agreement, and in particular shall not have any right to receive, pledge, borrow, or otherwise obtain the benefit of any money or other property received by DLC from any Winning Bidder.

               (c) DLC shall be liable to an FE Subsidiary for the obligations of the Winning Bidder that acquires its FE Assets if such Winning Bidder does not have either (i) a credit rating for its senior secured debt as assigned by Moody's Investors Service that is equal to or greater than that of the other parties that acquire the DLC Plants offered for sale in the Auction, but in no case less than that of the party that acquires the DLC Plant known as the Elrama Station, or (ii) a credit rating for its senior secured debt as assigned by Moody's Investors Service of at least Baa3.

                                   ARTICLE III

                             TRANSFER OF DLC ASSETS

          3.1 Transfer of DLC Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Exchange Closing, DLC will assign, convey, transfer and deliver to the FE Subsidiaries, as designated in Schedule 3.1, and each such FE Subsidiary will assume and acquire from DLC, free and clear of all Encumbrances (except for Permitted Encumbrances (DLC Assets)), as applicable in the case of each such FE Subsidiary, all of DLC's right, title and interest in and to all of the assets (except for Excluded DLC Assets) constituting, or used in and necessary to generate electricity from, the DLC Plants and DLC's undivided percentage ownership interest in those assets described below, each as in existence on the Exchange Closing Date (collectively, "DLC Assets"):

               (a) Those certain parcels of real property owned by DLC relating to the DLC Plants together with all buildings, facilities and other improvements thereon and all appurtenances thereto, as described in Schedule 6.7 (the "DLC Real Property");

               (b) All DLC Inventories, all Capital Spare Parts of DLC and, subject to Section 3.2(h), DLC SO2 Emission Allowances and DLC NOx Emission Allowances with a vintage year occurring during or after the year during which the Exchange Closing occurs;

               (c) All machinery (mobile or otherwise), equipment (including communications equipment), vehicles, tools, furniture and furnishings and other personal property related to the DLC Assets, owned by DLC and located on the DLC Real Property on the Exchange Closing Date, including, without limitation, items of personal property jointly owned by DLC and an FE Subsidiary included in
Schedule 3.1(c) together with all the personal property of DLC used principally in the operation of the DLC Plants that are in the possession of DLC and whether or not located on the DLC Real Property, as listed in such Schedule 3.1(c), (other than property used or primarily usable as part of the DLC Transmission Assets) (collectively, "DLC Tangible Personal Property");

               (d) Subject to the provisions of Section 8.6(c), all DLC Agreements;

               (e) Subject to the provisions of Section 8.6(c), all DLC Real Property Leases;

               (f)  All DLC Transferable Permits;

               (g) All books, operating records, operating, safety and maintenance manuals, engineering design plans, documents, blueprints and as-built plans, specifications, procedures and similar items of DLC relating specifically to the DLC Assets and necessary for the operation of the DLC Plants, in the possession of DLC (subject to the right of DLC to retain copies of the same for its use), other than such items which are proprietary to third parties and accounting records;

               (h) All DLC Emission Reduction Credits that accrue on or after, the date of this Agreement but prior to the Exchange Closing Date;

               (i) All unexpired, transferable warranties and guarantees from third parties with respect to the DLC Assets and listed in Schedule 3.1(i):

               (j) The names of the DLC Plants. It is expressly understood that DLC is not assigning or transferring to any FE Subsidiary any right to use the name "Duquesne," "Duquesne Light Company," "DQE," "DQE, Inc.," or other trade names, trademarks, service marks, corporate names and logos or any part, derivative or combination thereof;

               (k) All drafts, memoranda, reports, information, technology, and specifications relating to DLC's plans for Year 2000 Compliance with respect to the DLC Plants; and

               (l) The Intellectual Property as described on Schedule 3.1(l) (the "DLC Intellectual Property").

          3.2 Excluded DLC Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute a transfer to any FE Subsidiary of, or be construed as conferring on any FE Subsidiary, and no FE Subsidiary is acquiring, any right, title or interest in or to the following specific assets which are associated with the DLC Assets, but which are hereby specifically excluded from the transfer to any FE Subsidiary and the definition of DLC Assets herein (collectively, the "Excluded DLC Assets"):

               (a) The DLC Transmission Assets, including those certain assets, facilities, agreements and other property used or primarily usable as part of the DLC Transmission Assets;

               (b) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities;

               (c) All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables;

               (d) The rights of DLC and its Affiliates to the names "Duquesne," "Duquesne Light Company," "DQE," "DQE, Inc.," or other trade names, trademarks, service marks, corporate names or logos or any part, derivative or combination thereof;

               (e) All tariffs, agreements and arrangements to which DLC is a party for the purchase or sale of electric capacity and/or energy or for the purchase of transmission or ancillary services;

               (f) Except as provided in Section 3.7, or in the case of causes of action against third parties (including indemnification and contribution) relating to an Environmental Condition or Regulated Substance or arising under Environmental Laws, the rights of DLC in and to any causes of action against third parties (including indemnification and contribution) relating to any DLC Real Property or DLC Tangible Personal Property, DLC Permits, DLC Environmental Permits, Taxes, DLC Real Property Leases or DLC Agreements, if any, and not relating to the Assumed DLC Liabilities, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the DLC Plants or the DLC Real Property and relating to any period prior to the Exchange Closing Date;

               (g) Any and all of DLC's rights and interests in any contract that is not a DLC Agreement or that is an intercompany transaction between DLC and an Affiliate of DLC, whether or not such intercompany transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;

               (h)

                    (i) (A)   All DLC SO2 Emission Allowances with a vintage
          year occurring prior to the year of the Exchange Closing and (B) any excess DLC SO2 Emission Allowances resulting from DLC's ownership of the DLC Plants during the year of the Exchange Closing, which shall be calculated by summing the SO2 Emission Allowances allocated to the DLC Plants by the USEPA for such year, multiplied by the quotient of the number of days of DLC ownership of the DLC Plants divided by 365, subtracting the actual tons of sulfur dioxide emitted by the DLC Plants during such portion of such year, and multiplying the result by DLC's ownership share in such DLC Plants. If the results of such calculation is zero or less than zero the amount of the excess DLC SO2 Emission Allowances shall equal zero.

                    (ii) Any excess DLC NOx Emission Allowances resulting from DLC's ownership of the DLC Plants located in Pennsylvania during the year of the Exchange Closing, which shall be calculated by summing the NOx Emission Allowances allocated to such DLC Plants by the PaDEP for such year, multiplied by the quotient of the number of days of DLC ownership of such DLC Plants during the ozone season (as defined by PaDEP in its NOx Budget Program), divided by the number of days in said ozone season, subtracting the actual tons of nitrous oxides emitted by such DLC Plants during such portion of such ozone season and multiplying the result by DLC's ownership share in such DLC Plants. If the result of such calculation is zero or less then zero, the amount of the excess DLC NOx Emission Allowances shall equal zero; and

               (i)  Any DLC Nuclear Assets.

          3.3 Assumed DLC Liabilities. On the Exchange Closing Date, each FE Subsidiary, as designated by FE in Schedule 3.1, shall deliver to DLC a DLC Assignment and Assumption Agreement pursuant to which such FE Subsidiary shall assume and agree to discharge when due, without recourse to DLC, all of the following liabilities and obligations of DLC, direct or indirect, known or unknown, absolute or contingent, which relate to, or arise by virtue of DLC's ownership of, the applicable DLC Assets (other than Excluded DLC Liabilities), in accordance with the respective terms and subject to the respective conditions thereof (collectively, "Assumed DLC Liabilities"):

               (a) All liabilities and obligations of DLC arising on or after the Exchange Closing Date under the DLC Agreements, the DLC Real Property Leases and the DLC Transferable Permits in accordance with the terms thereof, including, without limitation, the DLC Agreements entered into by DLC (i) prior to the date hereof and (ii) after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default by DLC, would have been paid, performed or otherwise discharged on or prior to the Exchange Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice or passage of time or both would constitute a default by DLC;

               (b) All liabilities and obligations associated with the DLC Assets in respect of Taxes for which such FE Subsidiary is liable pursuant to Sections 5.4 and 8.9(b) hereof;

               (c) All liabilities, responsibilities and obligations arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation is known or unknown, contingent or accrued, as of the Exchange Closing Date, including, but not limited to: (i) costs of compliance (including capital, operating and other costs) relating to any violation or alleged violation of Environmental Laws occurring prior to, on or after the Exchange Closing Date, with respect to the ownership or operation of the DLC Assets; (ii) property damage or natural resource damage (whether such damages were manifested before or after the Exchange Closing Date) arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to, or migrating from any DLC Assets prior to, on, or after the Exchange Closing Date; (iii) any Remediation (whether or not such Remediation commenced before the Exchange Closing Date or commences after the Exchange Closing Date) of Environmental Conditions or Regulated Substances that are present or have been Released prior to, on or after the Exchange Closing Date, at, on, in, adjacent to or migrating from the DLC Assets; (iv) any violations or alleged violations of Environmental Laws occurring on or after the Exchange Closing Date with respect to the ownership or operation of any DLC Assets; (v) any bodily injury or loss of life arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to or migrating from any DLC Assets on or after the Exchange Closing Date; (vi) any bodily injury, loss of life, property damage, or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Exchange Closing Date, of Regulated Substances generated in connection with the ownership or operation of the DLC Assets; and (vii) any Remediation of any Environmental Condition or Release of Regulated Substances arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Exchange Closing Date, of Regulated Substances generated in connection with the ownership or operation of the DLC Assets; provided, that nothing set forth in this Section 3.3(c) shall require any FE Subsidiary to assume any liabilities, responsibilities or obligations that are expressly excluded in Section 3.4;

               (d) All liabilities and obligations of DLC with respect to the DLC Assets under the agreements or consent orders set forth on Schedule 3.3(d) arising on or after the Exchange Closing;

               (e) Any Tax that may be imposed by any federal, state or local government on the ownership, sale (except as otherwise provided in Section 8.9(a)), operation or use of the DLC Assets on or after the Exchange Closing Date, except for any Income Taxes attributable to income received by DLC; and

               (f) All of DLC's rights (except as provided under the CAPCO Settlement Agreement) and obligations under all CAPCO Agreements, except to the extent otherwise specifically provided in the applicable DLC Assignment and Assumption Agreement.

          3.4 Excluded DLC Liabilities. Notwithstanding anything to the contrary in this Agreement, no FE Subsidiary shall assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of DLC, provided that, with respect to liabilities and obligations under one or more of the CAPCO Agreements, DLC retains such liabilities and obligations only to the extent such liabilities and obligations are imposed currently on DLC under such CAPCO Agreements, (collectively, the "Excluded DLC Liabilities"):

               (a) Any liabilities or obligations of DLC in respect of any Excluded DLC Assets or other assets of DLC that are not DLC Assets;

               (b) Any liabilities or obligations with respect to Taxes attributable to DLC's ownership, operation or use of DLC Assets for taxable periods, or portions thereof, ending before the Exchange Closing Date, except for Taxes for which any FE Subsidiary is liable pursuant to Section 5.4 hereof;

               (c) Any liabilities or obligations of DLC accruing under DLC Agreements prior to the Exchange Closing Date;

               (d) Any and all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or similar causes of action arising during or attributable to the period prior to the Exchange Closing Date, other than liabilities or obligations assumed by such FE Subsidiary under Section 3.3(c);

               (e) Any fines, penalties and associated costs for defending related enforcement actions resulting from any violation or alleged violation of Environmental Laws with respect to the ownership or operation of the DLC Assets occurring prior to the Exchange Closing Date;

               (f) Any payment obligations of DLC pursuant to the DLC Agreements for goods delivered or services rendered prior to the Exchange Closing Date, including, but not limited to, rental payments pursuant to the DLC Real Property Leases;

               (g) Any liabilities, responsibilities and obligations of DLC arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation was known or unknown, contingent or accrued, which relates to (i) any bodily injury, loss of life, property damage or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with the ownership or operation of the DLC Assets at any Off-Site Location, or arising from the arrangement for such activities, prior to the Exchange Closing Date; or (ii) any Remediation of any Environmental Condition or Regulated Substance at any Off-Site Location, arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with the ownership or operation of the DLC Assets at such Off-Site

Location, or arising from the arrangement for such activities, prior to the Exchange Closing Date; provided, that for purposes of this paragraph, "Off-Site Location" does not include any location to which Regulated Substances disposed of or Released at the DLC Assets have migrated;

               (h) Any liability to third parties (including employees) for bodily injury or loss of life, to the extent caused (or allegedly caused) by Environmental Conditions or the Release of Regulated Substances at, on, in, under, or adjacent to, or migrating from, the DLC Assets prior to the Exchange Closing Date; and

               (i) Any liability of DLC arising out of a breach by DLC or any of its Affiliates of any of their respective obligations under this Agreement or the Ancillary Agreements.

          3.5 Control of Litigation. The Parties agree and acknowledge that DLC shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activity (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Excluded DLC Liabilities, and the FE Subsidiaries agree to cooperate fully in connection therewith.

          3.6 Fuel Supplies. At the Exchange Closing, DLC will sell, assign, convey and transfer to each applicable FE Subsidiary its right, title and interest in and to the Fuel Supplies related to the operation of the corresponding DLC Plants, and such FE Subsidiary shall pay to DLC an amount equal to the actual cost of such Fuel Supplies on DLC's books and records, as established by invoices (and reasonable supporting materials demonstrating the actual cost of such Fuel Supplies) with such invoices and supporting materials to be delivered to the applicable FE Subsidiary by DLC not later than three (3) Business Days prior to the Exchange Closing; except that the cost (which the applicable FE subsidiary shall pay to DLC) of coal inventories at Mansfield, shall be the actual cost for such Fuel Supplies reflected on DLC's books and records at the Exchange Closing Date reduced by an amount equal to the product of the number of tons of coal that are in inventory at Mansfield on the Exchange Closing Date multiplied by $9.50 to provide an adjustment to compensate for an existing contract obligation; provided, however, that in the event the Exchange Closing occurs after December 31, 1999 but before March 1, 2000, such cost shall be the actual cost for such Fuel Supplies reflected on DLC's books and records reduced by an amount equal to the product of (x) the number of tons of coal that are in inventory at Mansfield on the Exchange Closing Date multiplied by (y) the product of $.15835 multiplied by the number of calendar days between the Exchange Closing Date and March 1, 2000; and, provided further that in the event the Exchange Closing occurs on or after March 1, 2000, such cost shall be the actual cost for such Fuel Supplies reflected on DLC's books and records without any reduction.

          3.7 Property Tax Litigation. The applicable FE Subsidiary will receive the full benefits, including any refunds, and shall bear the full costs incurred after October 14, 1998, related to pending litigation and appeals regarding the property taxes for Eastlake and Sammis as identified on Schedule
3.7. DLC will promptly pay to such FE Subsidiary all amounts received by DLC as a result of such pending litigation and appeals. If the Generation Exchange as to Eastlake or Sammis is not consummated for any reason, the Parties shall negotiate arrangements that place them in the same position as to such Plant, with respect to any such costs or benefits, as if neither the Agreement in Principle nor any of the Exchange Agreements had been executed. DLC will continue to take all actions necessary in such proceedings, in cooperation with the applicable FE Subsidiary, until the Exchange Closing, subject to reimbursement at the Exchange Closing by such FE Subsidiary of all expenses incurred by DLC for such proceedings after October 14, 1998.


                                   ARTICLE IV

                              TRANSFER OF FE ASSETS

          4.1 Transfer of FE Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, each applicable FE Subsidiary, as designated in Schedules 4.1 (Avon Lake), 4.1 (New Castle) and 4.1 (Niles), agrees that all of its ownership rights and interests in and to all of the assets (except for Excluded FE Assets) constituting, or used in, and necessary to generate electricity from, its FE Plant, including, without limitation, those assets identified in Schedule 4.1 and those assets described below, each as in existence on the Exchange Closing Date (collectively, "FE Assets"), will be assigned and conveyed to DLC, free and clear of all Encumbrances (except for Permitted Encumbrances (FE Assets)), and DLC agrees that it will have assumed and acquired such beneficial ownership rights and interests in the FE Assets from the FE Subsidiaries, such assignment, conveyance, assumption and acquisition to be effective as of the satisfaction or waiver of the last of the conditions to the Exchange Closing set forth in
Article IX by the Party entitled to the benefit of such condition.

               (a) Those certain parcels of real property owned by such FE Subsidiary relating to its FE Plants together with all buildings, facilities and other improvements thereon and all appurtenances thereto, as described in
Schedule 7.9 (Avon Lake), 7.9 (New Castle) and 7.9 (Niles), respectively (the "FE Real Property");

               (b) All FE Inventories of such FE Subsidiary, all Capital Spare Parts of such FE Subsidiary and, subject to Section 4.2(j), FE SO2 Emission Allowances and FE NOx Emission Allowances of such FE Subsidiary with a vintage year occurring during or after the year during which the Exchange Closing occurs;

               (c) All machinery (mobile or otherwise), equipment (including communications equipment), vehicles, tools, furniture and furnishings and other personal property related to the FE Assets, owned by such FE Subsidiary and located on the FE Real Property on the Exchange Closing Date, including, without limitation, the items of personal property included in Schedules 4.1(c)(Avon
Lake), 4.1(c)(New Castle) and 4.1(c)(Niles), respectively, as the case may be, together with all the personal property of such FE Subsidiaries used principally in the operation of its FE Plant that are in the possession of such FE Subsidiary whether or not located on the FE Real Property, as listed in such Schedules 4.1(c), (other than property used or primarily usable as part of the FE Transmission Assets) (collectively, "FE Tangible Personal Property");

               (d) Subject to the provisions of Section 8.6(c), all FE Agreements of such FE Subsidiary;

               (e) Subject to the provisions of Section 8.6(c), all FE Real Property Leases of such FE Subsidiary;

               (f)  All FE Transferable Permits of such FE Subsidiary;

               (g) All books, operating records, operating, safety and maintenance manuals, engineering design plans, documents, blueprints and as-built plans, specifications, procedures and similar items of such FE Subsidiary relating specifically to its FE Assets and necessary for the operation of its FE Plant (subject to the right of such FE Subsidiary to retain copies of the same for its use) other than such items which are proprietary to third parties and accounting records;

               (h) All unexpired, transferable warranties and guarantees from third parties with respect to any FE Asset of such FE Subsidiary, as of the Exchange Closing Date;

               (i) The names of the FE Plants. It is expressly understood that no FE Subsidiary is assigning or transferring to DLC or any Winning Bidder any right to use the name "FirstEnergy," "FE," "Ohio Edison," "Pennsylvania Power," "Cleveland Electric Illuminating," "Toledo Edison," "The Illuminating Company" or other trade names, trademarks, service marks, corporate names and logos or any part, derivative or combination thereof;

               (j) All drafts, memoranda, reports, information, technology, and specifications relating to such FE Subsidiary's plans for Year 2000 Compliance with respect to its FE Plant;

               (k) The Intellectual Property of each such FE Subsidiary, as described on Schedule 4.1(k) (the "FE Intellectual Property"); and

               (l) All FE Emission Reduction Credits of such FE Subsidiary with respect to its FE Plant that accrue on or after the date of this Agreement but prior to the Exchange Closing Date.

          4.2 Excluded FE Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute a transfer to DLC or a Winning Bidder of, or be construed as conferring on DLC or a Winning Bidder, and neither DLC nor a Winning Bidder is acquiring, any right, title or interest in or to the following specific assets of the FE Subsidiaries that are associated with their FE Assets, but which are hereby specifically excluded from the sale and the definition of FE Assets herein (collectively, the "Excluded FE Assets"):

               (a) The FE Transmission Assets of each FE Subsidiary, including those certain assets, facilities and agreements identified on Schedule 4.2(a) hereto;

               (b) Certain switches and meters in the FE Plants, gas facilities, revenue meters and remote testing units, drainage pipes and systems, as identified in the FE Easement and Attachment Agreement, and certain equipment and systems described on Schedule 4.2(b);

               (c) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities of such FE Subsidiaries;

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               (d)  All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables of such FE Subsidiaries;

               (e) The rights of each FE Subsidiary and its Affiliates to the names "FirstEnergy," "FE," "Ohio Edison," "Pennsylvania Power," "Cleveland Electric Illuminating," "Toledo Edison," "The Illuminating Company" or any other trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof;

               (f) All tariffs, agreements and arrangements to which an FE Subsidiary is a party for the purchase or sale of electric capacity and/or energy or for the purchase of transmission or ancillary services;

               (g) Except in the case of causes of action against third parties (including indemnification and contribution) relating to an Environmental Condition or Regulated Substances or arising under Environmental Laws, the rights of any FE Subsidiary in and to any causes of action against third parties (including indemnification and contribution) relating to any FE Real Property or FE Tangible Personal Property, FE Permits, FE Environmental Permits, Taxes, FE Real Property Leases or FE Agreements, if any, and not relating to the Assumed FE Liabilities, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the FE Plants or the FE Real Property and relating to any period prior to the Exchange Closing Date;

               (h) All personnel records of each FE Subsidiary and its Affiliates relating to the FE Transferred Employees, other than FE Transferred Employee Records or other records the disclosure of which is required by law, or legal or regulatory process or subpoena;

               (i) Any and all of each FE Subsidiary's rights and interests in any contract that is not an FE Agreement or that is an intercompany transaction between an FE Subsidiary and its Affiliate, whether or not such intercompany transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;

               (j)

                    (i) (A)   All FE SO2 Emission Allowances with a vintage year
          occurring prior to the year of the Exchange Closing and (B) any excess FE SO2 Emission Allowances resulting from the FE Subsidiaries' ownership of the FE Plants during the year of the Exchange Closing, which shall be calculated by summing the SO2 Emission Allowances allocated to the FE Plants by the USEPA for such year, multiplied by the quotient of the number of days of ownership of the FE Plants by the FE Subsidiaries divided by 365, and subtracting the actual tons of sulfur dioxide emitted by the FE Plants during such portion of such year. If the results of such calculation is zero or less than zero, the amount of the excess FE SO2 Emission Allowances shall equal zero;

                    (ii) Any excess FE NOx Emission Allowances resulting from the FE Subsidiaries' ownership of the FE Plants located in

          Pennsylvania during the year of the Exchange Closing, which shall be calculated by summing the NOx Emission Allowances allocated to such FE Plants by the PaDEP for such year, multiplied by the quotient of the number of days of the FE Subsidiaries' ownership of such FE Plants during the ozone season (as defined by PaDEP in its NOx Budget Program), divided by the number of days in said ozone season, and subtracting the actual tons of nitrous oxides emitted by such FE Plants during such portion of such ozone season. If the result of such calculation is zero or less then zero, the amount of the excess FE NOx Emission Allowances shall equal zero; and

               (k) Any and all rights and obligations of the FE Subsidiaries under the CAPCO Agreements.

          4.3 Assumed FE Liabilities. At the Exchange Closing, DLC and each FE Subsidiary shall execute and deliver to each other an FE Assignment and Assumption Agreement with respect to all of the Assumed FE Liabilities applicable to the FE Assets being transferred by such FE Subsidiary (including any Accrued Liabilities of the applicable FE Subsidiary), provided, however, that if DLC has exercised its option pursuant to Section 2.1 to direct each applicable FE Subsidiary to execute and deliver the respective FE Assignment and Assumption Agreement to the applicable Winning Bidder, then each such FE Subsidiary shall execute and deliver to such Winning Bidder, subject to such Winning Bidder executing and delivering, an FE Assignment and Assumption Agreement with respect to all of the Assumed FE Liabilities applicable to the FE Assets being transferred by such FE Subsidiary to such Winning Bidder, except as otherwise provided below with respect to Accrued FE Liabilities, and provided further, that the FE Subsidiaries agree that the obligation of DLC to execute an FE Assignment and Assumption Agreement with respect to any of the Assumed FE Liabilities (other than Accrued FE Liabilities) shall be discharged by the execution of an FE Assignment and Assumption Agreement by the applicable Winning Bidder with respect to such FE Assumed Liabilities. All of the following liabilities and obligations of each FE Subsidiary, direct or indirect, known or unknown, absolute or contingent, which relate to, or arise by virtue of such FE Subsidiary's ownership of the FE Assets (other than Excluded FE Liabilities) are referred to collectively as "Assumed FE Liabilities":

               (a) All liabilities and obligations of such FE Subsidiary associated with its FE Assets arising on or after the Exchange Closing Date under its FE Agreements, FE Real Property Leases and FE Transferable Permits, each in accordance with the terms thereof, including, without limitation, the FE Agreements entered into by such FE Subsidiary (i) prior to the date hereof and
(ii) after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default of such FE Subsidiary, would have been paid, performed or otherwise discharged on or prior to the Exchange Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice or passage of time or both would constitute a default by such FE Subsidiary;

               (b) All liabilities and obligations of such FE Subsidiary associated with its FE Assets in respect of Taxes for which DLC or the corresponding Winning Bidder is liable pursuant to Sections 5.4 or 8.9(a) hereof;

               (c) All liabilities and obligations of the such FE Subsidiary associated with its FE Assets with respect to the FE Transferred Employees incurred after the Exchange Closing Date for which the corresponding Winning Bidder is responsible pursuant to Section 8.11;

               (d) All liabilities, responsibilities and obligations of such FE Subsidiary associated with its FE Assets arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation is known or unknown, contingent or accrued, as of the Exchange Closing Date, including, but not limited to: (i) costs of compliance (including capital, operating and other costs) relating to any violation or alleged violation of Environmental Laws occurring prior to, on or after the Exchange Closing Date, with respect to the ownership or operation of the FE Assets; (ii) property damage or natural resource damage (whether such damages were manifested before or after the Exchange Closing Date) arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to, or migrating from any FE Assets prior to, on, or after the Exchange Closing Date; (iii) any Remediation (whether or not such Remediation commenced before the Exchange Closing Date or commences after the Exchange Closing Date) of Environmental Conditions or Regulated Substances that are present or have been Released prior to, on or after the Exchange Closing Date, at, on, in, adjacent to or migrating from the FE Assets; (iv) any violations or alleged violations of Environmental Laws occurring on or after the Exchange Closing Date with respect to the ownership or operation of any FE Assets; (v) any bodily injury or loss of life arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to or migrating from any FE Assets on or after the Exchange Closing Date; (vi) any bodily injury, loss of life, property damage, or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Exchange Closing Date, of Regulated Substances generated in connection with the ownership or operation of the FE Assets; and (vii) any Remediation of any Environmental Condition or Release of Regulated Substances arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Exchange Closing Date, of Regulated Substances generated in connection with the ownership or operation of the FE Assets; provided, that nothing set forth in this Section 4.3(d) shall require the applicable Winning Bidder or DLC to assume any liabilities, responsibilities or obligations that are expressly excluded in Section 4.4;

               (e) All liabilities and obligations of such FE Subsidiary associated with its FE Assets under the agreements or consent orders set forth on Schedule 4.3(e) arising on or after the Exchange Closing Date; and

               (f) With respect to the FE Assets of such FE Subsidiary, any Tax that may be imposed by any federal, state or local government on the ownership, sale (except as otherwise provided in Section 8.9(a)), operation or use of the FE Assets on or after the Exchange Closing Date, except for any Income Taxes attributable to income received by such FE Subsidiary.

Notwithstanding any other provision of this Section 4.3, to the extent that any of the Assumed FE Liabilities that would be assigned and assumed by a Winning Bidder pursuant to this Section 4.3 are Accrued Liabilities as of the Exchange

Closing Date of an FE Subsidiary ("Accrued FE Liabilities"), then such Accrued FE Liabilities shall not be assigned to and assumed by such Winning Bidder as otherwise provided herein, but shall instead be assigned to and assumed by DLC at the Exchange Closing pursuant to FE (Accrued Liability) Assignment and Assumption Agreements to be entered into between DLC and such FE Subsidiaries, and each FE Subsidiary and DLC agree to execute and deliver to each other an FE (Accrued Liability) Assignment and Assumption Agreement with respect to the Accrued Liabilities of such FE Subsidiary.

          4.4 Excluded FE Liabilities. Notwithstanding anything to the contrary in this Agreement, neither DLC nor the applicable Winning Bidder shall assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of each of the FE Subsidiaries (collectively, the "Excluded FE Liabilities"):

               (a) Any liabilities or obligations of the applicable FE Subsidiary in respect of any Excluded FE Assets or other assets of such FE Subsidiary that are not its FE Assets;

               (b) Any liabilities or obligations of such FE Subsidiary with respect to Taxes attributable to such FE Subsidiary's ownership, operation or use of its FE Assets for taxable periods, or portions thereof, ending before the Exchange Closing Date, except for Taxes for which the applicable Winning Bidder or DLC is liable pursuant to Sections 5.4 hereof;

               (c) Any liabilities or obligations of such FE Subsidiary accruing under any of its FE Agreements prior to the Exchange Closing Date;

               (d) Any and all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or similar causes of action arising during or attributable to the period prior to the Exchange Closing Date, other than liabilities or obligations assumed under Section 4.3(d);

               (e) Any fines, penalties and associated costs for defending related enforcement actions, resulting from any violation or alleged violation of Environmental Laws with respect to such FE Subsidiary's ownership or operation of its FE Assets occurring prior to the Exchange Closing Date;

               (f) Any payment obligations of such FE Subsidiary pursuant to its FE Agreements for goods delivered or services rendered prior to the Exchange Closing Date, including, but not limited to, rental payments pursuant to its FE Real Property Leases;

               (g) Any liabilities, responsibilities and obligations of such FE Subsidiary arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation was known or unknown, contingent or accrued, which relates to (i) any bodily injury, loss of life, property damage or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with such FE Subsidiary's ownership or operation of its FE Assets at any Off-Site Location, or arising from the arrangement for such activities, prior to the Exchange Closing Date; or (ii) any Remediation of any Environmental

Condition or Regulated Substance at any Off-Site Location, arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with such FE Subsidiary's ownership or operation of its FE Assets at such Off-Site Location, or arising from the arrangement for such activities, prior to the Exchange Closing Date; provided, that for purposes of this paragraph, "Off-Site Location" does not include any location to which Regulated Substances disposed of or Released at such FE Assets have migrated;

               (h) Any liability to third parties (including employees) for bodily injury or loss of life, to the extent caused (or allegedly caused) by Environmental Conditions or the Release of Regulated Substances at, on, in, under, or adjacent to, or migrating from, the FE Assets of such FE Subsidiary prior to the Exchange Closing Date;

               (i) Any liabilities or obligations of such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary relating to any FE Plan including but not limited to any liability (i) relating to benefits payable under any FE Plan;
(ii) relating to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (iii) relating to a multi-employer plan; (iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA;
(v) with respect to any noncompliance with ERISA or any other applicable laws; or (vi) with respect to any suit, proceeding or claim which is brought against DLC or the applicable Winning Bidder, any FE Plan, or any fiduciary or former fiduciary of any such FE Plan, in each case other than liabilities or obligations assumed under Section 8.11;

               (j) Any liabilities or obligations arising from facts or circumstances prior to the Exchange Closing Date relating to the employment or termination of employment, including discrimination, wrongful discharge, unfair labor practices, or constructive termination by such FE Subsidiary of any individual, attributable to any actions or inactions by such FE Subsidiary prior to the Exchange Closing Date, including without limitation unfair labor practice charges relating to Avon Lake, other than those actions or inactions taken at the written direction of DLC, other than liabilities or obligations assumed under Section 8.11;

               (k) Any obligations of such FE Subsidiary for wages, overtime, employment taxes, severance pay, transition payments in respect of compensation or similar benefits accruing or arising prior to the Exchange Closing Date under any term or provision of any contract, plan, instrument or agreement relating to any of its FE Assets, other than liabilities or obligations assumed under
Section 8.11; and

               (l) Any liability of the applicable FE Subsidiary arising out of a breach by such FE Subsidiary, or any of its Affiliates, of any of their respective obligations under this Agreement or the Ancillary Agreements.

          4.5 Control of Litigation. The Parties agree and acknowledge that the FE Subsidiaries shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activity (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Excluded FE Liabilities and DLC shall cooperate fully in connection therewith, and the Auction Agreements shall provide that the applicable Winning Bidder shall agree to cooperate fully in connection therewith.

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
          4.6 Fuel Supplies. At the Exchange Closing, each FE Subsidiary will sell, assign, convey, transfer and deliver to DLC its right, title and interest in and to the Fuel Supplies related to the operation of its FE Plants, and DLC shall pay the applicable FE Subsidiary an amount equal to the actual cost of such Fuel Supplies on such FE Subsidiary's books and records, as established by invoices (and reasonable supporting materials demonstrating the actual cost of such Fuel Supplies) with such invoices and supporting materials to be delivered to DLC by such FE Subsidiary not later than three (3) Business Days prior to the scheduled date of the Exchange Closing.

          4.7 Inventories. Schedule 4.7 lists the quantities of FE Inventories for the Avon Lake, New Castle and Niles FE Plants that will be transferred to DLC together with the net book values of such FE Inventories. At the Exchange Closing, as part of the FE Assets, each FE Subsidiary will transfer to DLC the FE Inventories relating to its FE Plants. Because each FE Subsidiary has operated its FE Plant as part of a larger, integrated utility system, not all of such FE Inventories have actually been maintained in stock at each such FE Plant, but are identified and dedicated as FE Assets on Schedules 4.7 (Avon
Lake), 4.7 (New Castle) and 4.7 (Niles), respectively, as the case may be. Each FE Subsidiary shall transport and deliver all such FE Inventories to the applicable FE Plant prior to the Exchange Closing.


                                    ARTICLE V

                              THE EXCHANGE CLOSING

          5.1 Exchange Closing. Upon the terms and subject to the satisfaction of the conditions in Article IX of this Agreement, the exchange between the Parties hereto, as contemplated by this Agreement, shall take place at a closing (the "Exchange Closing"), to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C. at 10:00 a.m. local time on the day following the date that all of the conditions precedent to the Exchange Closing set forth in Article IX of this Agreement have been either satisfied or waived by the Party for whose benefit such conditions precedent exist, or at such other time and date as the Parties may mutually agree.

          5.2  Calculation of Closing Payments.

               (a) No payment of any purchase price will be made by either Party to the other for the transfer of the DLC Assets and the FE Assets. The Parties have agreed that certain payments will be made for other specified purposes (hereinafter, the "Closing Payments") and such Closing Payments shall be calculated in accordance with this Section 5.2.

               (b) The "DLC Closing Payments" means the sums of the following amounts calculated for and to be paid to DLC by the applicable FE Subsidiary:

                    (i) the amounts expended by DLC between the date hereof and the Exchange Closing Date for DLC Capital Expenditures relating to the DLC Assets transferred to such FE Subsidiary that (A) are not described in Schedule 8.1(d) and (B) satisfy one or more of the tests for permitted DLC Capital Expenditures set forth in Section 8.1(d); plus or minus

                    (ii) the amounts by which DLC's share of the book value of all DLC Inventories relating to the DLC Assets transferred to such FE Subsidiary, as of the Exchange Closing Date, exceeds or falls short of that value set forth in Schedule 5.2(b)(ii); plus or minus

                    (iii) the net balance payable to or by DLC, if any, of items relating to the DLC Assets transferred to such FE Subsidiary prorated as of the Exchange Closing Date pursuant to Section 5.4; plus

                    (iv) the amounts payable to DLC pursuant to Section 3.6 by such FE Subsidiary for DLC's ownership interest in the Fuel Supplies at the DLC Plants transferred to such FE Subsidiary; plus

                    (v) in the case of PPC, the amount payable to DLC by PPC pursuant to the Electrical Facilities Agreement; plus

                    (vi) in the case of CEIC, the amount payable to DLC by CEIC for costs incurred in the property tax litigation pursuant to
          Section 3.7.

               (c) The "FE Closing Payments" means the sums of the following amounts calculated for and to be paid to the applicable FE Subsidiary by DLC:

                    (i) the amount expended by such FE Subsidiary between the date hereof and the Exchange Closing Date for FE Capital Expenditures, with respect to its FE Assets that (A) are not described in Schedule 8.1(c) and (B) satisfy one or more of the tests for permitted FE Capital Expenditures set forth in Section 8.1(c); plus or minus

                    (ii) the amount by which the book value of FE Inventories for such FE Subsidiary's FE Plant, as of the Exchange Closing Date, exceeds or falls short of that set forth in Schedule 4.7 with respect to such FE Plant; plus or minus

                    (iii) the net balance payable to or by such FE Subsidiary, if any, of items relating to its FE Assets prorated pursuant to Section 5.4.

               (d) At least ten (10) Business Days prior to the Exchange Closing Date, DLC shall prepare and deliver to each FE Subsidiary an estimated closing statement (collectively, the "DLC Estimated Closing Statements") that shall set forth DLC's best estimate of the estimated DLC Closing Payments relating to such FE Subsidiary (collectively, the "DLC Estimated Closing Payments"). At least ten (10) Business Days prior to the Exchange Closing Date, each FE Subsidiary shall prepare and deliver to DLC an estimated closing statement (collectively, the "FE Estimated Closing Statements") that shall set forth such FE Subsidiary's best estimate of the estimated FE Closing Payments relating to DLC (collectively, the "FE Estimated Closing Payments"). Within five
(5) Business Days following the delivery of an Estimated Closing Statement, the Party receiving such Estimated Closing Statement may object in good faith to such Estimated Closing Payment in writing. In the event of any such objection, the applicable Parties shall attempt to resolve their differences by negotiation. If such Parties are unable to do so before three (3) Business Days prior to the Exchange Closing Date, the amounts of the Estimated Closing Payments not in dispute shall be paid at the Exchange Closing and the disputed portions shall be paid as a Final Adjustment to the extent required by Section 5.2(f).

               (e)  Within sixty (60) days following the Exchange Closing Date,
(i) DLC shall prepare and deliver to each FE Subsidiary a final closing statement setting forth the final DLC Closing Payment relating to such FE Subsidiary including adjustments to the proration amounts specified by Section
5.4 (collectively, the "Proposed DLC Final Adjustments"), and (ii) each applicable FE Subsidiary shall prepare and deliver to DLC a final closing statement setting forth the final FE Closing Payment relating to DLC including adjustments to the proration amounts specified by Section 5.4 (collectively, the "Proposed FE Final Adjustments"). All calculations of the Closing Payments shall be prepared using the same accounting principles, policies and methods as the Conveying Party has historically used in connection with the calculation of the items reflected on such Proposed Final Adjustment.

               (f) Within thirty (30) days following the delivery of the Proposed Final Adjustment, the Party receiving such Proposed Final Adjustment may object to such Proposed Final Adjustment in writing. Each Party agrees to cooperate with the other Party to provide such Party and its Representatives information used to prepare such Proposed Final Adjustment and information relating thereto. If the Party receiving a Proposed Final Adjustment objects to such Proposed Final Adjustment, the applicable Parties shall attempt to resolve their differences by negotiation. If such Parties are unable to do so within thirty (30) days of any such objection, the applicable FE Subsidiary and DLC shall appoint an Independent Accounting Firm, which shall, at their joint expense, review the Proposed Final Adjustment and determine the appropriate adjustment to the Closing Payment, if any, within thirty (30) days of such appointment. The Parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The finding of such Independent Accounting Firm shall be binding on the Parties. Upon determination by agreement of the Parties or by binding determination of the Independent Accounting Firm of the appropriate adjustment (in either case, the "Final Adjustment"), if the Final Adjustment results in a change to the Closing Payment made by either DLC or the applicable FE Subsidiary, the Party owing the difference shall deliver such difference to the Party owed such amount no later than two (2) Business Days after the determination of such Final Adjustment, in immediately available funds or in any other manner as reasonably requested by the Party owed such amount.

          5.3 Payment of Closing Payments. (a) If the DLC Closing Payment calculated for any of the FE Subsidiaries is a positive amount, such amount shall be payable by the applicable FE Subsidiary to DLC. If the DLC Closing Payment calculated for any of the FE Subsidiaries is a negative amount, such amount shall be payable by DLC to the applicable FE Subsidiary.

          (b) If the FE Closing Payment calculated for DLC is a positive amount, such amount shall be payable by DLC to the applicable FE Subsidiary. If the FE Closing Payment calculated for DLC is a negative amount, such amount shall be payable by the applicable FE Subsidiary to DLC.

          (c) Amounts payable with respect to each Closing Payment shall be aggregated or offset, as appropriate (the remaining amount payable after such aggregation or offset is referred to herein as a "Closing Payment Balance"). In connection with the Exchange Closing, subject to Section 5.2(d), each Party owing a Closing Payment Balance shall pay such amount to the Party to whom such Closing Payment Balance is owed at the Exchange Closing by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by such Parties.

          5.4 Prorations. Notwithstanding anything to the contrary in any of the CAPCO Agreements:

               (a) The Parties agree that all of the items normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Exchange Assets shall be prorated as of the Exchange Closing Date, with each Conveying Party remaining liable for such items to the extent such items relate to any time period prior to the Exchange Closing Date, and the Party that is acquiring such Conveying Party's Exchange Assets under this Agreement to be liable for such items to the extent such items relate to periods commencing with the Exchange Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

                    (i) personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the Exchange Assets;

                    (ii) rent, Taxes and all other items (including prepaid services or goods not included in Inventories) payable by or to a Conveying Party under any of the Assigned Agreements conveyed by that Party;

                    (iii) any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permit;

                    (iv) sewer rents and charges for water, telephone, electricity and other utilities with respect to the Exchange Assets;

                    (v) rent and Taxes payable by a Conveying Party under the Real Property Leases assigned to the Party that is acquiring such Real Property Leases under this Agreement; and

                    (vi) insurance premiums paid on or with respect to the business and operation of the Exchange Assets.

               (b)  In connection with the prorations referred to in Section 5.4
(a) above, in the event that actual figures are not available at the Exchange Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Exchange Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. The prorations shall be based on the number of days in a year or other appropriate period (i) before the Exchange Closing Date and (ii) including and after the Exchange Closing Date.

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
The Parties agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 5.4.

          5.5 Audit Cooperation. Each Party shall notify and provide the other Party with reasonable assistance in the event of an examination, audit or other proceeding regarding any fair market value of the Exchanged Assets and Assumed Liabilities.

          5.6 Deliveries by FE Subsidiaries. At the Exchange Closing, each FE Subsidiary with respect to its FE Assets will deliver, or cause to be delivered, the following to DLC (or, if DLC so directs, the applicable Winning Bidder):

               (a) With respect to the transfer of the FE Assets (except for the Excluded FE Assets) and Assumed FE Liabilities (except for the Excluded FE Liabilities):

                    (i) Duly executed Bills of Sale with respect to the FE Assets of such FE Subsidiary;

                    (ii) Certified copies of any and all governmental and other third party consents, waivers or approvals obtained or required to be obtained by the applicable FE Subsidiary with respect to the transfer of its FE Assets or the consummation of the transactions contemplated by this Agreement;

                    (iii) One or more Warranty Deeds conveying title to the FE Real Property by such FE Subsidiary to DLC or, if DLC so directs, the corresponding Winning Bidder, duly executed and acknowledged by such FE Subsidiaries and in recordable form;

                    (iv)      FIRPTA Affidavits, duly executed by such FE
          Subsidiary;

                    (v) To the extent available, originals of all of its FE Agreements, FE Real Property Leases and FE Transferable Permits and, if such originals are not available, true and correct copies thereof;

                    (vi) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of DLC and its counsel, be necessary or desirable to transfer the FE Assets to DLC or, if DLC so directs, the applicable Winning Bidder, in accordance with this Agreement and where necessary or desirable in recordable form; and

                    (vii) The applicable FE Assignment and Assumption Agreement, the FE (Accrued Liability) Assignment and Assumption Agreement, the FE Easement and Attachment Agreement, the FE Connection Agreement and the FE Must-Run Agreement, duly executed by the such FE Subsidiary.

          (b) With respect to the transfer of DLC Assets (except for the Excluded DLC Assets) and the assumption of Assumed DLC Liabilities (except for Excluded DLC Liabilities):

                    (i) The DLC Assignment and Assumption Agreements, the CAPCO Settlement Agreement, the Electrical Facilities Agreement and the Settlement Agreement duly executed by the applicable FE Subsidiaries; and

                    (ii) All such other instruments of assignment or assumption as shall, in the reasonable opinion of DLC and its counsel, be necessary for the assignment of the DLC Assets to or the assumption of the Assumed DLC Liabilities by the FE Subsidiaries, in accordance with this Agreement.

               (c)  With respect to this Agreement:

                    (i) The documents to be delivered by such FE Subsidiary under Section 9.2;

                    (ii) Copies, certified by the Secretary or Assistant Secretary of such FE Subsidiary, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by each of the FE Subsidiaries in connection herewith and with the consummation of the transactions contemplated hereby;

                    (iii) Certificates of the Secretary or Assistant Secretary of such FE Subsidiary identifying the name and title and bearing the signatures of the officers of such FE Subsidiary authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

                    (iv) Certificates of Good Standing with respect to such FE Subsidiary, issued by the Secretary of State of Ohio or the Secretary of State of the Commonwealth of Pennsylvania, as appropriate;

                    (v) Such other agreements, documents, instruments and writings as are reasonably required to be delivered by such FE Subsidiary at or prior to the Exchange Closing Date pursuant to this Agreement or the Auction Agreement or otherwise reasonably required by DLC or the applicable Winning Bidder, as the case may be, in connection herewith; and

                    (vi) Certificates dated the Exchange Closing Date executed by the duly authorized officers of such FE Subsidiary to the effect that, to such officers' Knowledge, the conditions set forth in Sections 9.2(b), (c) and (d) have been satisfied by such FE Subsidiary and that each of the representations and warranties of such FE Subsidiary made in this Agreement are true and correct in all material respects as though made at and as of the Exchange Closing Date.

          5.7 Deliveries by DLC. At the Exchange Closing, DLC will deliver, or cause to be delivered, the following to the applicable FE Subsidiary:

               (a) With respect to the transfer of the DLC Assets (except for the Excluded DLC Assets):

                    (i) The DLC Assignment and Assumption Agreements, the CAPCO Settlement Agreement, the Electrical Facilities Agreement and the Settlement Agreement, duly executed by DLC;

                    (ii) Duly executed Bills of Sale with respect to the DLC Assets;

                    (iii) Certified copies of any and all governmental and other third party consents, waivers or approvals obtained or required to be obtained by DLC with respect to the transfer of the DLC Assets or the consummation of the transactions contemplated by this Agreement;

                    (iv) One or more Warranty Deeds conveying title to the DLC Real Property to the applicable FE Subsidiaries, duly executed and acknowledged by DLC and in recordable form;

                    (v)       FIRPTA Affidavits, duly executed by DLC;

                    (vi) To the extent available, originals of all DLC Agreements, DLC Real Property Leases and DLC Transferable Permits and, if such originals are not available, true and correct copies thereof; and

                    (vii) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of the applicable FE Subsidiaries and their counsel, be necessary or desirable to transfer the DLC Assets to such FE Subsidiaries, in accordance with this Agreement and where necessary or desirable in recordable form.

               (b) With respect to the transfer of the FE Assets (except for the Excluded FE Assets):

                    (i) The FE Assignment and Assumption Agreements, the FE (Accrued Liability) Assignment and Assumption Agreements, the FE Easement and Attachment Agreements, the FE Connection Agreements and the FE Must-Run Agreements, duly executed by the corresponding Winning Bidder or DLC, as applicable; and

                    (ii) All such other instruments of assignment or assumption as shall, in the reasonable opinion of the applicable FE Subsidiaries and their counsel, be necessary for assignment of the FE Assets to or the assumption of the Assumed FE Liabilities by DLC or the corresponding Winning Bidder, respectively, in accordance with this Agreement.

               (c)  With respect to this Agreement:

                    (i)       The documents to be delivered by DLC under Section
          9.3;

                    (ii) Copies, certified by the Secretary or Assistant Secretary of DLC, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by DLC in connection herewith and with the consummation of the transactions contemplated hereby;

                    (iii) A certificate of the Secretary or Assistant Secretary of DLC identifying the name and title and bearing the signatures of the officers of DLC authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

                    (iv) A certificate of Good Standing with respect to DLC, issued by the Secretary of State of the Commonwealth of Pennsylvania and by the Secretary of State of such other states where DLC conducts business;

                    (v) Such other agreements, documents, instruments and writings as are required to be delivered by DLC at or prior to the Exchange Closing Date pursuant to this Agreement or otherwise reasonably required by the FE Subsidiaries in connection herewith; and

                    (vi) Certificate dated the Exchange Closing Date executed by the duly authorized officers of DLC to the effect that, to such officers' Knowledge, the conditions set forth in Sections 9.3(b),
          (c) and (d) have been satisfied by DLC and that each of the representations and warranties of DLC made in this Agreement are true and correct in all material respects as though made at and as of the Exchange Closing Date.

          5.8 Ancillary Agreements. The Parties acknowledge that the Ancillary Agreements (except for the Auction Agreements, the Support Agreement, the CAPCO Settlement Agreement and the Electrical Facilities Agreement) shall be executed on the Exchange Closing Date or the Auction Closing Date, as applicable, and each Party agrees to execute, in connection with the Exchange Closing or the Auction Closing, as applicable, each such Ancillary Agreement to which it is to be a party, substantially in the form of such Ancillary Agreements attached hereto. Each Party further (i) acknowledges that it has executed the CAPCO Settlement Agreement and the Electrical Facilities Agreement on the date hereof and (ii) agrees that the Parties hereto shall make, pursuant to Section 8.7 hereof, all filings necessary or advisable to obtain any Required Regulatory Approvals in respect of such CAPCO Settlement Agreement and such Electrical Facilities Agreement and the transactions contemplated in each of them.

          5.9 Pending Litigation. The Settlement Agreement will take effect as of the Exchange Closing and when effective shall constitute full settlement of the claims asserted or which could have been asserted in the Eastlake Litigation (as defined below). Upon the execution of the Exchange Agreements, the Parties will jointly present to the Federal District Court, Northern District of Ohio an order in the form of Exhibit N attached hereto, to suspend the litigation captioned The Cleveland Electric Illuminating Company v. Duquesne Light Company under docket number 1:95 CV 2307 (the "Eastlake Litigation") while preserving the Parties' rights to continue the Eastlake Litigation in the event that the Exchange Closing does not occur. If the Exchange Closing does not occur, DLC shall retain all rights with respect to such litigation, provided that execution of the Exchange Agreements shall constitute an irrevocable waiver by DLC of claims for money damages in the Eastlake Litigation but not for any other remedy, including the partition or sale of the unit.

          5.10 Work in Progress. The Parties agree to work together before and after the Exchange Closing to effect an orderly transition with respect to work in progress.


                                   ARTICLE VI

               REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF DLC

         DLC represents and warrants to the FE Subsidiaries as follows:

          6.1 Incorporation; Qualification. DLC is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now being conducted. DLC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business, as now being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a DLC Material Adverse Effect. DLC has heretofore delivered to the FE Subsidiaries true, complete and correct copies of its Articles of Incorporation and Bylaws as currently in effect.

          6.2 Authority. DLC has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which DLC is a signatory and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which DLC is a signatory by DLC and the consummation of the transactions contemplated hereby and thereby by DLC have been duly and validly authorized by all necessary corporate action required on the part of DLC and this Agreement has been duly and validly executed and delivered by DLC. Subject to the receipt of the DLC Required Regulatory Approvals, each of this Agreement and the Ancillary Agreements to which DLC is a signatory constitutes the legal, valid and binding agreement of DLC, enforceable against DLC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          6.3  Consents and Approvals; No Violation. (a) Except as set forth in
Schedule 6.3(a), and subject to obtaining any DLC Required Regulatory Approvals, neither the execution, delivery and performance of this Agreement by DLC nor the execution, delivery and performance by DLC of the Ancillary Agreements to which it is a party will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of DLC, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which DLC is a party or by which it, or any of the DLC Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, create a DLC Material Adverse Effect; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to DLC, which violations, individually or in the aggregate, would create a DLC Material Adverse Effect.

               (b) Except as set forth in Schedule 6.3(b) (the filings and approvals referred to in Schedule 6.3(b) are collectively referred to as the "DLC Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement by DLC, or the consummation by DLC of the transactions contemplated hereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will not prevent DLC from performing its material obligations hereunder and (ii) such consents, approvals, filings or notices which become applicable to DLC or the DLC Assets as a result of the specific regulatory status of the FE Subsidiaries (or any of their Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the FE Subsidiaries (or any of their Affiliates) is or proposes to be engaged.

          6.4 Insurance. Except as set forth in Schedule 6.4, all material policies of fire, liability, workers' compensation and other forms of insurance (if any) owned or held by, or on behalf of, DLC with respect to the business, operations or employees at the DLC Plants or the DLC Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 6.4, within the thirty-six (36) months preceding the date of this Agreement, DLC has not been refused any insurance with respect to the DLC Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve (12) months.

          6.5 DLC Real Property Leases. Schedule 6.5 lists, as of the date of this Agreement, all real property leases under which DLC is a lessee or lessor and which relate to the DLC Assets ("DLC Real Property Leases"). Except as set forth in Schedule 6.5, all such DLC Real Property Leases are valid, binding and enforceable against DLC in accordance with their terms; there are no existing defaults by DLC or, to DLC's Knowledge, any other party thereunder that could reasonably be expected to result in a DLC Material Adverse Effect; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by DLC or, to DLC's Knowledge, any other party thereunder that could reasonably be expected to result in a DLC Material Adverse Effect. DLC has delivered to the FE Subsidiaries true, correct and complete copies of each of the DLC Real Property Leases.

          6.6 Environmental Matters. DLC is an owner but not an operator of each of the DLC Plants, each of which is operated by an FE Subsidiary. For this reason, both DLC's environmental responsibilities and its Knowledge of environmental issues and concerns at the DLC Plants and the DLC Assets are limited. Subject to this fact, and except as disclosed in Schedule 6.6:

               (a) DLC holds, and is in substantial compliance with, all DLC Environmental Permits that are required for DLC to own the DLC Assets, and DLC is otherwise in compliance with applicable Environmental Laws with respect to its ownership of the DLC Assets, except for such failures to hold or comply with required DLC Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create a DLC Material Adverse Effect;

               (b) DLC has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law, with respect to the DLC Real Property; and

               (c) DLC has not entered into or agreed to any consent decree or order relating to the DLC Assets, and is not subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to Remediation of Regulated Substances under any Environmental Law relating to the DLC Assets.

The representations and warranties made in this Section 6.6 are DLC's exclusive representations and warranties relating to environmental matters.

          6.7 Real Property. Schedule 6.7 contains a description of the DLC Real Property included in the DLC Assets. True and correct copies of all current surveys, abstracts, title commitments and title opinions in DLC's possession and all policies of title insurance currently in force and in the possession of DLC with respect to the DLC Real Property have heretofore been made available to the FE Subsidiaries.

          6.8 Condemnation. Except as set forth in Schedule 6.8, DLC has not received any written notices of and otherwise has no Knowledge of any pending or threatened proceedings or actions by any Governmental Authority to condemn or take by power of eminent domain all or any part of the DLC Assets.

          6.9 Contracts and Leases. (a) Schedule 6.9(a) lists each DLC Agreement which is material to DLC for the business or operations of the DLC Assets, other than those (i) that are expected to expire or terminate prior to the Exchange Closing Date, (ii) that provide for annual payments by DLC after the date hereof of less than $100,000 or payments by DLC after the date hereof of less than $500,000 in the aggregate, or (iii) to which an FE Subsidiary is a signatory.

               (b) Except as disclosed in Schedule 6.9(b), each DLC Agreement listed in Schedule 6.9(a), constitutes a legal, valid and binding obligation of DLC and, to DLC's Knowledge, constitutes a valid and binding obligation of the other parties thereto, and may be transferred to the applicable FE Subsidiary as contemplated by this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, unless in any such case the impact of such lack of legality, validity or binding nature, or inability to transfer, would not, individually or in the aggregate, create a DLC Material Adverse Effect.

               (c) Except as set forth in Schedule 6.9(c), there is not, under any of the DLC Agreements listed in Schedule 6.9(a), any default or event which, with notice or lapse of time or both, would constitute a default on the part of DLC or, to DLC's Knowledge, any of the other parties thereto, except such events of default and other events which would not, individually or in the aggregate, create a DLC Material Adverse Effect.

          6.10 Legal Proceedings. Except as set forth in Schedule 6.10, there is no action or proceeding pending, or, to DLC's Knowledge, threatened against DLC before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to create a DLC Material Adverse Effect. Except as set forth in Schedule 6.10, DLC is not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority that would, individually or in the aggregate, create a DLC Material Adverse Effect.

          6.11 Permits. (a) DLC has all DLC Permits (other than DLC Environmental Permits, which are addressed in Section 6.6 hereof) necessary to own the DLC Assets except where the failure to have such DLC Permits would not, individually or in the aggregate, create a DLC Material Adverse Effect. Except as disclosed on Schedule 6.11(a), DLC has not received any written notification that DLC is in violation of any such DLC Permits, except notifications of violations which would not, individually or in the aggregate, create a DLC Material Adverse Effect. DLC is in compliance with all such DLC Permits except where non-compliance would not, individually or in the aggregate, create a DLC Material Adverse Effect.

               (b) Schedule 6.11(b) sets forth all material DLC Permits (other than DLC Transferable Permits, which are set forth on Schedule 1.1(64)) related to the DLC Assets.

          6.12 Taxes. (a) DLC has filed or caused to be filed all Tax Returns that are required to be filed by it with respect to any Tax relating to the DLC Assets, and paid or caused to be paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not create a DLC Material Adverse Effect. All Tax Returns relating to the DLC Assets are true, correct and complete in all material respects. There are no liens for Taxes upon the DLC Assets except for liens for Taxes not yet due and Permitted Encumbrances (DLC Assets).

          (b) Except as set forth in Schedule 6.12(b), no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of DLC in respect of the DLC Assets, which have not been fully paid or finally settled, and any such deficiency shown in Schedule 6.12(b) is being contested in good faith through appropriate proceedings.

          (c) Except as set forth in Schedule 6.12(c), there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the DLC Assets that will be binding upon any FE Subsidiary after the Exchange Closing.

          (d) Except as set forth in Schedule 6.12(d), none of the DLC Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f) of the Code, and none of the DLC Assets is "tax-exempt use" property within the meaning of Section 168(h) of the Code.

          (e) Schedule 6.12(e) sets forth the taxing jurisdictions in which DLC owns DLC Assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require any FE Subsidiary to withhold any portion of the consideration or subject any FE Subsidiary to any liability for any Taxes of DLC.

          6.13 Intellectual Property. Schedule 3.1(l) sets forth all Intellectual Property used in and, individually or in the aggregate with other Intellectual Property, material to the operation of the DLC Assets, each of which DLC either has all right, title and interest in, or valid and binding rights under contract to use in connection with its operation of the DLC Assets. Except as disclosed in Schedule 6.13, (i) DLC is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use such Intellectual Property, and (ii) to DLC's Knowledge, such Intellectual Property is not being infringed by any other Person. DLC has not received notice that it is infringing any Intellectual Property of any other Person in connection with the operation or business of the DLC Assets, and DLC, to its Knowledge, is not infringing any Intellectual Property of any other Person which, individually or in the aggregate, would have a DLC Material Adverse Effect.

          6.14 Compliance With Laws. DLC is in compliance with all applicable laws, rules and regulations with respect to its ownership of the DLC Assets except where the failure to be in compliance would not, individually or in the aggregate, create a DLC Material Adverse Effect.

          6.15 DISCLAIMERS REGARDING DLC ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE VI, THE DLC ASSETS ARE TRANSFERRED "AS IS, WHERE IS", AND DLC EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE DLC PLANTS, THE TITLE, CONDITION, VALUE OR QUALITY OF THE DLC ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE DLC ASSETS, AND DLC SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE DLC ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL LAWS, OR WHETHER DLC POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE DLC ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, DLC FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF REGULATED SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE DLC ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, DLC EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE DLC ASSETS OR THE SUITABILITY OF THE DLC ASSETS FOR OPERATION AS A POWER PLANT AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY DLC OR DLC REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE DLC ASSETS.

          6.16 Year 2000 Compliance. DLC makes no warranties or representations of any kind, whether direct or implied, that any of the Computer Systems included in the DLC Assets to be transferred under this Agreement is Year 2000 Compliant.

          6.17 SEC Filings; Financial Statements. (a) DLC has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has heretofore delivered or made available to the FE Subsidiaries in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, (ii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998, June 30, 1998 and September 30, 1998, and (iii) all other reports or registration statements filed by DLC with the SEC since January 1, 1998 (collectively, the "DLC SEC Reports"). The DLC SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated under each of such respective acts, and the DLC SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements, including all related notes and schedules, contained in the DLC SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of DLC as at the respective dates thereof and the consolidated results of operations and cash flows of DLC for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.


                                   ARTICLE VII

              REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF THE FE
                                  SUBSIDIARIES

         Each FE Subsidiary severally with respect to itself and all matters related to such FE Subsidiary obligations hereunder and as to the FE Assets to be exchanged by such FE Subsidiary, hereby represents and warrants to DLC:

         7.1 Incorporation; Qualification. Such FE Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now being conducted. Such FE Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business as now being conducted shall require it to be so qualified, except where the failure to be so qualified would not have an FE Material Adverse Effect. Such FE Subsidiary has heretofore delivered to DLC true, complete and correct copies of its respective Articles of Incorporation, Code of Regulations or Bylaws, as currently in effect.

          7.2 Authority. Such FE Subsidiary has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a signatory and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a signatory by such FE Subsidiary and the consummation of the transactions contemplated hereby and thereby by such FE Subsidiary have been duly and validly authorized by all necessary corporate action required on the part of such FE Subsidiary and this Agreement and each Ancillary Agreement to which it is a signatory has been duly and validly executed and delivered by such FE Subsidiary. Subject to the receipt of the FE Required Regulatory Approvals, each of this Agreement and each of the Ancillary Agreements to which it is a signatory constitutes the legal, valid and binding agreement of such FE Subsidiary, enforceable against such FE Subsidiary in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          7.3  Consents and Approvals; No Violation.

               (a) Except as set forth in Schedule 7.3(a), and subject to obtaining any FE Required Regulatory Approvals, neither the execution, delivery and performance by such FE Subsidiary of this Agreement nor the execution, delivery and performance by such FE Subsidiary of the Ancillary Agreements to which such FE Subsidiary is a signatory will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Code of Regulations or Bylaws of such FE Subsidiary, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which such FE Subsidiary is a party or by which such FE Subsidiary, or any of its FE Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, create an FE Material Adverse Effect; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to such FE Subsidiary, which violations, individually or in the aggregate, would create an FE Material Adverse Effect.

               (b) Except as set forth in Schedule 7.3(b) (the filings and approvals referred to in Schedule 7.3(b) are collectively referred to as "FE Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement, or the consummation by such FE Subsidiary of the transactions contemplated hereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will not prevent such FE Subsidiary from performing its material obligations hereunder and (ii) such consents, approvals, filings or notices which become applicable to such FE Subsidiary or its FE Assets as a result of the specific regulatory status of DLC (or any of its Affiliates) or any Winning Bidder to which such FE Subsidiary is directed to make any delivery hereunder or as a result of any other facts that specifically relate to the business or activities in which DLC (or any of its Affiliates) or any Winning Bidder to which such FE Subsidiary is directed to make any delivery hereunder is or proposes to be engaged.

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
          7.4 Insurance. Except as set forth in Schedule 7.4, all material policies of fire, liability, workers' compensation and other forms of insurance (if any) owned or held by, or on behalf of, such FE Subsidiary with respect to the business, operations or employees at its FE Plants or its FE Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 7.4, within the thirty-six (36) months preceding the date of this Agreement, such FE Subsidiary has not been refused any insurance with respect to its FE Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve (12) months.

          7.5 FE Real Property Leases. Schedule 7.5 lists, as of the date of this Agreement, all real property leases under which such FE Subsidiary is a lessee or lessor and which relate to its FE Assets ("FE Real Property Leases"). Except as set forth in Schedule 7.5, all such Real Property Leases are valid, binding and enforceable against such FE Subsidiary in accordance with their terms; there are no existing defaults by such FE Subsidiary or, to such FE Subsidiary's Knowledge, any other party thereunder that could reasonably be expected to result in an FE Material Adverse Effect; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by such FE Subsidiary or, to such FE Subsidiary's Knowledge, any other party thereunder that could reasonably be expected to result in an FE Material Adverse Effect. Such FE Subsidiary has delivered to DLC, and DLC shall deliver to the applicable Winning Bidder, true, correct and complete copies of each of its FE Real Property Leases.

          7.6 Environmental Matters. Except as disclosed in Schedule 7.6 or 4.3(e) or in the "Phase I" and "Phase II" environmental site assessments prepared by the independent environmental consultants and made available for inspection by DLC ("FE Environmental Reports"):

               (a) Such FE Subsidiary holds, and is in substantial compliance with, all FE Environmental Permits that are required for such FE Subsidiary to conduct the business and operations of its FE Assets, and such FE Subsidiary is otherwise in compliance with applicable Environmental Laws with respect to the business and operations of its FE Assets, except for such failures to hold or comply with required FE Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create an FE Material Adverse Effect;

               (b) Such FE Subsidiary has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to its FE Real Property;

               (c) Such FE Subsidiary has not entered into or agreed to any consent decree or order relating to its FE Assets, or is subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to Remediation of Regulated Substances under any Environmental Law relating to its FE Assets; and

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
               (d) To the Knowledge of such FE Subsidiary, no Release of Regulated Substances has occurred at, from, in, on, or under its FE Real Property and no Regulated Substances are present in, on, about or migrating from its FE Real Property that could give rise to an Environmental Claim related to its FE Assets for which Remediation reasonably could be required, except in any such case to the extent that any such Release or Environmental Claim would not, individually or in aggregate, create an FE Material Adverse Effect.

The representations and warranties made in this Section 7.6 are the exclusive representations and warranties of such FE Subsidiary relating to environmental matters as of the date hereof.

          7.7 Labor Matters. Such FE Subsidiary previously delivered to DLC true and correct copies of all collective bargaining agreements to which such FE Subsidiary is a party or is subject to and which relate to the business and operations of its FE Assets. With respect to the business or operations of its FE Assets, except to the extent set forth in Schedule 7.7 and except for such matters as will not, individually or in aggregate, create an FE Material Adverse Effect, (a) such FE Subsidiary is in compliance with all applicable laws respecting employment and employment practices, occupational safety and health, plant closing, mass layoffs, terms and conditions of employment and wages and hours; (b) such FE Subsidiary has not received any written notice of any unfair labor practice complaint against any FE Subsidiary pending before the National Labor Relations Board; (c) no arbitration proceeding arising out of or under any collective bargaining agreement is pending against such FE Subsidiary; and (d) such FE Subsidiary has not experienced any work stoppage within the three-year period prior to the date hereof and to the Knowledge of such FE Subsidiary none is currently threatened.

          7.8 Benefit Plans: ERISA. (a) Schedule 7.8(a) lists all FE Plans maintained for, or in which the employees of such FE Subsidiary connected with its FE Assets participate. True and complete copies of all such FE Plans have been made available to DLC.

               (b) No liability under Title IV or Section 302 of ERISA has been incurred by any FE Subsidiary or any ERISA Affiliate of such FE Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk to such FE Subsidiary or any ERISA Affiliate thereof incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Insofar as the representation made in this Section 7.8(b) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Exchange Closing Date.

               (c) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

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
               (d) There has been no material failure of any of the FE Plans that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). Neither such FE Subsidiary nor any ERISA Affiliate of such FE Subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of such FE Subsidiary has incurred a Tax under Section 5000(e) of the Code that is or could become a liability of the Acquiring Party.

               (e) There are no pending, threatened or anticipated claims by or on behalf of any FE Plans, by any employee or beneficiary covered under any such FE Plans, or otherwise involving any such FE Plans (other than routine claims for benefits).

          7.9 Real Property. Schedule 7.9 contains a description of the FE Real Property of such FE Subsidiary included in the FE Assets. True and correct copies of all current surveys, abstracts, title commitments and title opinions in such FE Subsidiary's possession and all policies of title insurance currently in force and in the possession of such FE Subsidiary with respect to its FE Real Property have heretofore been made available to DLC.

          7.10 Condemnation. Except as set forth in Schedule 7.10, such FE Subsidiary has not received any written notices of and otherwise has no Knowledge of any pending or threatened proceedings or actions by any Governmental Authority to condemn or take by power of eminent domain all or any part of its FE Assets.

          7.11 Contracts and Leases. (a) Schedule 7.11(a) lists each FE Agreement which is material to such FE Subsidiary for the business or operations of its FE Assets, other than those (i) that are expected to expire or terminate prior to the Exchange Closing Date, or (ii) that provide for annual payments by any FE Subsidiary after the date hereof of less than $100,000 or payments by such FE Subsidiary after the date hereof of less than $500,000 in the aggregate.

               (b) Except as disclosed in Schedule 7.11(b), each FE Agreement listed in Schedule 7.11(a) constitutes a legal, valid and binding obligation of such FE Subsidiary and, to the Knowledge of such FE Subsidiary, constitutes a valid and binding obligation of the other parties thereto, and may be transferred to the Acquiring Party as contemplated by this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, unless in any such case the impact of such lack of legality, validity or binding nature, or inability to transfer, would not, individually or in the aggregate, create an FE Material Adverse Effect.

               (c) Except as set forth in Schedule 7.11(c), there is not, under any of its FE Agreements listed on Schedule 7.11(a), any default or event which, with notice or lapse of time or both, would constitute a default on the part of such FE Subsidiary or to its Knowledge, any of the other parties thereto, except such events of default and other events which would not, individually or in the aggregate, create an FE Material Adverse Effect.

          7.12 Legal Proceedings. Except as set forth in Schedule 7.12, there is no action or proceeding pending, or, to the Knowledge of such FE Subsidiary, threatened against such FE Subsidiary before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate,

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
reasonably be expected to create an FE Material Adverse Effect. Except as set forth in Schedule 7.12, such FE Subsidiary is not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority that would, individually or in the aggregate, create an FE Material Adverse Effect.

          7.13 Permits. (a) Such FE Subsidiary has all FE Permits (other than FE Environmental Permits, which are addressed in Section 7.6 hereof) necessary to own and operate its FE Assets except where the failure to have such FE Permits would not, individually or in the aggregate, create an FE Material Adverse Effect. Except as disclosed on Schedule 7.13(a), such FE Subsidiary has not received any notification that such FE Subsidiary is in violation of any such FE Permits, except notifications of violations which would not, individually or in the aggregate, create an FE Material Adverse Effect. Such FE Subsidiary is in compliance with all its FE Permits except where non-compliance would not, individually or in the aggregate, create an FE Material Adverse Effect.

               (b) Schedule 7.13(b) sets forth all material FE Permits (other than FE Transferable Permits, which are set forth on Schedule 1.1(126)), related to the FE Assets of such FE Subsidiary.

          7.14 Taxes. (a) Such FE Subsidiary has filed or caused to be filed all Tax Returns that are required to be filed by it with respect to any Tax relating to the FE Assets or to such FE Subsidiary's operation of the FE Assets, and paid or caused to be paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not create an FE Material Adverse Effect. Such FE Subsidiary has complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes relating to its FE Transferred Employees. All Tax Returns relating to its FE Assets are true, correct and complete in all material respects. There are no liens for Taxes upon its FE Assets except for liens for Taxes not yet due and Permitted Encumbrances (FE Assets).

          (b) Except as set forth in Schedule 7.14(b), no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of such FE Subsidiary in respect of its FE Assets, which have not been fully paid or finally settled, and any such deficiency shown in
Schedule 7.14(b) is being contested in good faith through appropriate proceedings.

          (c) Except as set forth in Schedule 7.14(c), there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with is FE Assets that will be binding upon the Acquiring Party after the Exchange Closing.

          (d) Except as set forth in Schedule 7.14(d), none of its FE Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f) of the Code, and none of its FE Assets is "tax-exempt use" property within the meaning of Section 168(h) of the Code.

          (e) Schedule 7.14(e) sets forth the taxing jurisdictions in which such FE Subsidiary owns assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require the Acquiring Party to withhold any

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
portion of the consideration or subject the Acquiring Party to any liability for any Taxes of such FE Subsidiary.

          7.15 Intellectual Property. Schedule 4.1(k) sets forth all Intellectual Property used in and, individually or in the aggregate with other Intellectual Property, material to the operation or business by such FE Subsidiary of its FE Assets, each of which such FE Subsidiary or its Affiliates either has all right, title and interest in or valid and binding rights under contract to use in connection with its operation of its FE Assets. Except as disclosed in Schedule 7.15, (i) such FE Subsidiary is not, nor has received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use such Intellectual Property, and (ii) to the Knowledge of such FE Subsidiary, such Intellectual Property is not being infringed by any other Person. Such FE Subsidiary has not received notice that it is infringing any Intellectual Property of any other Person in connection with the operation or business of its FE Assets, and such FE Subsidiary to its Knowledge, is not infringing any Intellectual Property of any other Person which, individually or in the aggregate, would have an FE Material Adverse Effect.

          7.16 FE Capital Expenditures. Except as set forth in Schedule 8.1(a), there are no FE Capital Expenditures that are planned by such FE Subsidiary with respect to its FE Assets through December 31, 1999.

          7.17 Compliance With Laws. Such FE Subsidiary is in compliance with all applicable laws, rules and regulations with respect to the ownership or operation of its FE Assets, except where the failure to be in compliance would not, individually or in the aggregate, create an FE Material Adverse Effect.

          7.18 DISCLAIMERS REGARDING FE ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE VII, THE FE ASSETS ARE TRANSFERRED "AS IS, WHERE IS", AND SUCH FE SUBSIDIARY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF ITS FE PLANTS, THE TITLE, CONDITION, VALUE OR QUALITY OF ITS FE ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF ITS FE ASSETS, AND SUCH FE SUBSIDIARY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ITS FE ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL LAWS, OR WHETHER SUCH FE SUBSIDIARY POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE ITS FE ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SUCH FE SUBSIDIARY FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF REGULATED SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO ITS FE ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS

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OTHERWISE EXPRESSLY PROVIDED HEREIN, SUCH FE SUBSIDIARY EXPRESSLY DISCLAIMS ANY
REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF ITS FE ASSETS OR THE SUITABILITY OF ITS FE ASSETS FOR OPERATION AS A POWER PLANT AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SUCH FE SUBSIDIARY OR ITS REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF ITS FE ASSETS.

          7.19 Year 2000 Compliance. Such FE Subsidiary, with respect to all Computer Systems included in its FE Assets to be transferred under this Agreement, has plans to achieve Year 2000 Compliance with respect to such Computer Systems, and is using its Commercially Reasonable Efforts to execute and carry out such plans.

          7.20 SEC Filings; Financial Statements. (a) Such FE Subsidiary has filed all forms, reports and documents required to be filed by such FE Subsidiary with the SEC since January 1, 1998, and has heretofore delivered or made available to DLC in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, (ii) all proxy statements relating to its meetings of stockholders (whether annual or special) held since January 1, 1997, (iii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998, June 30, 1998 and September 30, 1998, and (iv) all other reports or registration statements filed by such FE Subsidiary with the SEC since January 1, 1998 (collectively, "FE Subsidiaries SEC Reports"). The FE Subsidiaries SEC Reports were prepared substantially in accordance with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated under each of such respective acts, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements, including all related notes and schedules, contained in the FE Subsidiaries SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the FE Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the FE Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.


                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

          8.1 Conduct of Business Relating to the Exchange Assets. The Parties understand and agree that the existing CAPCO Agreements regarding the Plants remain in full force and effect during the period from the date of this Agreement through the Exchange Closing Date, and that during such period,

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except as modified by this Agreement, the ownership, operation and maintenance of the Plants shall be as provided in the existing CAPCO Agreements.

               (a) Except as described in Schedule 8.1(a) or as expressly contemplated by this Agreement or to the extent DLC otherwise consents in writing, during the period from the date of this Agreement to the Exchange Closing Date, each FE Subsidiary that is operating one or more of the FE Assets,
(i) will operate such FE Assets in the ordinary course of business consistent with its past practices and Good Utility Practices, (ii) shall use all Commercially Reasonable Efforts to preserve intact such FE Assets, and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (iii) shall maintain adequate insurance coverage relating to such FE Assets, including insurance described in Section 7.4, and (iv) shall comply with all applicable laws relating to such FE Assets, including without limitation, all Environmental Laws, except, with respect to such FE Assets, where the failure to so comply would not result in an FE Material Adverse Effect.

               (b) Each Party that is operating one or more of the Exchange Assets, shall continue its program to install such equipment or Computer Systems relating to its Exchange Assets (except for such equipment and systems described on Schedule 4.2(b)) with respect to Year 2000 Compliance in accordance with the plans referred to in Sections 3.1(k) or 4.1(j), as the case may be; provided that if the Acquiring Party requests reasonable changes in such plans the Conveying Party will alter its plans provided that (i) all incremental costs of the Conveying Party shall be promptly reimbursed by the Acquiring Party and (ii) the Acquiring Party shall, to the Conveying Party's reasonable satisfaction, indemnify, defend and hold harmless the Conveying Party from and against any and all Indemnifiable Losses in any way relating to, resulting from or arising out of such requested changes to such plans.

               (c) Without limiting the generality of Section 8.1(a) and, except as contemplated in this Agreement or as described in Schedule 8.1(c), or as required under applicable law or by any Governmental Authority, prior to the Exchange Closing Date, without the prior written consent of DLC, no FE Subsidiary shall as to its FE Assets:

                    (i) Make any material change in the levels of the FE Inventories customarily maintained by such FE Subsidiary with respect to its FE Asset, other than changes which are consistent with Good Utility Practices;

                    (ii) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any FE Asset (except for FE Inventories or Fuel Supplies used, consumed or replaced in the ordinary course of business consistent with past practices of such FE Subsidiary or Good Utility Practices) other than to encumber any such FE Asset with Permitted Encumbrances (FE Assets);

                    (iii) Modify, amend or voluntarily terminate, prior to the respective expiration date of any of the Assigned Agreements or Real Property Leases or any of its FE Permits or FE Environmental Permits with respect to any of its FE Assets in any material respect, other than (A) in the ordinary course of business, to the extent consistent with the past practices of such FE Subsidiary and with Good Utility Practices, (B) with cause, to the extent consistent with past practices of such FE Subsidiary and with Good Utility Practices, or
          (C) as may be required in connection with transferring of any such FE

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
          Subsidiary's rights or obligations thereunder to the Acquiring Party pursuant to this Agreement;

                    (iv) Except as otherwise provided herein, enter into any commitment for the purchase, sale, or transportation of fuel for any FE Asset having a term greater than six months and not terminable on or before the Exchange Closing Date either (A) automatically, or
          (B) by option of such FE Subsidiary (or, after the Exchange Closing, by the Acquiring Party) in its sole discretion, if the aggregate payment under such commitment for fuel and all other outstanding commitments for fuel for that FE Asset not previously approved by DLC would exceed $1,000,000;

                    (v) Sell, lease or otherwise dispose of FE SO2 Emission Allowances or FE NOx Emission Allowances or FE Emission Reduction Credits, except to the extent necessary to operate such FE Assets in accordance with this Section 8.1;

                    (vi) Except as otherwise provided herein, enter into any contract, agreement, commitment or arrangement relating to any FE Asset that individually exceeds $250,000 or in the aggregate exceeds $1,000,000 unless it is terminable by such FE Subsidiary (or, after the Exchange Closing, by the Acquiring Party) without penalty or premium upon no more than sixty (60) days notice;

                    (vii) Except as otherwise required by the terms of any collective bargaining agreement or as otherwise provided under Section
          8.11 hereof, (A) hire at, or transfer to such FE Asset, any new employees prior to the Exchange Closing, other than to fill vacancies in existing positions in the reasonable discretion of such FE Subsidiary, (B) materially increase salaries or wages of employees employed in connection with such FE Assets prior to the Exchange Closing, (C) take any action prior to the Exchange Closing to affect a material change in any collective bargaining agreement, or (D) take any action prior to the Exchange Closing to materially increase the aggregate benefits payable to the employees employed in connection with such FE Assets;

                    (viii) Make any FE Capital Expenditures except (A) as described on Schedule 8.1(c)(viii); (B) as mandated after the date of this Agreement by any Governmental Authority (provided that DLC may direct such FE Subsidiary to delay making such FE Capital Expenditures and contest such mandates by appropriate proceedings at DLC's expense, unless such delay would have an adverse impact on the FE Assets); or
          (C) those which are prudent in amount but do not exceed in the aggregate $500,000 for any Exchange Asset, in addition to those identified in (A) or (B) above; or

                    (ix) Except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) through (viii).

               (d) Prior to the Exchange Closing Date, without the prior written consent of DLC, no FE Subsidiary shall as to the DLC Assets make any DLC Capital Expenditure except (A) as described on Schedule 8.1(d); (B) as mandated after the date of this Agreement by any Governmental Authority (provided that the DLC may direct any FE Subsidiary to delay making such DLC Capital Expenditures and contests such mandate by appropriate proceedings at DLC's

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expense, unless such delay would have an adverse impact on the DLC Assets); (C)
as necessary to restore the DLC Asset to service or to avoid serious damage; or
(D) those which are prudent in amount but do not exceed in the aggregate $500,000 for any DLC Asset, in addition to those identified in (A) or (B) above.

               (e)  Except as contemplated in this Agreement, as described in
Schedule 8.1(e), or as required under applicable law or by any Governmental Authority, prior to the Exchange Closing Date, without the prior written consent of the applicable FE Subsidiaries, DLC shall not:

                    (i) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any DLC Asset (except for DLC Inventories or Fuel Supplies used, consumed or replaced in the ordinary course of business consistent with past practices of DLC or Good Utility Practices) other than to encumber any such DLC Asset with Permitted Encumbrances (DLC Assets);

                    (ii) Enter into any contract, agreement, commitment or arrangement relating to any DLC Asset that individually exceeds $250,000 or in the aggregate exceeds $1,000,000 unless it is terminable by DLC (or, after the Exchange Closing, by an FE Subsidiary) without penalty or premium upon no more than sixty (60) days notice; or

                    (iii) Enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) and
          (ii).

          8.2  Access to Information.

               (a)  Between the date of this Agreement and the Exchange
Closing Date, the FE Subsidiaries will, at reasonable times and upon reasonable notice, provide DLC, the DLC Representatives, the Auction Participants and the Winning Bidders:

                    (i) reasonable access to their managerial personnel and to all books, records, plans, equipment, offices and other facilities and properties constituting the FE Assets;

                    (ii) such historical financial and operating data and other information with respect to the FE Assets as they may from time to time reasonably request;

                    (iii) upon request, a copy of each material report, schedule or other document filed by FE or any FE Subsidiary with respect to the FE Assets with the SEC, FERC, PUCO, PaPUC, PaDEP or any other Governmental Authority;

                    (iv) access to each FE Asset for Inspection by DLC, DLC Representatives, Auction Participants and Winning Bidders at reasonable times during regular business hours scheduled for such Inspections, and shall provide qualified management, engineering, operations and maintenance and other personnel to make presentations as required, to escort such Persons and to assist in all aspects of conducting the Inspections, provided that each of DLC, the Auction

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          Participants, the Winning Bidders and the FE Subsidiaries shall bear their own costs of participating in the Inspections; and

                    (v) with all such other information in the possession or control of an FE Subsidiary as shall be reasonably necessary to enable DLC, the DLC Representatives and the Auction Participants to assemble the information reasonably necessary or appropriate for the Auction or to verify the accuracy of the representations and warranties of the FE Subsidiaries contained in this Agreement; provided, however, that (A) any such Inspections shall be conducted in such a manner as not to interfere unreasonably with the operation of the FE Assets, (B) the applicable FE Subsidiary shall not be required to take any action which would constitute a waiver of any legal privilege, including, but not limited to, the attorney-client privilege, the work product privilege, and the self critical investigation privilege, and (C) the applicable FE Subsidiary need not supply DLC, any Auction Participant or any Winning Bidder with any information which such FE Subsidiary are under a legal or contractual obligation to withhold from disclosure.

Notwithstanding anything in this Section 8.2(a) to the contrary, with respect to employee records the FE Subsidiaries will only furnish or provide such access to FE Transferred Employee Records and will not furnish or provide access to other employee personnel records or medical information unless required by law or specifically authorized by the affected employee.

               (b)

                    (i) DLC, the DLC Representatives, the Auction Participants and the Winning Bidders shall be entitled to conduct Inspections, in accordance with this Section 8.2(b), of all of the FE Assets located adjacent to any Connection Point (as defined in the FE Connection Agreements) to verify and/or determine the accuracy of the data, drawings, and records described in the FE Connection Agreements. The Parties shall cooperate to schedule DLC's, the Auction Participants' and the applicable Winning Bidder's Inspections of the FE Assets so that any interference with the operation of each FE Plant is minimized, to the extent reasonably feasible, and so that DLC, the Auction Participants and such Winning Bidder may complete their Inspections of the FE Assets within thirty (30) working days of commencement of Inspections and within two (2) months after the execution of the Auction Agreements.

                    (ii)      At a mutually convenient time not more than one
          (1) month after DLC, the Auction Participants and the Winning Bidders have completed their Inspections, the Parties shall meet to discuss whether, as a result of the Inspections, it is appropriate to modify the exhibits to the FE Connection Agreements to portray more accurately the Connection Points. Any modification to any portion of the exhibits to any FE Connection Agreement to which the respective Parties agree shall thereafter be deemed part of such exhibit for all purposes under such FE Connection Agreement.

               (c) The FE Subsidiaries agree that in order to satisfy the requirements of the Auction, it is necessary and hereby agree (i) to complete surveys and title reports for the FE Real Property, (ii) to subdivide the FE Real Property appropriately to prepare it for sale, in each case as soon as practicable following the execution of this Agreement, and (iii) to provide DLC with a copy of preliminary title reports and surveys for the FE Real Property as

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soon as such preliminary title reports and surveys are available. DLC agrees to provide the applicable FE Subsidiaries with a copy of preliminary title reports and surveys for the DLC Real Property as soon as such preliminary title reports and surveys are available.

               (d) For seven (7) years after the Exchange Closing Date (or such longer period as may be required by applicable law), each Party and its Representatives (and under the terms of the respective Auction Agreement, the applicable Winning Bidder and its Representatives) shall have reasonable access to all of the books and records of the Exchange Assets, including all FE Transferred Employee Records in the possession of any Party to the extent that such access may reasonably be required in connection with the Assumed Liabilities or the Excluded Liabilities, or regarding other matters relating to or affected by the operation of the Exchange Assets. Such access shall be afforded by the applicable Winning Bidder or the Party in possession of any such books and records upon receipt of reasonable advance notice and during normal business hours. The Person exercising this right of access shall be solely responsible for any costs or expenses incurred by it or the holder of the information with respect to such access pursuant to this Section 8.2(d). If the Person in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period (or any such longer period), such Person shall, prior to such disposition, give the other Person a reasonable opportunity, at the latter's expense, to segregate and remove such books and records as it may select.

               (e) Each Party agrees that, prior to the Exchange Closing Date, neither it nor its Representatives will contact any vendors, suppliers, employees, or other contracting parties of a Conveying Party or its Affiliates with respect to any aspect of the Conveying Party's Exchange Assets or the transactions contemplated hereby, without the prior written consent of the applicable Conveying Party, which consent shall not be unreasonably withheld. For avoidance of doubt, if the Conveying Party is an FE Subsidiary, consent will only be needed from such FE Subsidiary.

               (f) Each Party shall provide the other with (i) copies of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1998, as soon as practicable but in no event later than March 31, 1999, and
(ii) copies of its Quarterly Reports on Form 10-Q filed with the SEC for those quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, as soon as practicable after each such report is filed with the SEC.

          8.3 Confidentiality. (a) Each Party shall, and shall use its best efforts to cause its Representatives to, (i) keep all Proprietary Information of the other Party confidential and not to disclose or reveal any such Proprietary Information to any person other than such Party's Representatives and (ii) not use such Proprietary Information other than in connection with the consummation of the transactions contemplated hereby. After the Exchange Closing Date, any Proprietary Information, to the extent related to the Exchange Assets acquired by an Acquiring Party, shall no longer be subject to the restrictions set forth herein. The obligations of the Parties under this Section 8.3(a) shall be in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and the Exchange Closing Date.

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
               (b) Notwithstanding the terms of Section 8.3(a) above, the FE Subsidiaries agree that prior to the Exchange Closing, DLC may reveal or disclose Proprietary Information to any other Persons in connection with the Auction; provided that such Persons agree in writing to maintain the confidentiality of the Proprietary Information in accordance with this Agreement.

               (c) Upon the other Party's prior written approval (which shall not be unreasonably withheld), either Party or the applicable Winning Bidder may provide Proprietary Information of the other Party to the PUCO, PaPUC, SEC, FERC or any other Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain Required Regulatory Approvals, or to comply generally with any relevant law or regulation. The disclosing Party, or the applicable Winning Bidder (as required by the respective Auction Agreement), will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing Party, or the Winning Bidder (as required by the respective Auction Agreement), will notify the other Party as far in advance as is practicable of its intention to release to any Governmental Authority any Proprietary Information.

          8.4 Public Statements. Subject to the requirements imposed by law, any Governmental Authority or stock exchange, prior to the Exchange Closing Date, no press release or other public announcement or public statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement shall be issued or made by any Party without the prior approval of the other Party (which approval shall not be unreasonably withheld). The Parties agree to cooperate in preparing any such announcements.

          8.5 Expenses. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses. Notwithstanding anything to the contrary herein, each Acquiring Party will be responsible for (a) all costs and expenses associated with obtaining any title insurance policy and all endorsements thereto that such Acquiring Party elects to obtain and (b) all filing fees under the HSR Act relating to the Exchange Assets that such Acquiring Party would acquire hereunder.

          8.6  Further Assurances.

               (a) Subject to the terms and conditions of this Agreement, each Party shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Generation Exchange and the assumption of the Assumed Liabilities pursuant to this Agreement and the Auction Agreements. Such actions shall include, without limitation, each Party using its best efforts to ensure satisfaction of the conditions precedent to its obligations hereunder, including obtaining all necessary consents, approvals, and authorizations of third parties and Governmental Authorities required to be obtained in order to consummate the transactions hereunder, and as a Conveying Party to effectuate a transfer of the Transferable Permits to any Acquiring Party. The Conveying Party shall cooperate with the Acquiring Party in its efforts to obtain all other Permits and Environmental Permits necessary for the Acquiring Party to operate the Exchanged Assets. As an Acquiring Party, each Party agrees to perform promptly all conditions required of such Acquiring Party in connection with the Conveying Party's Required Regulatory Approvals, other than those conditions which would create for it a Material Adverse Effect. Neither of the Parties hereto shall,

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
without prior written consent of the other Party, take or fail to take any action which might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or the Auction Agreements.

               (b)

                    (i) In the event that any Exchange Asset to be assigned, conveyed, transferred and delivered hereunder to any Acquiring Party shall not have been so assigned, conveyed, transferred and delivered to such Acquiring Party at the Exchange Closing, the Conveying Party shall, subject to Section 8.6(c), use Commercially Reasonable Efforts to so assign, convey, transfer and deliver such asset to such Acquiring Party as promptly as is practicable after the Exchange Closing.

                    (ii) In the event that any Easement shall not have been granted by an Acquiring Party to the applicable Conveying Party at the Exchange Closing, such Acquiring Party shall use Commercially Reasonable Efforts to grant such Easement to the applicable Conveying Party as promptly as is practicable after the Exchange Closing.

               (c)

                    (i) To the extent that a Conveying Party's rights under any material (as such term is defined in Section 8.6(c)(iii) below) Assigned Agreement or Real Property Lease may not be assigned without the consent of another Person which consent has not been obtained by the Exchange Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful.

                    (ii) The Parties agree that if any consent to an assignment of any material Assigned Agreement or Real Property Lease shall not be obtained or if any attempted assignment would be ineffective or would impair the Acquiring Party's rights and obligations under the material Assigned Agreement or Real Property Lease in question, so that the Acquiring Party would not in effect acquire the benefit of all such rights and obligations, the Conveying Party, at the Acquiring Party's option and to the maximum extent permitted by law and by such material Assigned Agreement or Real Property Lease shall, after the Exchange Closing Date, appoint the Acquiring Party to be the Conveying Party's agent with respect to such material Assigned Agreement or Real Property Lease, or, to the maximum extent permitted by law and by such material Assigned Agreement or Real Property Lease, enter into such reasonable arrangements with the Acquiring Party or take such other actions as are necessary to provide the Acquiring Party with the same or substantially similar rights and obligations of such material Assigned Agreement or Real Property Lease as the Acquiring Party may reasonably request. The Parties shall cooperate and shall each use Commercially Reasonable Efforts prior to and after the Exchange Closing Date to obtain an assignment of such material Assigned Agreement or Real Property Lease to the Acquiring Party.

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
                    (iii) For purposes of this Section 8.6(c), all Real Property Leases and Assigned Agreements listed on Schedules 7.5 and 7.11(a) are deemed to be "material." Without limitation of the foregoing, to the extent that any fuel supply contract relating to an FE Plant is not assignable, then the applicable FE Subsidiary will agree to continue to purchase fuel pursuant to such contract and to resell it to the applicable Acquiring Party at the FE Subsidiary's purchase price for the remainder of the term of that contract; provided that, the term of such fuel supply contract shall not be extended and the respective Auction Agreement shall require such Winning Bidder to make payment to the FE Subsidiary in this circumstance on an as-incurred basis.

               (d) To the extent that a Conveying Party's rights under any warranty or guaranty described in Section 3.1(i) or 4.1(i) may not be assigned without the consent of another Person, which consent has not been obtained by the Exchange Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. DLC and each FE Subsidiary agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained, or if any attempted assignment would be ineffective or would impair the Acquiring Party's rights and obligations under the warranty or guaranty in question, so that the Acquiring Party would not in effect acquire the benefit of all such rights and obligations, the Conveying Party, at the Acquiring Party's option and expense, shall use Commercially Reasonable Efforts, to the maximum extent permitted by law and by such warranty or guaranty, to enforce such warranty or guaranty for the benefit of the Acquiring Party so as to provide Acquiring Party to the maximum extent possible with the benefits and obligations of such warranty or guaranty.

          8.7  Consents and Approvals.

               (a) As promptly as advisable after the date of execution of this Agreement, DLC and each of the FE Subsidiaries shall file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall use their respective best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing of such notification. Each Acquiring Party will pay all filing fees under the HSR Act relating to the Exchange Assets to be acquired thereby, but each Party will bear its own costs of the preparation of any such filing.

               (b) As promptly as advisable after the date of this Agreement, DLC and the FE Subsidiaries, as applicable, shall make any filings required by the Federal Power Act. Prior to filings with the FERC, the filing Party shall submit such filings to the other Party for review and comment and shall incorporate into the application any revisions reasonably requested. The Party making the filing shall be solely responsible for the cost of preparing and filing the application, any petition(s) for rehearing, or any reapplication. If the initial filing is rejected by the FERC, the Party that made the filing agrees to petition the FERC for rehearing and/or to re-submit an application with the FERC, provided that in either case this action does not create a Material Adverse Effect with respect to the Party that made the filing and has been approved by the other Party.

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               (c)  As promptly as advisable, and in any case within sixty (60)
days after the date of this Agreement, the Parties, as applicable, shall make or cause to be made any filings required by law with the PUCO, PaPUC and any other Governmental Authority, and make or cause to be made any other filings required to be made with respect to the transactions contemplated hereby. The Parties shall respond promptly to any requests for additional information made by such agencies, and use their respective commercially reasonable efforts to cause regulatory approval to be obtained at the earliest possible date after the date of any such filing. Each Party will bear its own costs of the preparation of any such filing.

               (d) The Parties shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Closing Payment may be required to be withheld or in which the Acquiring Party would otherwise be liable for any Tax liabilities of the Conveying Party pursuant to such state and local Tax law.

               (e) Each Acquiring Party shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits (other than Transferable Permits) effective as of the Exchange Closing Date. Each Conveying Party shall cooperate with the Acquiring Party's efforts in this regard and assist in any transfer or reissuance of a Permit or Environmental Permit held by such Conveying Party or the procurement of any other Permit or Environmental Permit when so requested by the Acquiring Party.

          8.8 Fees and Commissions. Each Party represents and warrants to the other Party that, except for Lehman Brothers Inc., which is acting for and at the expense of DLC, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Party making such representation. Each Party will pay to the other Party or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than the fees, commissions and finder's fees payable to the parties listed above) incurred by reason of any action taken by the indemnifying party.

          8.9  Tax Matters.

               (a) All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (i) Pennsylvania or Ohio sales tax; (ii) the Pennsylvania or Ohio transfer tax, conveyance fees or conveyances of interests in real and/or personal property; and (iii) Pennsylvania or Ohio sales tax and transfer tax on deeds shall be borne by the applicable Conveying Party. Each Conveying Party shall file, to the extent required by, or permissible under, applicable law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable law, the Acquiring Party shall join in the execution of any such Tax Returns and other documentation, except to the extent that such execution is inconsistent with the Party's commitments in the Auction Agreements. Prior to the Exchange Closing Date, to the extent applicable, each Acquiring Party shall provide to the applicable Conveying Party appropriate certificates of Tax exemption from each applicable taxing authority.

               (b)  With respect to Taxes to be prorated in accordance with
Section 5.4 of this Agreement, each Party shall prepare and timely file and the Auction Agreement shall require the Winning Bidders to prepare and timely file all Tax Returns required to be filed after the Exchange Closing Date with respect to the Exchange Assets, if any, and shall duly and timely pay all such

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
Taxes shown to be due on such Tax Returns. Each Party's preparation of any such Tax Returns shall be subject to the other Party's approval, which approval shall not be unreasonably withheld, except if such approval is inconsistent with such Party's obligations under the applicable Auction Agreements. Each Party shall make such Tax Returns available for the other Party's review and approval no later than fifteen (15) Business Days prior to the due date for filing each such Tax Return.

               (c) Each Party shall provide the other Party with such assistance as may reasonably be requested by such other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain and provide the requesting Party with any records or information which may be relevant to such return, audit, examination or proceedings. Any information obtained pursuant to this Section 8.9(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the Parties hereto.

          8.10 Advice of Changes. Prior to the Exchange Closing, each Party will advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules or Exhibits hereto. Each Party may at any time notify the other Party, in writing, of any development causing a breach of any of its representations and warranties in Article VI, in the case of DLC, or Article VII, in the case of the FE Subsidiaries. Unless a Party has the right to terminate this Agreement pursuant to Section 11.1(e) or
(f) below by reason of such developments and exercises that right within the period of fifteen (15) days after receipt of such written notice, said written notice will be deemed to have amended this Agreement, including the appropriate Schedule or Exhibit, to have qualified the representations and warranties contained in Articles VI and VII above, as applicable, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          8.11 FE Subsidiaries' Employees.

               (a) Each FE Subsidiary shall identify the employees at its FE Plant on Schedule 8.11(a), which schedule shall also set forth such employees' level of seniority, classification and Plant location. The FE Subsidiaries may submit an offer of continuing employment with an FE Subsidiary to those employees identified on Schedule 8.11(a), provided that such offer shall not be contingent on any such employee waiving his or her rights to consider a competing offer of employment from the Winning Bidder. Upon the acceptance by any such employee of an FE Subsidiary's offer of continuing employment, the applicable FE Subsidiary shall provide written notice thereof to DLC and shall modify Schedule 8.11(a) to reflect the same. The Parties agree that the Auction Agreement shall include provisions containing the terms set forth in paragraphs
(b) through (p) of this Section 8.11.

               (b) At least 90 days prior to the Auction Closing Date, Winning Bidder shall provide the applicable FE Subsidiary with notice of its staffing level requirements, listed by classification and operation, and shall be required to offer employment only to that number of employees of the applicable FE Subsidiary who are covered by the UWUA, Local 140 collective bargaining

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agreement with FE ("Local 140 CBA") and who are either (i) employed in positions relating to the FE Plant, New Castle (collectively, "Union Employees") or (ii) if employed at another location, perform substantially all their work in support of the New Castle plant, and in each case, who are necessary to satisfy Winning Bidder's staffing level requirements. In each classification, FE Union Employees shall be so offered employment in order of their seniority as provided for in the Local 140 CBA. Each employee who becomes employed by Winning Bidder pursuant to this section shall be referred herein as a "FE Transferred Union Employee."

               (c) At least 90 days prior to the Auction Closing Date, Winning Bidder shall provide the applicable FE Subsidiary with notice of its staffing level requirements, listed by classification and operation, and shall be required to make either a Non-Qualifying or a Qualifying Offer of employment only to that number of salaried employees of the applicable FE Subsidiary who are listed in, or are in a function or whose employment responsibilities are listed in, Schedule 8.11(c) (collectively, "Non-Union Employees"), which
Schedule 8.11(c) shall also set forth such employees' salary and responsibilities, and who are necessary to satisfy Winning Bidder's staffing level requirements. Each employee who becomes employed by Winning Bidder pursuant to this section shall be referred herein as a "FE Transferred Non-Union Employee." Winning Bidder shall inform the FE Subsidiaries of those Non-Union Employees to whom Winning Bidder has made offers of employment not later than 90 days prior to the Auction Closing Date.

               (d) All offers of employment made by a Winning Bidder pursuant to Sections 8.11 (b) and (c) shall be made in accordance with all applicable laws and regulations and shall remain open for a period of ten (10) working days. Any such offer which is accepted within such ten (10) working day period shall thereafter be irrevocable until the earlier of the Auction Closing Date or the termination of this Agreement pursuant to its terms. Following the acceptance of such offers the Winning Bidder shall provide written notice thereof to the applicable FE Subsidiary and the applicable FE Subsidiary shall provide Winning Bidder with access to the files and records of employees accepting such offers, to the extent permitted by contract, the Local 140 CBA and/or applicable law. Schedule 8.11(d) sets forth the collective bargaining agreements, and amendments thereto, to which the applicable FE Subsidiary is a party in connection with the Exchange Assets.

               (e) With respect to FE Transferred Union Employees and FE Transferred NonUnion Employees, the following shall be applicable:

               (i) For such FE Transferred Union Employees, the Winning Bidder shall be required to recognize UWUA, Local 140 as the exclusive collective bargaining representative and shall assume the terms and conditions of the Local 140 CBA to the extent applicable to such FE Transferred Union Employees until the expiration of said agreement and will further comply with all applicable legal obligations with respect to collective bargaining under federal labor law thereafter. Moreover, should the Winning Bidder subsequently sell, convey or otherwise transfer its interest in the New Castle Plant to any other entity prior to the expiration of the Local 140 CBA, the Winning Bidder shall make the foregoing commitments a condition of such sale, conveyance or transfer.

               (ii) The Winning Bidder will establish and maintain benefit plans (including a severance plan) for Transferred FE Union Employees and FE

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Transferred Non-Union Employees under either the Local 140 CBA or any similar FE document which are comparable to the FE Plans in effect for such employees immediately prior to the Auction Closing Date and provide at least the same level of benefits or coverage as the FE Plans for the duration of the Local 140 CBA, in the case of FE Transferred Union Employees, or December 31, 2001, in the case of FE Transferred Non-Union Employees (such period being hereinafter referred to as the "Continuation Period"). Subject to applicable law and the Local 140 CBA, nothing in the foregoing shall prevent the Winning Bidder from using different benefit providers or from establishing new benefit plans or using its existing benefit plans as the means of meeting its obligation hereunder. The commitments under this paragraph shall, however, require the following during the Continuation Period:

          (A) With respect to the applicable FE Subsidiary's health care plans, the Winning Bidder agrees to waive all limitations as to pre-existing conditions and actively-at-work exclusions and waiting periods for such employees, except that the Winning Bidder may require the employee or his/her dependent who, on the Auction Closing Date, is then in the process of satisfying any similar exclusion or waiting period under the FE Subsidiary's health care plans to satisfy fully the balance of the applicable time period for such exclusion or waiting period under the Winning Bidder's plan. With respect to the calendar year in which the Auction Closing Date occurs, all health care expenses incurred by any such employees and/or any eligible dependent thereof in the portion of the calendar year preceding the Auction Closing Date that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the FE Subsidiary's health care plans shall be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the Winning Bidder's health care plan for such calendar year.

          (B) With respect to service and seniority, the Winning Bidder shall recognize each such employee's service and seniority with the FE Subsidiary for all non-pension purposes, including the determination of eligibility and extent of service or seniority-related welfare benefits such as vacation and sick pay benefits and to agree to give each such employee full credit for all vacation benefits banked, accrued, and unused, as of the Auction Closing Date.

          (C) With respect to pension benefits, the Winning Bidder shall provide each such employee with a pension benefit that, when combined with the benefit accrued by such employee under the FE Subsidiary's pension plan as it exists on the date hereof, is at least equal in value to the pension benefit such employee would have accrued if such employee had remained employed with the FE Subsidiary and continued to be covered by such FE Subsidiary's pension plan (as it exists on the date hereof) during the Continuation Period. In providing such benefits, the Winning Bidder shall recognize each such employee's combined service and earnings with the applicable FE Subsidiary and the Winning Bidder. Further, the Winning Bidder shall provide to any such employee who is laid off by the Winning Bidder during the Continuation Period and who, at the time of such layoff, is between the ages of 50-54 and has ten or more years of combined service with the applicable FE Subsidiary and the Winning Bidder, a retirement benefit from the Winning Bidder's pension plan, beginning at age 55, that is at least equal to the subsidized early retirement benefit that such employee would have received under the FE Subsidiary's pension plan had such employee continued to be covered by such plan as it exists on the date hereof. The determination of the benefit required by this Section 8.11(e)(ii)(C) shall be made in good faith by the accounting firm then acting as the independent auditor of Winning Bidder, which

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          determination shall be final and binding on the parties hereto and each affected employee.

          (D) With respect to post-retirement medical and life insurance programs, the Winning Bidder shall provide to any such employee who retires from the Winning Bidder's employment prior to the expiration of the Local 140 CBA with respect to FE Transferred Union Employees, and December 31, 2001 with respect to FE Transferred Non-Union Employees, and is at least age 55 and has ten or more years of combined service with the FE Subsidiary and the Winning Bidder, benefits, to the extent possible, that are substantially equivalent to the FE Subsidiary's post-retirement medical and life insurance programs that such employee would have received, if such employee had continued to be covered by the FE Subsidiary's programs as they existed on the date hereof.

          (E) With respect to the FE Subsidiary's Savings Plan, the Winning Bidder shall take any and all necessary action to cause the trustee of any defined contribution plan of the Winning Bidder in which any such employee becomes a participant by virtue of this section, to accept a direct "rollover" of all or a portion of said employee's "eligible rollover distribution" within the meaning of Section 402 of the Code from the FE Savings Plan, if requested to do so by such employee, or to accept a direct plan-to-plan transfer from the FE Savings Plan of the account balances of any such employee and the assets of such plans related thereto, if requested to do so by the applicable FE Subsidiary or by such employee. The Winning Bidder agrees that the property so rolled over and the assets so transferred may include (i) promissory notes evidencing loans from the FE Savings Plan to such employees that are outstanding as of the Auction Closing Date, and (ii) shares of FE common stock in which the account balances of such employees are invested as of the Auction Closing Date. However, any defined contribution plan of the Winning Bidder or its Affiliates accepting such a rollover or transfer shall not be required to (i) make any further loans to any such employee after the Auction Closing Date or
          (ii) permit any additional investment to be made in FE common stock on behalf of any such employee after the Auction Closing Date. The FE Subsidiaries hereby represent to DLC and the Winning Bidder that the FE Savings Plan is intended to be qualified within the meaning of
          Section 402 of the Code.

               (f) The Winning Bidder shall pay or provide to FE Transferred Union Employees and/or FE Transferred Non-Union Employees the benefits more particularly described in paragraphs (i), (ii) and (iii), as applicable:

               (i) With respect to severance benefits, the Winning Bidder is required to provide for any such employee who is terminated as a result of an overall reduction in work force due to decreased employment needs of the Winning Bidder prior to the expiration of the Local 140 CBA, with respect to FE Transferred Union Employees, and December 31, 2001, with respect to FE Transferred Non-Union Employees, severance benefits at the level for such employees in effect as of the date hereof. FE Transferred Non-Union Employees shall also be entitled to such severance benefits if, prior to December 31, 2001, the Winning Bidder reduces the pay rate for such employee and such employee within seven (7) days thereafter terminates employment. Any employee provided severance benefits under this section may be required to execute a

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release of claims against DLC or the Winning Bidder, in such form as the Winning
Bidder shall prescribe, as a condition for the receipt of such benefits.

               (ii) Each FE Transferred Union or FE Transferred Non-Union Employee who accepts employment with the Winning Bidder, shall be provided by the Winning Bidder with a transition bonus of $2,500, less applicable taxes, payable as soon as practicable following the Auction Closing Date. In no event shall any such employee receive more than one transition bonus as a result of the transfer of employment from an FE Subsidiary to the Winning Bidder.

               (iii) Each FE Transferred Non-Union Employee who is initially assigned, or assigned within 12 months of the Auction Closing Date, by the Winning Bidder to a principal place of work that requires such employee to relocate his/her residence will be reimbursed for all relocation expenses in accordance with the FE Subsidiary's relocation plans in effect as of the date hereof. For purposes of the foregoing, a required relocation of residence shall include a change in the principal place of work that is more than 30 miles farther from such employee's principal place of work immediately prior to the Auction Closing Date and requires a commute from his/her current residence of at least one hour in each direction.

          (g) With respect to any FE Union Employees who do not receive an offer of employment from the Winning Bidder pursuant to subsection (b) hereof and with respect to any Non-Union Employees who decline a Non-Qualifying Offer pursuant to subsection (c) hereof, and are thereafter terminated, the Winning Bidder shall reimburse the applicable FE Subsidiary for the aggregate estimated cost that FE Subsidiary will or may incur in providing the severance, pension, and banked, accrued or unused vacation benefits described in Schedule 7.8(a) to the FE Union Employees and FE Non-Union Employees therein described (collectively the "Termination Benefits"). The estimated cost of such pension benefits shall be calculated by the actuarial firm regularly engaged to provide actuarial services to the applicable FE Subsidiary with respect to its pension plans, and shall be determined using the same assumptions as to mortality, turnover, interest rate and other actuarial assumption as used by such firm in determining the cost of benefits under the FE Subsidiary's pension plans for purposes of their most recently issued financial statements prior to the Auction Closing Date.

          (h) The applicable FE Subsidiary shall be responsible, with respect to the Exchange Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Auction Closing Date.

          (i) Winning Bidder shall not be responsible for extending COBRA Continuation Coverage to any employees and former employees of any of the FE Subsidiaries, or to any qualified beneficiaries of such employees and former employees, who become or became entitled to COBRA continuation coverage on or before the Auction Closing Date, including those for whom the Auction Closing Date occurs during their COBRA election period.

          (j)  Individuals who are otherwise Union Employees, as defined in
Section 8.11(b) or NonUnion Employees, as defined in Section 8.11(c) but who on any date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act (FMLA), or due to any other authorized leave of absence, shall nevertheless be treated as "Union Employees" or as "Non-Union

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Employees", as the case may be, on such date if they are able (i) to return to work within the protected period under the FMLA or such other leave (which in any event shall not extend more than twelve (12) weeks after the Auction Closing
Date), whichever is applicable, and (ii) to perform the essential functions of their job, with or without a reasonable accommodation.

          (k) The FE Subsidiaries are responsible for extending and continuing to extend COBRA Continuation Coverage to all employees and former employees, and qualified beneficiaries of such employees and former employees of the FE Subsidiaries, who become or became entitled to such COBRA Continuation Coverage on or before the Auction Closing Date, including those for whom the Auction Closing Date occurs during their COBRA election period.

          (l) The FE Subsidiaries shall pay to each employee of such FE Subsidiaries to whom the Winning Bidder offers employment pursuant to this
Section 8.11, all unpaid salary, bonus, and holiday compensation, workers' compensation or other compensation or employment benefits that are payable in cash which have accrued to such employees through and including the Auction Closing Date, at such times as provided under the terms of the applicable compensation or benefit programs. With respect to workers compensation claims of such employees that require payments that continue beyond the Auction Closing Date, the Winning Bidder shall be responsible for such payments. The FE Subsidiaries shall be responsible for initiating the transfer of the claims and the associated risk and liability to the Winning Bidder with either the Ohio or the Pennsylvania Bureau of Workers' Compensation, as appropriate.

          (m) The following provisions shall apply with respect to employees who are covered by the UWUA Local 270 Collective Bargaining Agreement ("Local 270 CBA") who are employed in positions at the FE Plant of Avon Lake or, if employed at another location, perform substantially all their work in support of the FE Plant of Avon Lake "Local 270 Employees").

               (i) Subject to Section (m)(ii) hereof, the Winning Bidder shall not be obligated to assume the Local 270 CBA or to recognize UWUA Local 270 as the exclusive collective bargaining agent for Local 270 Employees unless otherwise required by federal law as a result of the actions of the Winning Bidder. The Winning Bidder further shall not be required to make offers of employment to Local 270 Employees. The Winning Bidder shall inform the FE Subsidiaries of those Local 270 Employees, if any, to whom the Winning Bidder has made offers of employment not later than 90 days prior to the Auction Closing Date.

               (ii) In the event that, not less than fifteen (15) days prior to the date for submission of final, binding bids in the Auction, UWUA Local 270 and the applicable FE Subsidiary modify the Local 270 CBA, the Winning Bidder shall be required to assume such Local 270 CBA so modified to the extent applicable to Local 270 Employees, provided that the Local 270 CBA as amended or modified permits the Winning Bidder to determine its staffing level requirements and does not require the Winning Bidder to offer employment to Local 270 Employees in excess of such staffing level requirements; and provided further that the Local 270 CBA as amended or modified does not, taken as a whole, materially exceed the provisions of the Local 140 CBA, including, without limitation, the provisions of the Local 140 CBA with respect to cash compensation, fringe benefits, health care, and pension benefits, as of the date of this Agreement.

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          (o)  The provisions of this Section 8.11 shall not be construed as being for the benefit for any person other than the Parties hereto, and shall not be enforceable by persons other than such Parties (including, without limitations, the Union Employees and Non-Union Employees).

          (p) The applicable FE Subsidiaries agree to indemnify and hold harmless the Winning Bidder and DLC from any and all remedies or damages that may be applied or charged to, or imposed on, the Winning Bidder and/or DLC as the result of any unfair labor practice charges (i) filed by UWUA Local 270 or its members against FE and/or an FE Subsidiary, or to which Winning Bidder and/or DLC is added as a party, or (ii) filed against Winning Bidder and/or DLC arising out of facts and circumstances that gave rise to unfair labor practice charges filed against FE and/or an FE Subsidiary.

          8.12 Risk of Loss.

               (a) From the date hereof through the Exchange Closing Date, all risk of loss or damage to the assets included in the Exchange Assets shall be borne by the Conveying Party, other than loss or damage caused by the acts or negligence of the Acquiring Party, which loss or damage shall be the responsibility of the Acquiring Party.

               (b) If, before the Exchange Closing Date, all or any portion of the Exchange Assets are (i) taken by eminent domain or are the subject of a pending or (to the Knowledge of the Conveying Party with respect such Exchange Assets) contemplated taking which has not been consummated or (ii) damaged or destroyed by fire or other casualty, such Conveying Party shall (x) notify the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) promptly in writing of such fact, (y) assign or pay, as the case may be, any proceeds thereof to the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) at the Exchange Closing, and (z) either restore the damage or assign the insurance proceeds therefor (and pay the amount of any deductible and/or self-insured amount in respect of such casualty) to the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) at the Exchange Closing. Notwithstanding the above, if such taking, casualty or loss results, or would result, in a Material Adverse Effect to the Conveying Party (with respect to the Exchange Assets being conveyed by the Conveying Party), the Parties shall, unless the procedures contained in Section 11.1(h) shall have been elected, negotiate to settle the loss resulting from such taking, casualty or loss (and such negotiation shall include, without limitation, the negotiation of a fair and equitable payment to the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) to offset such taking, casualty or loss). If no such settlement is reached within sixty (60) days after the Conveying Party has notified the Acquiring Party (or, if the Acquiring Party is the Winning Bidder,
DLC) of such taking, casualty or loss, then the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) may terminate this Agreement pursuant to Section 11.1(g). In the event of damage or destruction which the Conveying Party elects to restore, the Conveying Party will have the right (with respect to the Exchange Assets being conveyed by the Conveying Party) to postpone the Exchange Closing for up to six (6) months, and the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) will have the right to inspect and observe, or have its Representatives inspect or observe, all repairs necessitated by any such damage or destruction.

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          8.13 Cooperation in Auction.

               (a) The FE Subsidiaries will cooperate with DLC in a commercially reasonable manner to provide for the timely and successful completion of the Auction, including providing the access to information specified in Section 8.2 and designating a person or persons having engineering and operational familiarity with respect to each of the FE Plants to be the principal contact person(s) for the Auction and causing such person(s) to make sufficient time available for such purpose as reasonably required by DLC or DLC Representatives.

               (b)  The FE Subsidiaries shall not submit a bid in the Auction.

               (c) The FE Subsidiaries shall promptly review information concerning the FE Assets to be included in the Information Memorandum and supporting materials concerning the FE Assets and provide DLC with written confirmation of the accuracy and completeness of such information as provided to the FE Subsidiaries, with the understanding that such information will be used in connection with the delivery of the Information Memorandum to potential Auction Participants, and the FE Subsidiaries shall advise DLC from time to time if any such information as provided to the FE Subsidiaries becomes inaccurate or misleading. The FE Subsidiaries shall respond promptly to requests from DLC or DLC Representatives for additional information concerning the FE Assets.

               (d) The FE Subsidiaries shall not participate in the management, planning or implementation of the Auction and shall have no right to do so despite its assistance in providing information.

               (e) The FE Subsidiaries acknowledge and agree that Inspections and documentation must be completed with respect to the FE Assets to satisfy conditions to the Exchange Closing and the Auction Closings, including the subdivision of the FE Real Property to prepare it for sale and the preparation of title reports and surveys for the FE Real Property in connection with preparing ALTA title owner's insurance policies. The FE Subsidiaries agree to cooperate and assist in the preparation and completion of the foregoing and to use their reasonable efforts (i) to address any Environmental Conditions and
(ii) to eliminate any material exception to title, in each case provided that the failure to do so is reasonably likely to substantially and adversely affect the marketability of the FE Assets.

               (f) The Auction Agreements shall include provisions requiring the Winning Bidder to perform all obligations such Winning Bidder would have as an Acquiring Party under this Agreement with respect to the FE Assets to be acquired by such Winning Bidder in the Auction.

          8.14 Additional Agreements. In connection with the Auction
Agreements and each respective Auction Closing, each applicable FE Subsidiary or DLC, as the case may be, with respect to its FE Assets shall enter into the respective Auction Agreement, the FE Assignment and Assumption Agreement, the Bills of Sale, the FE Easement and Attachment Agreement, the FIRPTA Affidavit, the FE Connection Agreement, the FE Must-Run Agreement and the Warranty Deeds contemplated by this Agreement, all substantially in the form of the respective Exhibits attached hereto, with the applicable Winning Bidder.

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          8.15 Reserved.

          8.16 Tax Exempt Financing.

               (a)  Each Acquiring Party understands and agrees that:

                    (i) the Exempt Facilities have been financed, and refinanced, in whole or in part, with the proceeds of the issuance and sale by various governmental agencies or authorities of industrial development revenue bonds or private activity bonds (collectively, the "Revenue Bonds") the interest on which, with certain exceptions, is excluded from gross income for purposes of federal income taxation; and DLC or an FE Subsidiary, as the case may be, is the economic obligor in respect of such bonds;

                    (ii) the basis for such exclusion is the use of the Exempt Facilities for the purpose of (A) the abatement or control of atmospheric pollution or contamination (B) the abatement or control of water pollution or contamination, (C) sewage disposal and/or (D) the disposal of solid waste, such qualifying purposes being discussed in more detail in (b) below;

                    (iii) the use of the Exempt Facilities for a purpose other than a qualifying purpose indicated in subsection (ii) above could impair (A) such exclusion from gross income of the interest on such bonds, possibly with retroactive affect, unless appropriate remedial action (which could include prompt redemption or defeasance of such bonds) were taken and/or (B) the deductibility of the Conveying Party's payment of interest based on the restrictions in
          Section 150(b) of the Code; and

                    (iv) any breach by the Acquiring Party of its obligations under this Article could result in the incurrence by the Conveying Party of additional costs and expenses, including without limitation, increased interest costs, loss of the interest deduction for tax purposes and transaction costs relating to any refinancing redemption and/or defeasance of all or part of the Revenue Bonds, and such Acquiring Party will be liable to the Conveying Party for such additional costs and expenses.

               (b)

                    (i) Each Acquiring Party agrees that it shall not use, or permit the use of, the Exempt Facilities for any purpose other than:

               (A) abating or controlling atmospheric or water pollution or contamination by removing, altering, disposing of or storing pollutants, contaminants, waste or heat, all as contemplated in U.S. Treasury Regulations Section 1.103-8(g);

               (B) the collection, storage, treatment, utilization, processing or final disposal of solid waste, all as contemplated in U.S. Treasury Regulations Section 1.103-8(f); or

               (C) the collection, storage, treatment, utilization, processing or final disposal of sewage, all as contemplated in U.S. Treasury

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               Regulations Section 1.103-8(f) unless such Acquiring Party has obtained at its own expense an opinion addressed to the Conveying Party of nationally recognized bond counsel reasonably acceptable to such Conveying Party ("Bond Counsel") that such use will not impair (x) the exclusion from gross income of the interest on any issue of Revenue Bonds for federal income tax purposes or (y) the deductibility of the Conveying Party's payments of interest based on the restrictions in Section 150(b) of the Code.

                    (ii) Each Acquiring Party reasonably expects, as of the date of this Agreement, that the Exempt Facilities will continue to be used for the qualifying purposes set forth in subsection (i) above, and for no other purpose, for the remainder of their useful lives.

               (c) It is expressly understood and agreed that the provisions of clause (b) above shall not prohibit the Acquiring Party from suspending the operation of the Exempt Facilities on a temporary basis, or from terminating the operation of the Exempt Facilities on a permanent basis and shutting down, retiring, abandoning and/or decommissioning the Exempt Facilities; provided, however, that if the Exempt Facilities, in whole or in part, are dismantled and sold, including any sale for scrap, and if the operation of the Plant served by such Exempt Facilities shall not theretofore have been, and is not then being, terminated on a permanent basis, then the proceeds of such sale of the Exempt Facilities shall, within six months from the date of sale, be expended to acquire replacement property to be used for the same qualifying purpose as the Exempt Facilities so sold, unless such Acquiring Party has obtained, at its own expense, an opinion addressed to the Conveying Party of Bond Counsel that the failure to take this action will not impair (x) the exclusion from gross income of the interest on any issue of Revenue Bonds for federal income tax purposes or
(y) the deductibility of the Conveying Party's payments of interest based on the restrictions in Section 150(b) of the Code.

               (d) Each Acquiring Party agrees that it shall not issue, or have issued on its behalf, any tax-exempt bonds to finance or refinance its acquisition of the Exempt Facilities; provided that it is expressly understood and agreed that this clause (d) shall not prohibit the use of tax-exempt bonds to finance or refinance any improvement to the Exempt Facilities made after the date of acquisition or to any assets other than the Exempt Facilities.

               (e) Each Acquiring Party agrees that it shall give the Conveying Party at least 180 days' prior written notice of any suspension or termination of the operation of the Exempt Facilities, or any part thereof, and of any sale, exchange, transfer or other disposition of the Exempt Facilities, or any part thereof, including, but not limited to, a sale for scrap.

               (f) If the Conveying Party shall desire to refund any Revenue Bonds, the Acquiring Party shall cooperate with the Conveying Party and with Bond Counsel with respect to the refunding bonds and shall provide upon request any representations, agreements or covenants that are reasonably requested concerning its compliance to such date and/or in the future with the representations, agreements and covenants made herein.

               (g) If the Acquiring Party shall sell, exchange, transfer or otherwise dispose of the Exempt Facilities to a third party, such Acquiring Party shall cause to be included in the documentation relating to such transaction covenants and agreements on the part of such third party substantially identical to those on the part of such Acquiring Party contained in this Section 8.16.

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               (h)  The covenants and agreements on the part of the Acquiring
Party contained in this Section 8.16 shall continue in effect so long as any Revenue Bonds, including any refunding bonds issued hereafter to refund any Revenue Bonds, shall remain outstanding. The Conveying Party shall notify the Acquiring Party promptly when there shall be no Revenue Bonds outstanding.

               (i) The Parties hereto agree that the Auction Agreements shall include a provision substantially similar to this Section 8.16 covering "Exempt Facilities" (as defined in the Auction Agreements) relating to the "Purchased Assets" (as defined in the Auction Agreements) for the benefit of DLC or the FE Subsidiaries, as the case may be.


                                   ARTICLE IX

                                   CONDITIONS

          9.1 Conditions to Obligations of the Parties. The obligation of the Parties to effect the Generation Exchange and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Exchange Closing Date, of the following conditions:

               (a) The waiting period under the HSR Act applicable to the consummation of the exchange of the Exchange Assets contemplated hereby shall have expired or been terminated;

               (b) No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the exchange of the Exchange Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority prohibiting the consummation of the exchange of the Exchange Assets;

               (c) The DLC Nuclear Closing as defined in the Nuclear Conveyance Agreement shall have occurred;

               (d) The CAPCO Settlement Agreement shall have been executed by DLC, the FE Subsidiaries and TEC;

               (e) The Support Agreement shall have been executed by FE and DLC;

               (f) All consents or approvals, filings with, or notices to any Governmental Authority that are necessary for the consummation of the transactions contemplated by each of the CAPCO Settlement Agreement and the Electrical Facilities Agreement shall have been obtained or made, other than such consents, approvals, filings or notices which are not required in the ordinary course to be obtained or made prior to the consummation of the transactions thereunder or which, if not obtained or made, will not prevent the parties thereto from performing their material obligations thereunder; and

               (g) There shall be no court order requiring DQE to consummate the transactions contemplated under the Agreement and Plan of Merger between DQE and Allegheny Energy, Inc.

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          9.2  Conditions to Obligations of DLC. The obligation of DLC to effect the exchange of the DLC Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, or the waiver thereof by the DLC, at or prior to the Exchange Closing Date:

               (a) DLC shall have received all DLC Required Regulatory Approvals, in form and substance reasonably satisfactory to it and on terms and conditions that do not create a Regulatory Material Adverse Effect for DLC;

               (b) All consents and approvals for the execution, delivery and performance of this Agreement and the Ancillary Agreements, and for the consummation of the transfer of the FE Assets contemplated hereby as required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which an FE Subsidiary is a party or by which any FE Subsidiary, or any of the FE Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually or in the aggregate, create an FE Material Adverse Effect;

               (c) Each FE Subsidiary shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by each such FE Subsidiary on or prior to the Exchange Closing Date;

               (d) The representations and warranties of each FE Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the Exchange Closing Date as though made at and as of the Exchange Closing Date;

               (e) DLC shall have received certificates from authorized officers of each FE Subsidiary, dated the Exchange Closing Date, to the effect that, to such officers' Knowledge, the conditions set forth in Sections 9.2(b),
(c) and (d) have been satisfied by each such FE Subsidiary;

               (f) DLC shall have received an opinion from the FE Subsidiaries' counsel, dated the Exchange Closing Date and reasonably satisfactory in form and substance to DLC and its counsel, substantially to the effect that:

                    (i) Each FE Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in any other state in which it operates any of the FE Assets or will operate DLC Assets and has the full corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and the execution and delivery of the Agreement and the Ancillary Agreements by such FE Subsidiary, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of such FE Subsidiary;

                    (ii) The Agreement and each of the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by each applicable FE Subsidiary and constitute legal, valid and binding agreements of each such FE Subsidiary, enforceable against such FE Subsidiary in accordance with their terms, except as may be

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          limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                    (iii) The execution, delivery and performance of the Agreement and each of the Ancillary Agreements to which it is a party by each applicable FE Subsidiary does not (A) conflict with the Articles of Incorporation, Bylaws or Code of Regulations, as currently in effect, of such FE Subsidiary or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of such FE Subsidiary;

                    (iv) The Bills of Sale, the FE (Accrued Liability) Assignment and Assumption Agreements and the FE Assignment and Assumption Agreements, the Warranty Deeds and other transfer instruments described in Section 5.6 are in proper form to transfer to DLC, or the applicable Winning Bidder, as appropriate, such title as was held by each applicable FE Subsidiary to its FE Assets;

                    (v) The DLC Assignment and Assumption Agreements and other transfer documents described in Section 5.6 are in proper form for the FE Subsidiary, as applicable, to assume the Assumed DLC Liabilities; and

                    (vi) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery by each applicable FE Subsidiary of this Agreement, and each of the Ancillary Agreements to which such FE Subsidiary is a party or the consummation by such FE Subsidiary of the transactions contemplated hereby and thereby, other than (A) such consents, approvals, filings or notices set forth in Schedules 7.3(a) or 7.3(b) or which, if not obtained or made, will not prevent each such FE Subsidiary from performing its material obligations under this Agreement and each of the Ancillary Agreements and (B) such consents, approvals, filings or notices which become applicable to such FE Subsidiary or its respective FE Assets as a result of the specific regulatory status of DLC (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which DLC (or any of its Affiliates) is or proposes to be engaged.

In rendering the foregoing opinion, FE Subsidiaries' counsel may rely on opinions of local law reasonably acceptable to DLC;

               (g) Each FE Subsidiary shall have delivered, or caused to be delivered, to DLC at the Exchange Closing, the FE Subsidiary's closing deliveries described in Section 5.6;

               (h) The FE Subsidiaries, as applicable, shall have delivered, or caused to be delivered, to each applicable Acquiring Party a title insurance company ALTA title owner's policies on the FE Real Property insuring title, subject only to Permitted Encumbrances (FE Assets), standard printed exceptions and such other Encumbrances as are reasonably acceptable to such Acquiring Party. A Permitted Encumbrance (FE Assets) which is not removed prior to the

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Auction Closing shall be deemed reasonably acceptable to DLC as aforesaid unless such Permitted Encumbrance (FE Assets) would have an FE Material Adverse Effect;

               (i) All conditions to consummation of the respective Auction Agreement with the applicable Winning Bidder shall have been satisfied or waived by DLC and DLC shall be reasonably satisfied that such Winning Bidder will perform its obligations thereunder; and

               (j) FE shall have paid, or caused to be paid, the financial commitment contemplated by, and required to be provided to DLC pursuant to the terms of, the Support Agreement.

          9.3 Conditions to Obligations of the FE Subsidiaries. The obligation of the FE Subsidiaries to effect the exchange of the FE Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, or the waiver thereof, by the FE Subsidiaries at or prior to the Exchange Closing Date:

               (a) Each FE Subsidiary shall have received all applicable FE Required Regulatory Approvals on terms and conditions that do not create a Regulatory Material Adverse Effect for such FE Subsidiary;

               (b) All consents and approvals for the execution, delivery and performance of this Agreement and the Ancillary Agreements, and for the consummation of the transfer of the DLC Assets contemplated hereby as required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which DLC is a party or by which DLC, or any of the DLC Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually or in the aggregate, create a DLC Material Adverse Effect;

               (c) DLC shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by DLC on or prior to the Exchange Closing Date;

               (d) The representations and warranties of DLC set forth in this Agreement shall be true and correct in all material respects as of the Exchange Closing Date as though made at and as of the Exchange Closing Date;

               (e) The FE Subsidiaries shall have received certificates from the authorized officers of DLC, dated the Exchange Closing Date, to the effect that, to such officers' Knowledge, the conditions set forth in Sections 9.3(b),
(c) and (d) have been satisfied by DLC;

               (f) The FE Subsidiaries shall have received an opinion from DLC's counsel, dated the Exchange Closing Date and reasonably satisfactory in form and substance to the FE Subsidiaries and their counsel, substantially to the effect that:

                    (i) DLC is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the full corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and each of the Ancillary Agreements to which it is a party

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          and to consummate the transactions contemplated hereby and thereby;
          and the execution and delivery of the Agreement and the Ancillary Agreements by DLC, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of DLC;

                    (ii) The Agreement and each of the Ancillary Agreements to which DLC is a party have been duly and validly executed and delivered by DLC and constitute legal, valid and binding agreements of DLC, enforceable against DLC in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                    (iii) The execution, delivery and performance of the Agreement and each of the Ancillary Agreements to which DLC is a party by DLC does not (A) conflict with the Articles of Incorporation or Bylaws, as currently in effect, of DLC or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of DLC;

                    (iv) The DLC Assignment and Assumption Agreements, the Bills of Sale, the deeds, and other transfer instruments described in
          Section 5.7 are in proper form to transfer to the FE Subsidiaries such title as was held by DLC to the DLC Assets;

                    (v) The FE (Accrued Liability) Assignment and Assumption Agreement and other transfer documents described in Section
          5.7 are in proper form for DLC to assume the Assumed FE Liabilities;
          and

                    (vi) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and each of the Ancillary Agreements to which DLC is a party by DLC, or the consummation by DLC of the transactions contemplated hereby and thereby, other than (A) such consents, approvals, filings or notices set forth in Schedules 6.3(a) or 6.3(b) or which, if not obtained or made, will not prevent DLC from performing its material obligations under this Agreement and each of the Ancillary Agreements to which DLC is a party and (B) such consents, approvals, filings or notices which become applicable to DLC or the DLC Assets as a result of the specific regulatory status of the FE Subsidiaries (or any of their Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the FE Subsidiaries (or any of their Affiliates) is or proposes to be engaged.

In rendering the foregoing opinion, DLC's counsel may rely on opinions of local law reasonably acceptable to the FE Subsidiaries;

               (g) DLC shall have delivered, or caused to be delivered, to the FE Subsidiaries at the Exchange Closing, DLC's closing deliveries described in
Section 5.7; and

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               (h)  The FE Subsidiaries shall have received from a title
insurance company ALTA title owner's policies on the DLC Real Property insuring title, subject only to Permitted Encumbrances (DLC Assets), standard printed exceptions and such other Encumbrances as are reasonably acceptable to the FE Subsidiaries. A Permitted Encumbrance (DLC Assets) that is not removed prior to the Exchange Closing shall be deemed reasonably acceptable to the FE Subsidiaries as aforesaid unless such Permitted Encumbrance (DLC Assets) would have a DLC Material Adverse Effect.


                                    ARTICLE X

                                 INDEMNIFICATION

          10.1 Indemnification of DLC by FE Subsidiaries.

               (a) Each FE Subsidiary severally with respect to itself under this Agreement and all its obligations related to the Exchange Assets to be exchanged by such FE Subsidiary pursuant to this Agreement, shall indemnify, defend and hold harmless DLC, its officers, directors, employees, shareholders, Affiliates and agents (each, a "DLC Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any DLC Indemnitee (each, a "DLC Indemnifiable Loss") in any way relating to, resulting from or arising out of (i) any breach by such FE Subsidiary of any covenant or agreement of such FE Subsidiary as an Acquiring Party contained in this Agreement or the representations and warranties contained in Sections 7.1, 7.2 and 7.3, and (ii) the Assumed DLC Liabilities.

               (b) Each FE Subsidiary severally with respect to itself under this Agreement and all its obligations related to the Exchange Assets to be exchanged by such FE Subsidiary pursuant to this Agreement, shall indemnify, defend and hold harmless the DLC Indemnitees from and against any and all DLC Indemnifiable Losses in any way relating to, resulting from or arising out of
(i) any breach by such FE Subsidiary of any covenant or agreement of such FE Subsidiary contained in this Agreement, except those related solely to its obligations as an Acquiring Party, or the representations and warranties contained in Sections 7.1, 7.2 and 7.3, (ii) the Excluded FE Liabilities, (iii) noncompliance by such FE Subsidiary with any bulk sales or transfer laws as provided in Section 12.14, and (iv) any Third Party Claims against a DLC Indemnitee arising out of or in connection with the FE Subsidiary's ownership or operation of the Excluded FE Assets.

               (c) Each FE Subsidiary, severally with respect to itself under this Agreement and all its obligations related to the Exchange Assets to be exchanged by such FE Subsidiary pursuant to this Agreement, shall indemnify, defend and hold harmless each DLC Indemnitee from and against any and all DLC Indemnifiable Losses in any way relating to, resulting from or arising out of any claim by the applicable Winning Bidder or any Third Party against a DLC Indemnitee arising out of or in connection with the FE Assets or the Assumed FE Liabilities; provided, however, that after the Auction Closing has occurred, DLC cannot enforce this indemnity against any of the FE Subsidiaries if such claim is in any way relating to, resulting from or arising out of the liabilities assumed by such Winning Bidder in the respective Auction Agreement.

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               (d)  Each FE Subsidiary, jointly and severally, with respect to itself and all matters related to the Exchange Assets to be exchanged by each FE Subsidiary pursuant to this Agreement, shall indemnify, defend and hold harmless each DLC Indemnitee from and against any and all DLC Indemnifiable Losses in any way relating to, resulting from or arising out of any Third Party Claim against a DLC Indemnitee asserting that DLC's execution of the Agreement in Principle, this Agreement or the Nuclear Conveyance Agreement constitutes an interference with contractual obligation of any FE Subsidiary.

               (e) Except as otherwise provided in Section 10.1(c), DLC, for itself and on behalf of DLC Representatives and DLC's Affiliates, does hereby release, hold harmless and forever discharge the FE Subsidiaries, their Representatives and Affiliates, from any and all DLC Indemnifiable Losses resulting from, arising out of or relating to Assumed FE Liabilities. Except as otherwise provided in Section 10.1(c), DLC hereby waives any and all rights and benefits with respect to such DLC Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if Knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, DLC hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to DLC Indemnifiable Losses that are currently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless hereby intends to release the FE Subsidiaries, their Representatives and Affiliates from the DLC Indemnifiable Losses in the manner contemplated by this paragraph.

               (f) Each FE Subsidiary with respect to itself and all matters related to such FE Subsidiary and to its FE Assets shall indemnify, defend and hold harmless each Winning Bidder, its officers, directors, employees, shareholders, Affiliates and agents (each, a "Winning Bidder Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Winning Bidder Indemnitee arising out of or in connection with (i) any breach by such FE Subsidiary of any covenant or agreement of such FE Subsidiary contained in the representations and warranties contained in Article VII hereof, (ii) the Excluded FE Liabilities, (iii) noncompliance by such FE Subsidiary with any bulk sales or transfer laws as provided in Section 12.14, and (iv) any Third Party Claims against a Winning Bidder Indemnitee arising solely out of or in connection with such FE Subsidiary's ownership or operation of the Excluded FE Assets on or after the Auction Closing Date.

          10.2 Indemnification of FE Subsidiaries by DLC.

               (a) DLC shall indemnify, defend and hold harmless the FE Subsidiaries, their officers, directors, employees, shareholders, Affiliates and agents (each, an "FE Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any FE Indemnitee (each, an "FE Indemnifiable Loss") in any way relating to, resulting from or arising out of
(i) any breach by DLC of any covenant or agreement of DLC as an Acquiring Party contained in this Agreement or the representations and warranties contained in Sections 6.1, 6.2 and 6.3, (ii) any loss or damages resulting from or arising out of DLC's Inspection of the FE Assets and (iii) the Accrued FE Liabilities.

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               (b)  DLC shall indemnify, defend and hold harmless the FE
Indemnitees from and against any and all FE Indemnifiable Losses in any way relating to, resulting from or arising out of (i) any breach by DLC of any covenant or agreement of DLC contained in this Agreement, except those related solely to its obligations as an Acquiring Party, or the representations and warranties contained in Sections 6.1, 6.2 and 6.3, (ii) the Excluded DLC Liabilities, (iii) noncompliance by DLC with any bulk sales or transfer laws as provided in Section 12.14, and (iv) any Third Party Claims against an FE Indemnitee arising out of or in connection with DLC's ownership or operation of the Excluded DLC Assets.

               (c) DLC shall indemnify, defend and hold harmless each FE Indemnitee from and against any and all FE Indemnifiable Losses in any way relating to, resulting from or arising out of any Third Party Claim against an FE Indemnitee (i) asserting that the transactions contemplated by the Agreement in Principle, this Agreement or the Nuclear Conveyance Agreement contravene any contractual obligations of DLC or (ii) requesting a temporary restraining order or a preliminary or permanent injunction in respect of such transactions.

               (d) Each FE Subsidiary, for itself and on behalf of its Representatives and Affiliates, do hereby release, hold harmless and forever discharge DLC, DLC Representatives and DLC's Affiliates, from any and all FE Indemnifiable Losses resulting from, arising out of or relating to (i) Assumed DLC Liabilities, and (ii) from and after the Exchange Closing, Assumed FE Liabilities (other than the Accrued FE Liabilities). Each FE Subsidiary hereby waives any and all rights and benefits with respect to such FE Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if Knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, each FE Subsidiary hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to FE Indemnifiable Losses that are currently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless hereby intends to release DLC, DLC Representatives and DLC's Affiliates from the FE Indemnifiable Losses in the manner contemplated by this paragraph.

          10.3 Certain Indemnifications to be Required of the Winning Bidder.

          DLC shall require that each applicable Winning Bidder provide the following indemnifications:

               (a)  indemnification of the FE Indemnitees as follows:

                    (i) Winning Bidder shall indemnify, defend and hold harmless the FE Indemnitee from and against any and all Indemnifiable Losses in any way relating to, resulting from or arising out of (A) any breach by the Winning Bidder of any covenant or agreement of the Winning Bidder contained in the respective Auction Agreement or the representations and warranties contained in Section 6.1, 6.2 and 6.3 of such Auction Agreement, (B) the Assumed FE Liabilities (other than the Accrued FE Liabilities) with respect to the FE Assets acquired by such Winning Bidder, and (C) any loss or damages resulting from or arising solely out of any Inspection of such FE Assets, and (D) any

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          Third Party Claims against an FE Indemnitee arising solely out of or in connection with Winning Bidder's ownership or operation of the FE Plants and other FE Assets acquired by such Winning Bidder in the Auction, on or after the Auction Closing Date; and

                    (ii) Winning Bidder, for itself and on behalf of its representatives and Affiliates, shall release, hold harmless and forever discharge the FE Subsidiaries, their Representatives and Affiliates, from any and all Indemnifiable Losses of any kind or character, whether known or unknown, hidden or concealed, resulting from or arising out of any Environmental Condition or violation of Environmental Law relating to its purchased FE Assets, other than any liabilities or obligations described in Sections 2.4A(g)and (h) of the respective Auction Agreement. Winning Bidder hereby waives any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if Knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, Winning Bidder hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Indemnifiable Losses that are currently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless hereby intends to release the FE Subsidiaries and their Representatives and Affiliates from the Indemnifiable Losses in the manner contemplated by this paragraph.

               (b)  indemnification of the DLC Indemnitees as follows:

                    (i) indemnification of the DLC Indemnitees from and against any DLC Indemnifiable Loss in any way relating to, resulting from or arising out of (A) any breach by the applicable Winning Bidder of any covenant or agreement of such Winning Bidder contained in the respective Auction Agreement or the representations and warranties contained in Section 6.1, 6.2 and 6.3 of such Auction Agreement, (B) the Assumed FE Liabilities, and (C) any loss or damage resulting from or arising out of any Inspection of the DLC Assets; and

                    (ii) In addition, DLC shall require that the applicable Winning Bidder provide a release of DLC and each applicable FE Subsidiary in substantially the form of Sections 10.1(e) and 10.2(d) hereof.

          10.4 Certain Limitations on Indemnification.

               (a)  Notwithstanding anything to the contrary contained herein:

                    (i) Any Indemnitee shall use Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a claim under these indemnification provisions, including availing itself of any defenses, limitations, rights of contribution, claims against third persons and other rights at law or equity. The Indemnitee's Commercially Reasonable Efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or

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          eliminate any loss or expenses for which indemnification would otherwise be due, and the Indemnifying Party shall reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation; and

                    (ii) Any Indemnifiable Loss shall be net of (A) the dollar amount of any insurance or other proceeds actually receivable by the Indemnitee or any of its Affiliates with respect to the Indemnifiable Loss, and (B) income tax benefits to the Indemnitee, to the extent realized by the Indemnitee. Any Person seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage (including both costs of defense and indemnity) under applicable insurance policies with respect to any such Indemnifiable Loss.

               (b) The expiration, termination or extinguishment of any covenant or agreement shall not affect the Parties' obligations under Sections 10.1, 10.2, and 10.3 hereof if the Indemnitee provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

               (c) Except to the extent otherwise provided in Article XI, the rights and remedies of DLC and the FE Subsidiaries under this Article X are exclusive and in lieu of any and all other rights and remedies which DLC and the FE Subsidiaries may have under this Agreement for monetary relief, with respect to (i) any breach of or failure to perform any covenant, agreement, or representation or warranty set forth in this Agreement, after the occurrence of the Exchange Closing, or (ii) the Assumed Liabilities or the Excluded Liabilities, as the case may be. The indemnification obligations of the Parties set forth in this Article X apply only to matters arising out of this Agreement but do not extend to matters arising out of the other Ancillary Agreements. Any Indemnifiable Loss arising under or pursuant to any other Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in such Ancillary Agreement under which the Indemnifiable Loss arises.

               (d) Notwithstanding anything to the contrary contained herein, no Party (including an Indemnitee) shall be entitled to recover from any other Party (including an Indemnifying Party) for any liabilities, damages, obligations, payments, losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered by such Party. Each Party waives any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement. The provisions of this Section 10.4(d) shall not apply to indemnification for a Third Party Claim.

          10.5 Defense of Claims.

               (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim made or brought by any Person who is not a party to this Agreement or any Affiliate of a Party to this Agreement or the applicable Winning Bidder with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the

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Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

               (b)

                    (i) If, within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 10.5(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof.

                    (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

               (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the

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Indemnifying Party shall be deemed to have accepted such claim. If the
Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

               (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the publicly announced prime rate then in effect of The Chase Manhattan Bank) shall promptly be repaid by the Indemnitee to the Indemnifying Party.

               (e)  A failure to give timely notice as provided in this Section
10.5 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.


                                   ARTICLE XI

                                   TERMINATION

          11.1 Termination. (a) This Agreement may be terminated at any time prior to the Exchange Closing Date by mutual written consent of DLC and the FE Subsidiaries.

               (b) This Agreement may be terminated by either Party if (i) any federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Exchange Closing, and such order, judgment or decree shall have become final and nonappeallable; (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which prohibits the consummation of the Exchange Closing; or (iii) the Exchange Closing contemplated hereby shall have not occurred on or before the day which is 12 months from the date of this Agreement (the "Termination Date"), provided that the right to terminate this Agreement under this Section 11.1(b)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Exchange Closing to occur on or before such date, and provided, further, that if on the Termination Date (x) the conditions to the Exchange Closing set forth in Sections 9.1(b), 9.2(a) and 9.3(a) hereof shall not have been fulfilled but all other conditions to the Exchange Closing shall be fulfilled or shall be capable of being fulfilled, or
(y) the conditions to the Auction Closings set forth in Sections 8.1(b), 8.2(c) and 8.2(d) of the Auction Agreements shall not have been fulfilled but all other conditions to the Auction Closings shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be the day which is 18 months from the date of this Agreement.

               (c) This Agreement may be terminated by DLC if it shall have received a Final Order that has caused the conditions set forth in Section 9.2(a) not to be satisfied.

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
               (d) This Agreement may be terminated by the FE Subsidiaries if any of them shall have received a Final Order that has caused the conditions set forth in Section 9.3(a) not to be satisfied.

               (e) This Agreement may be terminated by DLC if there has been a violation or breach by an FE Subsidiary of any covenant, representation or warranty contained in this Agreement which has resulted in an FE Material Adverse Effect and such violation or breach is not cured by the earlier of the Exchange Closing Date or the date which is thirty (30) days after receipt by the FE Subsidiary of notice specifying particularly such violation or breach, and such violation or breach has not been waived by DLC.

               (f) This Agreement may be terminated by the FE Subsidiaries if there has been a violation or breach by DLC of any covenant, representation or warranty contained in this Agreement which has resulted in a DLC Material Adverse Effect and such violation or breach is not cured by the earlier of the Exchange Closing Date or the date which is thirty (30) days after receipt by DLC of notice specifying particularly such violation or breach, and such violation or breach has not been waived by the FE Subsidiaries.

               (g) This Agreement may be terminated, in the event of a casualty or loss to the Exchange Assets, by the Party entitled to so terminate this Agreement under the provisions of Section 8.12(b).

               (h) If before the Exchange Closing Date, all or any portion of the Exchange Assets are (i) taken by eminent domain or are the subject of a pending or (to the Knowledge of the Conveying Party with respect to such Exchange Assets) contemplated taking which has not been consummated or (ii) damaged or destroyed by fire or other casualty and, in either case, such taking, loss or casualty results (or would result) in the substantial likelihood that the Conveying Party (by conveying to the Acquiring Party the Exchange Assets not otherwise affected by such taking, loss or casualty) will suffer adverse Tax consequences with respect to the Plant to which such Exchange Assets relate, then the Conveying Party shall notify the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) promptly in writing of such fact. Upon such notification, the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) may, at its sole option, provide the Conveying Party with a written indemnity, in form and substance reasonably satisfactory to the Conveying Party, indemnifying the Conveying Party against any such adverse Tax consequences resulting from the Conveying Party's conveyance to the Acquiring Party of such Exchange Assets, upon receipt of which the Conveying Party shall remain obligated to convey such Exchange Assets to the Acquiring Party at the Exchange Closing as contemplated by this Agreement. In the event that following such notification, however, the Acquiring Party (or, if the Acquiring Party is the Winning Bidder, DLC) does not provide the Conveying Party with such indemnity on or before the tenth day following such notification, the Conveying Party may, at its sole option, terminate this Agreement.

          11.2 Procedure and Effect of No-Default Termination. In the event of termination of this Agreement by either or both of the Parties pursuant to any of Section 11.1, written notice thereof shall forthwith be given by the terminating Party to the other Party, whereupon the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other Party by reason of this Agreement.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          12.1 Liability of FE Subsidiaries. Each FE Subsidiary shall be individually responsible for its own obligations, covenants, representations and warranties under this Agreement.

          12.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

          12.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

          12.4 No Survival.

               (a) Except as provided in Section 12.4(b) and 12.4(c), each and every representation, warranty and covenant contained in this Agreement shall expire with, and be terminated and extinguished by the consummation of the sale of the Exchange Assets and shall merge into the deed(s) pursuant hereto and the transfer of the Assumed Liabilities pursuant to this Agreement and such representations, warranties and covenants shall not survive the Exchange Closing Date; and none of DLC, any FE Subsidiary or any officer, director, trustee, Affiliate or agent of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant.

               (b) The covenants contained in Sections 5.2(e), 5.2(f), 5.4, 5.5, 8.2(d), 8.3(a), 8.5, 8.6, 8.7(e), 8.8, 8.9, 8.11, 8.14, 8.16, 11.2, and in
Articles X and XII shall survive the delivery of the deed(s) and the Exchange Closing in accordance with their terms.

               (c) The representations, warranties and disclaimers contained in Sections 6.1, 6.2, 6.3, 7.1, 7.2, 7.3, and claims arising under Sections 8.1 and 8.7(e) shall survive the Exchange Closing for eighteen (18) months from the Exchange Closing Date.

          12.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided however, that notices of a change of address shall be effective only upon receipt thereof):

               (a)  If to DLC, to:

                    Duquesne Light Company
                    411 Seventh Avenue
                    Pittsburgh, PA  15219
                    Telephone:  (412) 393-6000
                    Fax:  (412)  393-6760
                    Attention:  Morgan O'Brien

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, DC  20005
                    Telephone:  (202) 371-7000
                    Fax:  (202) 393-5760
                    Attention:  Erica A. Ward

               (b)  if to the FE Subsidiaries, to:

                    FirstEnergy Corp.
                    76 South Main Street
                    Akron, OH  44308
                    Telephone:  (330) 384-5793
                    Fax:  (330) 384-3875
                    Attention:  Anthony J. Alexander

                    with a copy to:

                    Winthrop, Stimson, Putnam & Roberts
                    One Battery Park Plaza
                    New York, NY  10004
                    Telephone:  (212) 858-1000
                    Fax:  (212) 858-1500
                    Attention:  Michael F. Cusick

          12.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of the other Party, nor is this Agreement intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder. Notwithstanding the foregoing, the Winning Bidder may (i) assign all of its rights and obligations hereunder to any wholly owned Subsidiary (direct or indirect) or (ii) make a security assignment to any lender providing financing in respect of the Winning Bidder's acquisition of the FE Assets, and in either case upon the applicable FE Subsidiary's receipt of notice from the

Winning Bidder of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Winning Bidder" shall thereafter be deemed to be references to such assignee, in each case without the necessity for further act or evidence by the Parties hereto or such assignee, provided, however, that no such assignment shall relieve or discharge the assignor (the original Winning Bidder hereunder) from any of its obligations as the Winning Bidder hereunder. Except as expressly provided herein with respect to the applicable Winning Bidder, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of a Conveying Party (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Each Conveying Party agrees, at any Acquiring Party's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as such Conveying Party's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

          12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (except as to such matters of real estate law that must be governed by the law of the State of Ohio). THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.9 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          12.10 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          12.11 Entire Agreement. This Agreement, the Ancillary Agreements, and the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement and the Ancillary Agreements supersede all prior agreements and understandings between the Parties (except for that certain Confidentiality Agreement, dated August 17, 1998, by and between FE (including its affiliates) and DQE (including its affiliates) as it relates to Confidential Information (as defined therein) from the date thereof until the date hereof) with respect to such transactions.

          12.12 U.S. Dollars. Unless otherwise stated, all dollar amounts set forth herein are United States (U.S.) dollars.

          12.13 Sewage Facilities. Pursuant to the provisions of Section 7a of the Pennsylvania Sewage Facilities Act, 35 P.S. section 750 (the "Facilities Act"), each Acquiring Party is notified that a "community sewage system" (as defined by Section 2 of the Facilities Act) is not available on one or more lots comprising part of the Real Property at the facilities listed in Schedule 12.13. Prior to construction of any buildings on such lots, a permit to connect to a community sewage system or permit for installation of an individual sewage system must be obtained pursuant to Section 7 of the Facilities Act. Before signing this Agreement, the Acquiring Party should contact the local agency charged with administering the Facilities Act in the area of each such facility and lot(s) to determine the procedure and requirements for obtaining a permit for an individual or community sewage system to service such lot(s), if required for the intended uses and purposes of such lot(s).

          12.14 Bulk Sales Laws. Each Acquiring Party acknowledges that, notwithstanding anything in this Agreement to the contrary, the Conveying Party will not comply with the provision of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Each Acquiring Party hereby waives compliance by the Conveying Party with the provisions of the bulk sales laws of all applicable jurisdictions to the extent permitted by law.

          12.15  Tax Matters

          The Parties have entered into the Exchange Agreements with the intention that, to the extent eligible under the Code, the transfers of generating assets from the applicable FE Subsidiaries to DLC and from DLC to such FE Subsidiaries, as provided for in the Exchange Agreements, shall occur without recognition of a tax gain or loss by the FE Subsidiaries.

          IN WITNESS WHEREOF, DLC and each FE Subsidiary have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


DUQUESNE LIGHT COMPANY                  THE CLEVELAND ELECTRIC
                                        ILLUMINATING COMPANY

By:  /s/ Morgan K. O'Brien              By:  /s/ Anthony J. Alexander
     -------------------------------         ------------------------------
     Name:   Morgan K. O'Brien               Name:   Anthony J. Alexander
     Title:  Vice President, Finance         Title:  Executive Vice President
                                                       and General Counsel


                                        OHIO EDISON COMPANY



                                        By:  /s/ Anthony J. Alexander
                                             ------------------------------
                                             Name:   Anthony J. Alexander
                                             Title:  Executive Vice President
                                                       and General Counsel


                                        PENNSYLVANIA POWER COMPANY



                                        By:  /s/ Anthony J. Alexander
                                             ------------------------------
                                             Name:   Anthony J. Alexander
                                             Title:  Executive Vice President
                                                       and General Counsel

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

               Exhibit A      Form of Nuclear Generation Conveyance Agreement
               Exhibit B      Form of Asset Purchase Agreement
               Exhibit C      Form of Bill of Sale
               Exhibit D      Form of DLC Assignment and Assumption Agreement
               Exhibit E      Form of FE Connection Agreement
               Exhibit F      Form FE (Accrued Liability) Assignment and
                              Assumption Agreement
               Exhibit G      Form of FE Assignment and Assumption Agreement
               Exhibit H      Form of FE Easement and Attachment Agreement
               Exhibit I      Form of FIRPTA Affidavit
               Exhibit J      Form of Electrical Facilities Agreement
               Exhibit K      Form of Settlement Agreement
               Exhibit L      Form of Warranty Deed - FE
               Exhibit M      Form of Warranty Deed - DLC
               Exhibit N      Form of Order
               Exhibit O      Form of CAPCO Settlement Agreement
               Exhibit P      Form of Support Agreement
               Exhibit Q      Form of FE Must-Run Agreement


SCHEDULES

1.1(24)        CAPCO Agreements
1.1 (27-DLC)   DLC Capital Spare Parts
1.1(27-FE)     FE Subsidiaries Capital Spare Parts
1.1(64)        DLC Transferable Permits (environmental and non-environmental)
1.1(90)        DLC Exempt Facilities
1.1 (126)      FE Transferable Permits (environmental and non-environmental)
1.1(170)       Permitted Encumbrances (DLC Assets)

3.1            Schedule of Designation of FE Subsidiaries receiving DLC Assets and conveying FE Assets
3.1(c)         Schedule of DLC Tangible Personal Property to be Conveyed to
               Acquiring Party
3.1(i)         Schedule of Unexpired Warranties and Guarantees
3.1(l)         Schedule of DLC Intellectual Property
3.3(d)         Schedule of Agreements and Consent Orders regarding Assumed DLC
               Liabilities
3.7            Schedule of Sammis and East Lake Property Tax Litigation

4.1            Schedule of FE Assets (Avon Lake)(New Castle)(Niles)
4.1(c) Schedule of FE Tangible Personal Property to be Conveyed to Acquiring Party (Avon Lake)(New Castle)(Niles)

4.1(k)         Schedule of FE Intellectual Property (Avon Lake)(New Castle)
               (Niles)
4.2(a)         Description of Excluded FE Transmission and other Assets of each
               FE Subsidiary
4.2(b)         Excluded FE Equipment and Systems
4.3(e)         Schedule of Agreements and Consent Orders regarding Assumed FE
               Liabilities
               (Avon Lake)(New Castle)(Niles)
4.7            Schedule of FE Inventories  (Avon Lake)(New Castle)(Niles)

5.2(b)(ii)     Value of DLC Inventories

6.3(a)(i)      DLC Conflicts, Third Party Consents and Breaches of
               Articles/Bylaws
6.3(a)(ii)     DLC Defaults, Termination or Acceleration of Notes, Bonds or
               Mortgages
6.3(a)(iii)    DLC Violations of Law, Regulations
6.3(b)         DLC Required Regulatory Approvals
6.4            DLC Insurance Exceptions
6.5            DLC Real Property Leases
6.6(a)         DLC Environmental Exceptions
6.6(b)         DLC Written Requests Under CERCLA
6.6(c)         DLC Consents, Decrees/Orders related to Environmental Laws or
               Remediation
6.7            Description of DLC Real Property
6.8            DLC Notices of Condemnation
6.9(a)         Certain DLC Material Agreements
6.9(b)         Certain Non-Assignable DLC Material Agreements
6.9(c)         Defaults under Certain DLC Material Agreements
6.10           Legal Proceedings Involving DLC
6.11(a)        List of DLC Permit Violations
6.11(b)        List of DLC Material Permits (other than DLC Transferable
               Permits)
6.12(b)        DLC Notices of Tax Deficiencies or Assessments
6.12(c)        DLC Outstanding Agreements or Waivers Extending Statute of
               Limitations for Taxes
6.12(d)        DLC Safe Harbor Lease/Tax Exempt Use Property
6.12(e)        Taxing Jurisdictions for DLC Assets
6.13           DLC Intellectual Property Default or Infringement

7.3(a)         FE Conflicts/Defaults/Violations (Avon Lake)(New Castle)(Niles)
7.3(b)         FE Required Regulatory Approvals (Avon Lake)(New Castle)(Niles)
7.4            FE Insurance Exceptions (Avon Lake)(New Castle)(Niles)
7.5            FE Real Property Leases (Avon Lake)(New Castle)(Niles)
7.6            Schedule of FE Environmental Matters (Avon Lake)(New Castle)
               (Niles)
7.7            Schedule of FE Labor Matters
7.8(a)         Schedule of FE Benefit Plans
7.9            Description of FE Real Property (Avon Lake)(New Castle)(Niles)
7.10           FE Notices of Condemnation
7.11(a)        Certain FE Material Agreements (Avon Lake)(New Castle)(Niles)
7.11(b)        Certain Non-Assignable FE Material Agreements (Avon Lake)(New
               Castle)(Niles)
7.11(c)        Defaults under Certain FE Material Agreements (Avon Lake)(New
               Castle)(Niles)
7.12           Legal Proceedings Involving FE

7.13(a)        List of FE Permit Violations (Avon Lake)(New Castle)(Niles)
7.13(b)        List of FE Material Permits (other than FE Transferable Permits)
               (Avon Lake)(New Castle)(Niles)
7.14(b)        FE Notices of Tax Deficiencies or Assessments
7.14(c)        FE Outstanding Agreements or Waivers Extending Statute of
               Limitations for Taxes
7.14(d)        FE Safe Harbor Lease/Tax Exempt Use Property
7.14(e)        Taxing Jurisdictions for FE Assets
7.15           FE Intellectual Property Default or Infringement (Avon Lake)(New
               Castle)(Niles)

8.1(a)         Schedule of Permitted FE Activities prior to Closing  (Avon Lake)
               New Castle)(Niles)
8.1(c)         Schedule of Exceptions to Permitted FE Activities prior to
               Closing
8.1(c)(viii)   Schedule of Permitted FE Capital Expenditures
8.1(d)         Schedule of Permitted DLC Capital Expenditures
8.1(e)         Schedule of Permitted DLC Activities prior to Closing
8.11(a)        Employees at FE Plants
8.11(c)        FE Non-Union Employees
8.11(d)        FE Collective Bargaining Agreements
12.13          Status of Sewage Facilities on Subject Lots

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I      DEFINITIONS
               1.1       Definitions........................................   2
               1.2       Certain Interpretive Matters.......................  23
               1.3       CAPCO Agreements to Govern.........................  24
               1.4       DLC's Interest in Assets...........................  24

ARTICLE II     EXCHANGE OF ASSETS
               2.1       Transfer of FE Assets and Assumed FE Liabilities...  24
               2.2       Auction Agreement..................................  25

ARTICLE III    TRANSFER OF DLC ASSETS
               3.1       Transfer of DLC Assets.............................  26
               3.2       Excluded DLC Assets.  .............................  27
               3.3       Assumed DLC Liabilities............................  28
               3.4       Excluded DLC Liabilities...........................  30
               3.5       Control of Litigation..............................  31
               3.6       Fuel Supplies......................................  31
               3.7       Property Tax Litigation.  .........................  31

ARTICLE IV     TRANSFER OF FE ASSETS
               4.1       Transfer of FE Assets. ............................  32
               4.2       Excluded FE Assets.................................  33
               4.3       Assumed FE Liabilities.............................  35
               4.4       Excluded FE Liabilities............................  37
               4.5       Control of Litigation..............................  38
               4.6       Fuel Supplies......................................  39
               4.7       Inventories........................................  39

ARTICLE V      THE EXCHANGE CLOSING
               5.1       Exchange Closing...................................  39
               5.2       Calculation of Closing Payments....................  39
               5.3       Payment of Closing Payments........................  41
               5.4       Prorations.........................................  42
               5.5       Audit Cooperation..................................  43
               5.6       Deliveries by FE Subsidiaries......................  43
               5.7       Deliveries by DLC..................................  44
               5.8       Ancillary Agreements...............................  46
               5.9       Pending Litigation.................................  46
               5.10      Work in Progress...................................  47

ARTICLE VI     REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF DLC
               6.1       Incorporation; Qualification.......................  47
               6.2       Authority..........................................  47
               6.3       Consents and Approvals; No Violation...............  47
               6.4       Insurance..........................................  48
               6.5       DLC Real Property Leases...........................  48
               6.6       Environmental Matters..............................  48
               6.7       Real Property......................................  49
               6.8       Condemnation.......................................  49
               6.9       Contracts and Leases...............................  49
               6.10      Legal Proceedings..................................  49
               6.11      Permits............................................  50
               6.12      Taxes..............................................  50
               6.13      Intellectual Property..............................  51
               6.14      Compliance With Laws...............................  51
               6.15      Disclaimers Regarding DLC Assets...................  51
               6.16      Year 2000 Compliance...............................  52
               6.17      SEC Filings; Financial Statements..................  52

ARTICLE VII    REPRESENTATIONS,  WARRANTIES AND DISCLAIMERS OF THE FE
               SUBSIDIARIES
               7.1       Incorporation; Qualification.......................  52
               7.2       Authority..........................................  53
               7.3       Consents and Approvals; No Violation...............  53
               7.4       Insurance..........................................  54
               7.5       FE Real Property Leases............................  54
               7.6       Environmental Matters..............................  54
               7.7       Labor Matters......................................  55
               7.8       Benefit Plans:  ERISA..............................  55
               7.9       Real Property......................................  56
               7.10      Condemnation.......................................  56
               7.11      Contracts and Leases...............................  56
               7.12      Legal Proceedings..................................  56
               7.13      Permits............................................  57
               7.14      Taxes..............................................  57
               7.15      Intellectual Property..............................  58
               7.16      FE Capital Expenditures............................  58
               7.17      Compliance With Laws...............................  58
               7.18      Disclaimers Regarding FE Assets....................  58
               7.19      Year 2000 Compliance...............................  59
               7.20      SEC Filings; Financial Statements..................  59

ARTICLE VIII   COVENANTS OF THE PARTIES
               8.1       Conduct of Business Relating to the Exchange
                         Assets.............................................  59
               8.2       Access to Information..............................  62
               8.3       Confidentiality....................................  64
               8.4       Public Statements..................................  65
               8.5       Expenses...........................................  65
               8.6       Further Assurances.................................  65
               8.7       Consents and Approvals.............................  67
               8.8       Fees and Commissions...............................  68
               8.9       Tax Matters........................................  68
               8.10      Advice of Changes..................................  69
               8.11      FE Subsidiaries' Employees.........................  69
               8.12      Risk of Loss.......................................  75
               8.13      Cooperation in Auction.............................  76
               8.14      Additional Agreements..............................  76
               8.15      Reserved...........................................  77
               8.16      Tax Exempt Financing...............................  77

ARTICLE IX     CONDITIONS
               9.1       Conditions to Obligations of the Parties...........  79
               9.2       Conditions to Obligations of DLC...................  80
               9.3       Conditions to Obligations of the FE Subsidiaries...  82

ARTICLE X      INDEMNIFICATION
               10.1      Indemnification of DLC by FE Subsidiaries..........  84
               10.2      Indemnification of FE Subsidiaries by DLC..........  85
               10.3      Certain Indemnifications to be Required of the
                         Winning Bidder.....................................  86
               10.4      Certain Limitations on Indemnification.............  87
               10.5      Defense of Claims..................................  88

ARTICLE XI     TERMINATION
               11.1      Termination........................................  90
               11.2      Procedure and Effect of No-Default Termination.....  91

ARTICLE XII    MISCELLANEOUS PROVISIONS
               12.1      Liability of FE Subsidiaries.......................  92
               12.2      Amendment and Modification.........................  92
               12.3      Waiver of Compliance; Consents.....................  92
               12.4      No Survival........................................  92
               12.5      Notices............................................  92
               12.6      Assignment.........................................  93
               12.7      Governing Law......................................  94

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               12.8      Counterparts.......................................  94
               12.9      Interpretation.....................................  94
               12.10     Schedules and Exhibits.............................  94
               12.11     Entire Agreement...................................  94
               12.12     U.S. Dollars.......................................  95
               12.13     Sewage  Facilities.................................  95
               12.14     Bulk Sales Laws....................................  95
               12.15     Tax Matters........................................  92

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